[Execution Copy]







             ************************************************************







                         CANANDAIGUA WINE COMPANY, INC.

                                      and

                             SUBSIDIARY GUARANTORS

                         -----------------------------



                  THIRD AMENDED AND RESTATED CREDIT AGREEMENT


                         Dated as of September 1, 1995


                         ------------------------------



                            THE CHASE MANHATTAN BANK
                            (NATIONAL ASSOCIATION),
                            as Administrative Agent







             ************************************************************



BII\36365

                               TABLE OF CONTENTS

                  This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience of reference only.

                                                                                                               Page

Section 1.  Definitions and Accounting Matters..................................................................  2

         1.01  Certain Defined Terms............................................................................  2
         1.02  Accounting Terms and Determinations.............................................................. 34
         1.03  Classes and Types of Loans....................................................................... 35

Section 2.  Commitments, Loans, Notes and Prepayments........................................................... 35

         2.01  Syndicated Loans................................................................................. 35
         2.02  Borrowings of Syndicated Loans................................................................... 39
         2.03  Money Market Loans............................................................................... 39
         2.04  Barton Letter of Credit.......................................................................... 45
         2.05  Revolving Letters of Credit...................................................................... 49
         2.06  Changes of Commitments........................................................................... 56
         2.07  Commitment Fee................................................................................... 57
         2.08  Lending Offices.................................................................................. 57
         2.09  Several Obligations; Remedies Independent........................................................ 58
         2.10  Notes   ......................................................................................... 58
         2.11  Optional Prepayments and Conversions or
                       Continuations of Loans................................................................... 59
         2.12  Mandatory Prepayments and Reductions of Commit-
                       ments.................................................................................... 60

Section 3.  Payments of Principal and Interest.................................................................. 63

         3.01  Repayment of Loans............................................................................... 63
         3.02  Interest......................................................................................... 65

Section 4.  Payments; Pro Rata Treatment; Computations;
         Etc.................................................................................................... 66

         4.01  Payments......................................................................................... 66
         4.02  Pro Rata Treatment............................................................................... 67
         4.03  Computations..................................................................................... 67
         4.04  Minimum Amounts.................................................................................. 68
         4.05  Certain Notices.................................................................................. 68
         4.06  Non-Receipt of Funds by the Administrative Agent................................................. 69
         4.07  Sharing of Payments, Etc......................................................................... 70

Section 5.  Yield Protection, Etc............................................................................... 72

         5.01  Additional Costs................................................................................. 72
         5.02  Limitation on Types of Loans..................................................................... 74
         5.03  Illegality....................................................................................... 74
         5.04  Treatment of Affected Loans...................................................................... 75








                                                                                                               Page

         5.05  Compensation..................................................................................... 76
         5.06  Additional Costs in Respect of Letters of Credit................................................. 76

Section 6.  Guarantee........................................................................................... 77

         6.01  Guarantee........................................................................................ 77
         6.02  Obligations Unconditional........................................................................ 78
         6.03  Reinstatement.................................................................................... 85
         6.04  Subrogation...................................................................................... 85
         6.05  Remedies......................................................................................... 86
         6.06  Continuing Guarantee............................................................................. 86
         6.07  Limitation on Guarantee Obligations.............................................................. 86

Section 7.  Conditions Precedent................................................................................ 86

         7.01  Conditions to Effectiveness...................................................................... 86
         7.02  Initial and Subsequent Extensions of Credit...................................................... 91

Section 8.  Representations and Warranties...................................................................... 92

         8.01  Corporate Existence.............................................................................. 92
         8.02  Financial Condition.............................................................................. 92
         8.03  Litigation....................................................................................... 93
         8.04  No Breach........................................................................................ 93
         8.05  Power, Authority and Enforceability.............................................................. 94
         8.06  Approvals........................................................................................ 94
         8.07  Use of Credit.................................................................................... 94
         8.08  ERISA   ......................................................................................... 95
         8.09  Taxes   ......................................................................................... 95
         8.10  Investment Company Act........................................................................... 95
         8.11  Public Utility Holding Company Act............................................................... 95
         8.12  Material Agreements and Liens.................................................................... 95
         8.13  Environmental Matters............................................................................ 96
         8.14  Capitalization................................................................................... 98
         8.15  Subsidiaries, Etc................................................................................ 99
         8.16  Real Property....................................................................................100
         8.17  True and Complete Disclosure.....................................................................100
         8.18  Barton Acquisition...............................................................................101
         8.19  Glenmore Acquisition.............................................................................101

Section 9.  Covenants of the Company............................................................................101

         9.01  Financial Statements Etc.........................................................................101
         9.02  Litigation.......................................................................................105
         9.03  Existence, Etc...................................................................................106
         9.04  Insurance........................................................................................107
         9.05  Prohibition of Fundamental Changes...............................................................107
         9.06  Limitations on Liens.............................................................................110
         9.07  Indebtedness.....................................................................................112
         9.08  Investments......................................................................................113







         9.09  Dividend Payments................................................................................114
         9.10  Certain Financial Covenants......................................................................114
         9.11  Interest Rate Protection Agreements..............................................................115
         9.12  Transactions with Affiliates.....................................................................116
         9.13  Use of Proceeds..................................................................................117
         9.14  Certain Obligations Respecting Subsidiaries......................................................117
         9.15  Additional Subsidiary Guarantors.................................................................117
         9.16  Modifications of Certain Documents...............................................................118
         9.17  Subordinated Indebtedness........................................................................118
         9.18  Eligible Inventory Located in Off-Premises
                       Warehouses...............................................................................120

Section 10.  Events of Default..................................................................................121

Section 11.  The Administrative Agent...........................................................................126

         11.01  Appointment, Powers and Immunities..............................................................126
         11.02  Reliance by Administrative Agent................................................................127
         11.03  Defaults........................................................................................127
         11.04  Rights as a Bank................................................................................128
         11.05  Indemnification.................................................................................128
         11.06  Non-Reliance on Administrative Agent and Other
                       Banks....................................................................................129
         11.07  Failure to Act..................................................................................129
         11.08  Resignation or Removal of Administrative Agent..................................................129
         11.09  Consents under Basic Documents..................................................................130
         11.10  Notices under the Senior Subordinated Debt
                       Documents................................................................................130

Section 12.  Miscellaneous......................................................................................131

         12.01  Waiver .........................................................................................131
         12.02  Notices.........................................................................................131
         12.03  Expenses, Etc...................................................................................131
         12.04  Amendments, Etc.................................................................................133
         12.05  Successors and Assigns..........................................................................134
         12.06  Assignments and Participations..................................................................134
         12.07  Survival........................................................................................136
         12.08  Captions........................................................................................136
         12.09  Counterparts....................................................................................137
         12.10  Governing Law; Submission to Jurisdiction.......................................................137
         12.11  Waiver of Jury Trial............................................................................137
         12.12  Treatment of Certain Information................................................................137


SCHEDULE I    - Material Agreements and Liens
SCHEDULE II   - Hazardous Materials
SCHEDULE III  - Subsidiaries and Investments
SCHEDULE IV   - Litigation
SCHEDULE V    - Real Property
SCHEDULE VI   - Life Insurance Agreements
SCHEDULE VII  - Stock Options

EXHIBIT A-1  - Form of Revolving Credit Note
EXHIBIT A-2  - Form of Term Loan Note
EXHIBIT A-3  - Form of Money Market Note
EXHIBIT A-4  - Form of Swingline Note
EXHIBIT B    - Form of Borrowing Base Certificate
EXHIBIT C-1  - Copy, as Executed, of Security Agreement
EXHIBIT C-2  - Form of Security Agreement Amendment
EXHIBIT D - Copy, as Executed, of Barton Letter of Credit EXHIBIT E-1 - Form of Opinion of Special Counsel to Obligors EXHIBIT E-2 - Form of Opinion of California Counsel to Obligors EXHIBIT E-3 - Form of Opinion of Kentucky Counsel to Obligors EXHIBIT F - Form of Opinion of Special New York Counsel
                             to Chase
EXHIBIT G - Form of Confidentiality Agreement EXHIBIT H - Form of Money Market Quote Request EXHIBIT I - Form of Money Market Quote EXHIBIT J - Form of Notice of Assignment

                  THIRD AMENDED AND RESTATED CREDIT AGREEMENT dated as of September 1, 1995, between: CANANDAIGUA WINE COMPANY, INC., a corporation duly organized and validly existing under the laws of the State of Delaware (the "Company"); each of the Subsidiaries of the Company identified under the caption "SUBSIDIARY GUARANTORS" on the signature pages hereto (individually, a "Subsidiary Guarantor" and, collectively, the "Subsidiary Guarantors" and, together with the Company, the "Obligors"); each of the lenders that is a signatory hereto identified under the caption "BANKS" on the signature pages hereto or which, pursuant to Section 12.06(b) hereof, shall become a "Bank" hereunder (individually, a "Bank" and, collectively, the "Banks"); and THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), a national banking association, as administrative agent for the Banks (in such capacity, together with its successors in such capacity, the "Administrative Agent").

                  The Company, certain of the Subsidiary Guarantors, the Existing Banks (as defined below) and the Administrative Agent are parties to a Second Amendment and Restatement dated as of August 5, 1994 of Credit Agreement dated as of September 30, 1991 (as heretofore modified and supplemented and in effect on the date of this Agreement, the "Existing Credit Agreement"), providing, subject to the terms and conditions thereof, for extensions of credit (by the making of loans and the issuance of letters of credit) by the Existing Banks to the Company. The parties hereto wish to amend and restate the Existing Credit Agreement in its entirety to provide for, among other things, the increase of the amount of credit available thereunder, additional lenders to become parties thereto and the making of loans to provide a portion of the funds needed to acquire certain assets from United Distillers Glenmore, Inc. and various of its subsidiaries, it being the intention of the parties hereto that the loans and letters of credit outstanding under the Existing Credit Agreement on the Effective Date (as hereinafter defined) shall continue and remain outstanding and not be repaid on the Effective Date but shall be assigned and reallocated among the Banks as provided in Section 2.01 and 2.05 hereof.

                  Accordingly, the parties hereto hereby agree that the Existing Credit Agreement shall, as of the date hereof (but subject to the satisfaction of the conditions precedent specified in Section 7 hereof), be amended and restated in its entirety as follows:




                                Credit Agreement

                  Section 1.  Definitions and Accounting Matters.

                  1.01 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

                  "Adjusted   Cash  Flow"  shall  mean,   for  any  period  (the
"calculation   period"),   the  sum,  for  the  Company  and  its   Consolidated
Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) Operating Cash Flow for the calculation period, minus (b) Capital Expenditures made during the calculation period (excluding (x) Capital Expenditures made from the proceeds of Indebtedness other than Indebtedness hereunder and (y) Restructuring Capital Expenditures made during such period, but not exceeding an aggregate amount for all calculation periods of $22,270,000) plus (c) the decrease (or minus the increase) of Working Capital from the last day of the fiscal quarter immediately preceding the calculation period to the last day of the calculation period.

                  "Affiliate" shall mean any Person that directly or indirectly controls, or is under common control with, or is controlled by, the Company and, if such Person is an individual, any member of the immediate family (including parents, spouse, children and siblings) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any Person that owns directly or indirectly securities having 5% or more of the voting power for the election of directors or other governing body of a corporation or 5% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person. Notwithstanding the foregoing, (a) no individual shall be an Affiliate solely by reason of his or her being a director, officer or employee of the Company or any of its Subsidiaries and (b) none of the Subsidiaries of the Company shall be Affiliates.



                                Credit Agreement

                  "Applicable Lending Office" shall mean, for each Bank and for each Type of Loan, the "Lending Office" of such Bank (or of an affiliate of such Bank) designated for such Type of Loan on the signature pages hereof or such other office of such Bank (or of an affiliate of such Bank) as such Bank may from time to time specify to the Administrative Agent and the Company as the office by which its Loans of such Type are to be made and maintained.

                  "Applicable Margin" shall mean (a) with respect to Base Rate Loans 0% per annum and (b) with respect to Eurodollar Loans, 1.250% per annum; provided that if the Debt Ratio as at the last day of any fiscal quarter of the Company ending after August 31, 1995 (the "First Quarter") shall fall within any of the ranges set forth in the schedule below then, subject to the delivery to the Administrative Agent of a certificate of a senior financial officer of the Company demonstrating such fact prior to the last day of the fiscal quarter immediately following the First Quarter (the "Second Quarter"), the "Applicable Margin" for Eurodollar Loans shall be reduced to the rate set forth opposite such range in the schedule below during the period commencing on the third Business Day following the date of receipt of such certificate to but not including the date (the "Change Date") that is the earlier of (x) the third Business Day following receipt of a certificate setting forth the Debt Ratio as at the last day of the Second Quarter and (y) the last day of the fiscal quarter immediately following the Second Quarter; provided further that notwithstanding the foregoing, if an Event of Default shall have occurred and be continuing at the time of delivery of such certificate or at any time following the same until the Change Date, the Applicable Margin for Eurodollar Loans shall not as a consequence of this proviso be so reduced so long as such Event of Default shall be continuing:

             Debt Ratio                                                   Applicable Margin

         Less than or equal to
           4.50 to 1, but greater
           than 4.00 to 1                                                               1.125%

         Less than or equal to
           4.00 to 1, but greater
           than 3.50 to 1                                                               1.000%

         Less than or equal to
           3.50 to 1, but greater
           than 3.00 to 1                                                                .875%



                                Credit Agreement








         Less than or equal to
           3.00 to 1, but greater
           than 2.50 to 1                                                                .750%

         Less than or equal to
           2.50 to 1, but greater
           than 2.00 to 1                                                                .625%

         Less than or equal to
           2.00 to 1                                                                     .500%

Notwithstanding the foregoing, until the date on which the Company delivers to the Banks the financial statements referred to in Section 9.01(a) for the quarterly fiscal period ending February 28, 1996, the Debt Ratio shall for purposes of this definition be deemed to be less than or equal to 3.00 to 1 but greater than 2.50 to 1.

                  "Bankruptcy Code" shall mean the Federal Bankruptcy Code of 1978, as amended from time to time.

                  "Barton" shall mean Barton Incorporated, a Delaware corporation.

                  "Barton Letter of Credit" shall mean Letter of Credit No. PG 752759 dated June 29, 1993, a copy of which is attached as Exhibit D hereto, issued by the Issuing Bank to American National Bank and Trust Company of Chicago, as escrowee, in an original face amount equal to $28,200,000 and having a face amount, on the date hereof (reflecting prior reductions thereto), of $25,000,000.

                  "Barton Letter of Credit Banks" shall mean, collectively, the Issuing Bank and (a) on the date hereof, the Banks having Barton Letter of Credit Commitments on the signature pages hereof and (b) thereafter, the Banks from time to time holding Barton Letter of Credit Commitments after giving effect to any assignments permitted by Section 12.06 hereof.

                  "Barton Letter of Credit Commitment" shall mean, for each Barton Letter of Credit Bank, the obligation of such Bank to participate in (or, in the case of the Issuing Bank, to retain an interest in) the Barton Letter of Credit in an aggregate amount up to but not exceeding the amount set opposite the name of such Bank on the signature pages hereof under the caption "Barton Letter of Credit Commitment" (as the same may be reduced from time to time pursuant to Section 2.06 hereof). The aggregate amount of the Barton Letter of Credit Commitments on the Effective Date is $25,000,000.


                                Credit Agreement

                  "Barton Letter of Credit Interest" shall mean, for each Bank which is a Barton Letter of Credit Bank, such Bank's participation interest (or, in the case of the Issuing Bank, the Issuing Bank's retained interest) in the Issuing Bank's liability under the Barton Letter of Credit and such Bank's rights and interests in the related Reimbursement Obligations and fees, interest and other amounts payable in connection with the Barton Letter of Credit and related Reimbursement Obligations.

                  "Barton Letter of Credit Termination Date" shall mean the earlier of (i) December 16, 1996 or (ii) the date the Barton Letter of Credit shall expire or be terminated.

                  "Barton Phantom Stock Plan" shall mean the Barton Incorporated Phantom Stock Plan effective April 1, 1990 and as amended and restated for Units Granted after March 31, 1992, as the same shall be modified and supplemented and in effect from time to time.

                  "Barton Stock Purchase Agreement" shall mean, collectively, the Stock Purchase Agreement dated April 27, 1993, Amendment No. 1 thereto dated May 3, 1993 and Amendment No. 2 thereto dated as of June 29, 1993, each among the Company, Barton and the Barton Stockholders, as the same shall, subject to
Section 9.16 hereof, be modified and supplemented and in effect from time to time.

                  "Barton   Stockholders"   shall   mean,   collectively,    the
stockholders  of  Barton  listed  on  Exhibit  A of the  Barton  Stock  Purchase
Agreement.

                  "Base Rate" shall mean, for any day, a rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus 1/2 of 1% and (b) the Prime Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

                  "Base Rate Loans" shall mean Syndicated Loans or Swingline Loans that bear interest at rates based upon the Base Rate.

                  "Basel Accord" shall mean the proposals for risk-based capital framework described by the Basel Committee on Banking Regulations and
Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, modified and supplemented and in effect from time to time or any replacement thereof.



                                Credit Agreement

                  "Basic Documents" shall mean, collectively, this Agreement, the Notes, the Security Documents, the Revolving
Letter of Credit Documents and the Glenmore Acquisition
Documents.

                  "Borrowing Base" shall mean, as at any date, the sum of (a) 70% of the aggregate amount of Eligible Receivables at said date plus (b) 40% of the aggregate value of Eligible Inventory at said date. The "value" of Eligible Inventory shall be determined at the lower of cost or market in accordance with GAAP, except that cost shall be determined on a first-in-first-out basis.

                  "Borrowing Base Certificate" shall mean a certificate of the chief financial officer of the Company, substantially in the form of Exhibit B hereto and appropriately completed.

                  "Business Day" shall mean any day (a) on which commercial banks are not authorized or required to close in New York City and (b) if such day relates to the giving of notices or quotes in connection with a LIBOR Auction or to a borrowing of, a payment or prepayment of principal of or interest on, a Conversion of or into, or an Interest Period for, a Eurodollar Loan or a LIBOR Market Loan or a notice by the Company with respect to any such borrowing, payment, prepayment, Conversion or Interest Period, also on which dealings in Dollar deposits are carried out in the London interbank market.

                  "Capital Expenditures" shall mean, for any period, expenditures (including, without limitation, the aggregate amount of Capital Lease Obligations incurred during such period) made by the Company or any of its Consolidated Subsidiaries to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements required to be classified in accordance with GAAP as capital expenditures, but excluding maintenance and repairs not required to be so classified) during such period computed in accordance with GAAP. Notwithstanding the foregoing, neither the Glenmore Acquisition nor any acquisition permitted pursuant to clause (d) of
Section 9.05 hereof shall be treated as a Capital Expenditure.

                  "Capital Lease Obligations" shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board), and, for purposes of this Agreement, the amount of such


                                Credit Agreement
obligations shall be the capitalized amount thereof, determined in accordance with GAAP (including such Statement No. 13).

                  "Casualty Event" shall mean, with respect to any Property of any Person, any loss of or damage to, or any condemnation or other taking of, such Property for which such Person or any of its Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation.

                  "Chase" shall mean The Chase Manhattan Bank (National Association).

                  "Class" shall have the meaning assigned to such term in
Section 1.03 hereof.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                  "Commitment Fee Percentage" shall mean 0.375% per annum; provided that if the Debt Ratio as at the last day of any fiscal quarter of the Company ending after August 31, 1995 (the "First Quarter") shall fall within any of the ranges set forth in the schedule below then, subject to the delivery to the Administrative Agent of a certificate of a senior financial officer of the Company demonstrating such fact prior to the last day of the fiscal quarter immediately following the First Quarter (the "Second Quarter"), the "Commitment Fee Percentage" shall be reduced to the rate set forth opposite such range in the schedule below during the period commencing on the third Business Day following the date of receipt of such certificate to but not including the date (the "Change Date") that is the earlier of (x) the third Business Day following receipt of a certificate setting forth the Debt Ratio as at the last day of the Second Quarter and (y) the last day of the fiscal quarter immediately following the Second Quarter; provided further that notwithstanding the foregoing, if an Event of Default shall have occurred and be continuing at the time of delivery of such certificate or at any time following the same until the Change Date, the Commitment Fee Percentage shall not as a consequence of this proviso be so reduced so long as such Event of Default shall be continuing:



                                Credit Agreement

                                                                            Commitment
             Debt Ratio                                                   Fee Percentage

         Less than or equal to
           4.00 to 1, but greater
           than 3.50 to 1                                                        .325%

         Less than or equal to
           3.50 to 1, but greater
           than 3.00 to 1                                                        .300%

         Less than or equal to
           3.00 to 1, but greater
           than 2.50 to 1                                                        .250%

         Less than or equal to
           2.50 to 1, but greater
           than 2.00 to 1                                                        .225%

         Less than or equal to
           2.00 to 1                                                             .200%

Notwithstanding the foregoing, until the date on which the Company delivers to the Banks the financial statements referred to in Section 9.01(a) for the quarterly fiscal period ending February 28, 1996, the Debt Ratio shall for purposes of this definition be deemed to be less than or equal to 3.00 to 1 but greater than 2.50 to 1.

                  "Commitments" shall mean the Revolving Credit
Commitments, the Term Loan Commitments and the Barton Letter of
Credit Commitments.

                  "Consolidated Subsidiary" shall mean, for any Person, each Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of such Person in accordance with GAAP.

                  "Continue", "Continuation" and "Continued" shall refer to the continuation pursuant to Section 2.11 hereof of a Eurodollar Loan from one Interest Period to the next Interest Period.

                  "Convert", "Conversion" and "Converted" shall refer to a conversion pursuant to Section 2.11 hereof of one Type of Loans into another Type of Loans, which may be accompanied by the


                                Credit Agreement
transfer by a Bank (at its sole discretion) of a Loan from one Applicable Lending Office to another.

                  "Debt Ratio" shall mean, as at the last day of any fiscal quarter of the Company (the "day of determination"), the ratio of (a) the average of the aggregate amounts of Indebtedness of the Company and its Consolidated Subsidiaries as at such day and as at the last days of each of the three immediately preceding fiscal quarters to (b) Operating Cash Flow for the period of four consecutive fiscal quarters ending on such day of determination. Notwithstanding the foregoing,

                         (i) for the purposes of determining Debt Ratio used in the definition of Applicable Margin, Commitment Fee Percentage and Letter of Credit Fee Percentage, the average amounts of Indebtedness pursuant to clause (a) above as at the following dates shall be determined as follows:

                           (A) as at February 28,  1996,  an amount equal to (x)
                  the average of the aggregate amounts of Indebtedness of the Company and its Consolidated Subsidiaries (other than any Indebtedness of the Company and its Consolidated Subsidiaries in respect of Revolving Loans and Revolving Letter of Credit Interest hereunder) as at such day and as at the last day of the immediately preceding fiscal quarter plus (y) $50,000,000; and

                           (B) as at May 31,  1996,  an amount  equal to (x) the
                  average  of  the  aggregate  amounts  of  Indebtedness  of the
                  Company and its Consolidated Subsidiaries (other than any Indebtedness of the Company and its Consolidated Subsidiaries in respect of Revolving Loans and Revolving Letter of Credit Interest hereunder) as at such day and as at the last days of the immediately preceding two fiscal quarters plus (y) $50,000,000;

                        (ii) for the purposes of determining Debt Ratio for all other purposes of this Agreement, the average amounts of Indebtedness pursuant to clause (a) above as at the following dates shall be determined as follows:

                           (A) as at November 30,  1995,  an amount equal to the
                  aggregate amount of Indebtedness of the Company and its Consolidated Subsidiaries as at such day;

                           (B) as at February 28,  1996,  an amount equal to the
                  average of the aggregate amounts of Indebtedness of the Company and its Consolidated Subsidiaries as at


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






                  such day and as at the last day of the immediately preceding fiscal quarter; and

                           (C) as at May 31, 1996, an amount equal to the average of the aggregate amounts of Indebtedness of the Company and its Consolidated Subsidiaries as at such day and as at the last days of the immediately preceding two fiscal quarters;

                  (iii) Operating Cash Flow pursuant to clause (b) above as at the following dates shall be determined as follows:

                           (A) as at November 30,  1995,  an amount equal to (x)
                  Operating Cash Flow for the fiscal quarter ending on such day times (y) four;

                           (B) as at February 28,  1996,  an amount equal to (x)
                  Operating Cash Flow for the period of two consecutive fiscal quarters ending on such day times (y) two; and

                           (C) as at May 31, 1996, an amount equal to (x) Operating Cash Flow for the period of three fiscal quarters ending on such day times (y) 1-1/3; and

                        (iv) Indebtedness as at the last day of each fiscal quarter included in the determination of average Indebtedness pursuant to clause (a) above shall be determined under the assumption that any prepayment of Term Loans hereunder from the proceeds of any Equity Issuance at any time during any such fiscal quarter included in the calculation thereof shall have been made in the first such fiscal quarter.

                  "Default" shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

                  "Disposition" shall mean any sale, assignment, transfer or other disposition of any Property (whether now owned or hereafter acquired) by the Company or any of its Subsidiaries to any Person excluding any sale, assignment, transfer or other disposition of any Property sold or disposed of in the ordinary course of business and on ordinary business terms.

                  "Dividend Payment" shall mean dividends (in cash, Property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or


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







other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any shares of any class of stock of the Company or of any warrants, options or other rights to acquire the same (or to make any payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market or equity value of the Company or any Subsidiary), but excluding dividends payable solely in shares of common stock of the Company.

                  "Dollars" and "$" shall mean lawful money of the United States of America.

                  "Effective Date" shall mean the date on which the conditions to effectiveness set forth in Section 7.01 hereof shall have been satisfied, and the Loans hereunder made.

                  "Eligible Inventory" shall mean, as at any date, all inventory owned by the Obligors that is required to be reflected on a consolidated balance sheet of the Company and its Consolidated Subsidiaries prepared in accordance with GAAP (except that cost shall be determined on a first-in-first-out basis) less the aggregate amount of all accounts payable owed by the Obligors to producers of agricultural products located in the State of California.

                  "Eligible Receivables" shall mean, as at any date, the aggregate amount of all receivables owned by the Obligors (net of bad debt reserves) that are required to be reflected on a consolidated balance sheet of the Company and its Consolidated Subsidiaries prepared in accordance with GAAP.

                  "Employee Stock Purchase Plan" shall mean the
Canandaigua Wine Company, Inc. 1989 Employee Stock Purchase Plan as the same shall be modified and supplemented and in effect from time to time.

                  "Environmental  Claim" shall mean, with respect to any Person,
(a)  any  written  or  oral  notice,   claim,   demand  or  other  communication
(collectively, a "claim") by any other Person alleging or asserting such Person's liability for investigatory costs, cleanup costs, governmental response costs, damages to natural resources or other Property, personal injuries, fines or penalties arising out of, based on or resulting from (i) the presence, or Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person, or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. The term "Environmental Claim" shall include, without limitation, any claim by any governmental authority for enforcement, cleanup, removal,


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



response,  remedial  or other  actions or  damages  pursuant  to any  applicable
Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

                  "Environmental Laws" shall mean any and all Federal, state, local and foreign laws, rules or regulations, and any orders or decrees, as now or hereafter in effect, relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes into the indoor or outdoor environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollu-tants, contaminants, chemicals or toxic or hazardous substances or wastes.

                  "Equity Issuance" shall mean (a) any issuance or sale by the Company or any of its Subsidiaries after the Effective Date of (i) any capital stock, (ii) any warrants or options exercisable in respect of capital stock (other than any warrants or options issued to directors, officers or employees of the Company or any of its Subsidiaries and any capital stock of the Company issued upon the exercise of such warrants or options) or (iii) any other security or instrument representing an equity interest (or the right to obtain any equity interest) in the issuing or selling Person or (b) the receipt by the Company or any of its Subsidiaries after the Effective Date of any capital contribution received (whether or not evidenced by any equity security issued by the recipient of such contribution); provided that Equity Issuance shall not include (x) any such issuance or sale by any Subsidiary of the Company to the Company or any Wholly Owned Subsidiary of the Company or (y) any capital contribution by the Company or any Wholly Owned Subsidiary of the Company to any Subsidiary of the Company.

                  "Equity Rights" shall mean, with respect to any Person, any outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.



                                Credit Agreement

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "ERISA Affiliate" shall mean any corporation or trade or business that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Company or is under common control (within the meaning of Section 414(c) of the Code) with the Company.

                  "Eurodollar Base Rate" shall mean, with respect to any Eurodollar Loan or LIBOR Market Loan for any Interest Period therefor, the arithmetic mean (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the respective rates per annum quoted by each Reference Bank at approximately 11:00 a.m. London time (or as soon thereafter as practicable) on the date two Business Days prior to the first day of such Interest Period for the offering by such Reference Bank to leading banks in the London interbank market of Dollar deposits having a term comparable to such Interest Period and in an amount comparable to the principal amount of the Eurodollar Loan or LIBOR Market Loan to be made by such Reference Bank for such Interest Period. If any Reference Bank is not participating in any Eurodollar Loan or LIBOR Market Loan during any Interest Period therefor, the Eurodollar Base Rate for such Loan for such Interest Period shall be determined by reference to the amount of the Loan that such Reference Bank would have made or had outstanding had it been participating in such Loan during such Interest Period provided that in the case of any LIBOR Market Loan, the Eurodollar Base Rate for such Loan shall be determined with reference to deposits of $25,000,000.

                  "Eurodollar Loans" shall mean Syndicated Loans the interest rates on which are determined on the basis of rates referred to in the definition of "Eurodollar Base Rate" in this Section 1.01.

                  "Eurodollar Rate" shall mean, for any Eurodollar Loan for any Interest Period therefor, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be equal to the Eurodollar Base Rate for such Loan for such Interest Period divided by 1 minus the Reserve Requirement for such Loan for such Interest Period.

                  "Event of Default" shall have the meaning assigned to such term in Section 10 hereof.

                  "Excess Cash Flow" shall mean for any fiscal year (the "Current Fiscal Year"), Adjusted Cash Flow for the Current Fiscal Year, minus the sum of (i) all payments made by the Company under Sections 2.2, 2.3, 2.4,
2.5 and 2.6 of the Barton Stock Purchase


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






Agreement during the Current Fiscal Year, plus (ii) the maximum possible amount of all payments required to be made by the Company under Sections 2.2, 2.3, 2.4,
2.5 and 2.6 of the Barton Stock Purchase Agreement during the immediately succeeding fiscal year, plus (iii) Fixed Charges for the Current Fiscal Year.

                  "Existing Banks" shall mean the lenders party as "Banks" to the Existing Credit Agreement.

                  "Existing Credit Agreement" shall have the meaning assigned to such term in the recitals hereof.

                  "Existing Letters of Credit" shall have the meaning assigned to such term in Section 2.05(m) hereof.

                  "Existing Letter of Credit Liabilities" shall have the meaning assigned to such term in Section 2.05(m) hereof.

                  "Existing Loans" shall mean, collectively the Existing Revolving Credit Loans and the Existing Term Loans.

                  "Existing Revolving Credit Loans" shall have the meaning assigned to such term in Section 2.01(a) hereof.

                  "Existing Term Loans" shall have the meaning assigned to such term in Section 2.01(b) hereof.

                  "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average rate charged to Chase on such Business Day on such transactions as determined by the Administrative Agent.

                  "Fixed Charges" shall mean, for any period, the sum, for the Company and its Consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all payments of principal of Indebtedness scheduled to be made during such period plus (b) all Interest Expense for such period plus (c) the aggregate amount of


                                Credit Agreement
federal and state taxes paid during such period to the extent that net operating income for such period pursuant to clause (a) of the definition of "Operating Cash Flow" in this Section 1.01 has been calculated before giving effect to such taxes.

                  "Fixed Charges Ratio" shall mean, as at the last day of any fiscal quarter, the ratio of (a) Adjusted Cash Flow for the period of four fiscal quarters ending on or most recently ended prior to such day to (b) Fixed Charges for such period.

                  "GAAP" shall mean generally accepted accounting principles applied on a basis consistent with those which, in accordance with Section
1.02(a) hereof, are to be used in making the calculations for purposes of determining compliance with this Agreement.

                  "Glenmore Entities" shall mean, collectively, United Distillers Glenmore, Inc., a Delaware corporation, Schenley Industries Inc., a Delaware corporation, Medley Distilling Company, a Kentucky corporation, United Distillers Manufacturing, Inc., a Delaware corporation and Viking Distillery, Inc., a
Georgia corporation.

                  "Glenmore Acquisition" shall mean the acquisition by Barton pursuant to the Glenmore Acquisition Documents of certain of the assets of the Glenmore Entities.

                  "Glenmore Acquisition Agreement" shall mean the Asset Purchase Agreement dated as of August 29, 1995 among Barton and the Glenmore Entities, as the same shall subject to Section 9.16 hereof, be modified and supplemented and in effect from time to time.

                  "Glenmore Acquisition Documents" shall mean the Glenmore Acquisition Agreement and all other agreements and instruments (together with any and all exhibits, annexes and schedules thereto) executed and delivered between Barton or the Company (or any of their Subsidiaries) and any of the Glenmore Entities, as the same shall, subject to Section 9.16 hereof, be modified and supplemented and in effect from time to time.

                  "Guarantee"  shall  mean  a  guarantee,   an  endorsement,   a
contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor)


                                Credit Agreement

Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used as a verb shall have a correlative meaning.

                  "Hazardous Material" shall mean, collectively, (a) any petroleum or petroleum products, flammable explosives, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls (PCB's), (b) any chemicals or other materials or substances which are defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of similar import under any Environmental Law and (c) any other chemical or other material or substance, exposure to which is prohibited, limited or regulated under any Environmental Law.

                  "Heublein" shall mean Heublein Inc., a Connecticut corporation.

                  "Heublein Acquisition" shall mean the acquisition by Canandaigua West, Inc., a Wholly Owned Subsidiary of the Company, of certain assets of Heublein, which acquisition occurred on the "Effective Date" under and as defined in the Existing Credit Agreement.

                  "Inactive   Subsidiary"  shall  mean,  as  at  any  date,  any
Subsidiary of the Company that, as at the end of and for the quarterly accounting period ending on or most recently ended prior to such date, shall have less than $100,000 in assets and less than $100,000 in gross revenues.

                  "Indebtedness" shall mean, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than (i) trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the


                                Credit Agreement
ordinary course of business so long as such trade accounts payable are payable within 180 days of the date the respective goods are delivered or the respective services are rendered or (ii) the Company's obligations to make payments under
Article II of the Barton Stock Purchase Agreement; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person; and (f) Indebtedness of others Guaranteed by such Person.

                  "Information  Memorandum"  shall mean,  the  Canandaigua  Wine
Company,   Inc.   Information   Memorandum   prepared  in  connection  with  the
solicitation of banks to become parties to this Agreement as "Banks" hereunder, as the same shall be supplemented by any additional financial information forwarded by Chase to the Banks at the request of the Company.

                  "Intangibles" shall mean, as at any date of determination, the book value of all assets which are required to be classified in accordance with GAAP as intangibles on the consolidated balance sheet of the Company and its Consolidated Subsidiaries.

                  "Interest Coverage Ratio" shall mean, as at any date, the ratio of (a) Operating Cash Flow for the period of four fiscal quarters ending on or most recently ended prior to such date to (b) Interest Expense for such period.

                  "Interest Expense" shall mean, for any period, the sum, for the Company and its Consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all interest in respect of Indebtedness accrued or capitalized during such period (whether or not actually paid during such period) plus (b) the net amounts pay-able (or minus the net amounts receivable) under Interest Rate Protection Agreements accrued during such period (whether or not actually paid or received during such period) minus (c) all interest income during such period. Notwithstanding the foregoing, the interest component of payments made by the Company under Sections 2.2, 2.3, 2.4, 2.5 and 2.6 of the Barton Stock Purchase Agreement during such period shall not be included in Interest Expense.



                                Credit Agreement

                  "Interest Period" shall mean:

                  (a) with respect to any Eurodollar Loan, each period commencing on the date such Eurodollar Loan is made or Converted from a Base Rate Loan or the last day of the next preceding Interest Period for such Loan and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Company may select as provided in Section 4.05 hereof, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month;

                  (b) With respect to any Set Rate Loan, the period commencing on the date such Set Rate Loan is made and ending on any Business Day up to 90 days thereafter, as the Company may select as provided in
         Section 2.03(b) hereof; and

                  (c) With respect to any LIBOR Market Loan, the period commencing on the date such LIBOR Market Loan is made and ending on the numerically corresponding day in the second, third or sixth calendar month thereafter, as the Company may select as provided in Section 2.03(b) hereof, except that each Interest Period that commences on the last Business Day of a calendar month (or any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.

                  Notwithstanding the foregoing: (i) if any Interest Period for any Revolving Credit Loan or Money Market Loan would otherwise end after the Revolving Credit Termination Date, such Interest Period shall end on the Revolving Credit Termination Date; (ii) no Interest Period for any Term Loan may commence before and end after any Principal Payment Date unless, after giving effect thereto, the aggregate principal amount of the Term Loans having Interest Periods that end after such Principal Payment Date shall be equal to or less than the aggregate principal amount of the Term Loans scheduled to be outstanding after giving effect to the payments of principal required to be made on such Principal Payment Date; (iii) each Interest Period that would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (iv) notwithstanding clauses (i) and (ii) above, no Interest Period shall have a duration of less than one month and, if the


                                Credit Agreement

Interest Period for any Eurodollar Loan or LIBOR Market Loan would otherwise be a shorter period, such Loan shall not be available hereunder for such period.

                  "Interest Rate Protection Agreement" shall mean, for any Person, an interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more financial institutions providing for the transfer or mitigation of interest risks either generally or under specific contingencies. For purposes hereof, the "credit exposure" at any time of any Person under an Interest Rate Protection Agreement to which such Person is a party shall be determined at such time in accordance with the standard methods of calculating credit exposure under similar arrangements as prescribed from time to time by the Administrative Agent, taking into account potential interest rate movements and the respective termination provisions and notional principal amount and term of such Interest Rate Protection Agreement.

                  "Investment" shall mean, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such deposit, advance, loan or extension of credit having a term not exceeding 120 days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business); (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or (d) the entering into of any Interest Rate Protection Agreement.

                  "Issuing Bank" shall mean (i) in respect of the Barton Letter of Credit, Chase, as issuer of the Barton Letter of Credit under Section 2.04 hereof, together with its successors and assigns in such capacity and (ii) in respect of the Revolving Letters of Credit, collectively, Chase as issuer of all Revolving Letters of Credit (other than the Qingdao Letter of Credit) under
Section 2.05 hereof, and The First National Bank of Chicago as


                                Credit Agreement
issuer of the Qingdao Letter of Credit, in each case together with its successors and assigns in such capacity.

                  "Joint Venture Entity" shall mean, collectively, (i) any Subsidiary formed or acquired by the Company after the date hereof that is not a Wholly Owned Subsidiary, (ii) any other entity of which the Company and its Wholly Owned Subsidiaries hold more than 50% of the ownership interests in such entity, but which may not be a Subsidiary because the Company and its Wholly Owned Subsidiaries may not have ordinary voting power to elect a majority of the board of directors or other persons performing similar functions and (iii) any Subsidiary of any Joint Venture Entity described in the foregoing clauses (i) or
(ii).

                  "Letters of Credit" shall mean, collectively, the Barton Letter of Credit and the Revolving Letters of Credit.

                  "Letter of Credit Fee Percentage" shall mean 1.125% per annum; provided that if the Debt Ratio as at the last day of any fiscal quarter of the Company ending after August 31, 1995 (the "First Quarter") shall fall within any of the ranges set forth in the schedule below then, subject to the delivery to the Administrative Agent of a certificate of a senior financial officer of the Company demonstrating such fact prior to the last day of the fiscal quarter immediately following the First Quarter (the "Second Quarter"), the "Letter of Credit Fee Percentage" shall be reduced to the rate set forth opposite such range in the schedule below during the period commencing on the third Business Day following the date of receipt of such certificate to but not including the date (the "Change Date") that is the earlier of (x) the third Business Day following receipt of a certificate setting forth the Debt Ratio as at the last day of the Second Quarter and (y) the last day of the fiscal quarter immediately following the Second Quarter; provided further that notwithstanding the foregoing, if an Event of Default shall have occurred and be continuing at the time of delivery of such certificate or at any time following the same until the Change Date, the Letter of Credit Fee Percentage shall not as a consequence of this proviso be so reduced so long as such Event of Default shall be continuing:

                                                                                   Letter of Credit
             Debt Ratio                                                             Fee Percentage

         Less than or equal to
           4.50 to 1, but greater
           than 4.00 to 1                                                               1.000%

         Less than or equal to


                                Credit Agreement







           4.00 to 1, but greater
           than 3.50 to 1                                                                .875%

         Less than or equal to
           3.50 to 1, but greater
           than 3.00 to 1                                                                .750%

         Less than or equal to
           3.00 to 1, but greater
           than 2.50 to 1                                                                .625%

         Less than or equal to
           2.50 to 1, but greater
           than 2.00 to 1                                                                .500%

         Less than or equal to
           2.00 to 1                                                                     .375%

Notwithstanding the foregoing, until the date on which the Company delivers to the Banks the financial statements referred to in Section 9.01(a) for the quarterly fiscal period ending February 28, 1996, the Debt Ratio shall for purposes of this definition be deemed to be less than or equal to 3.00 to 1 but greater than 2.50 to 1.

                  "Letter of Credit Liabilities" shall mean, without duplication, at any time and in respect of any Letter of Credit, the sum of (a) the undrawn face amount of such Letter of Credit plus (b) the aggregate unpaid principal amount of all Reimbursement Obligations of the Company at such time due and payable in respect of all drawings made under such Letter of Credit. For the purposes of this Agreement, a Bank shall be deemed to hold a Letter of Credit Liability in an amount equal to its participation interest in such Letter of Credit under Sections 2.04 or 2.05 hereof, and an Issuing Bank shall be deemed to hold a Letter of Credit Liability in an amount equal to its retained interest in such Letter of Credit after giving effect to the acquisition by the Barton Letter of Credit Banks or the Revolving Credit Banks, as the case may be, other than such Issuing Bank of their participation interests under said Sections 2.04 and 2.05.

                  "LIBO Margin" shall have the meaning  assigned to such term in
Section 2.03(c)(ii)(C) hereof.

                  "LIBO Rate" shall mean, for any LIBOR Market Loan, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be equal to the rate of interest specified in clause
(a) of the definition of "Eurodollar Base Rate" in this Section 1.01 for the Interest


                                Credit Agreement

Period for such Loan divided by 1 minus the Reserve Requirement (if any) for such Loan for such Interest Period.

                  "LIBOR Auction" shall mean a solicitation of Money Market Quotes setting forth LIBO Margins based on the LIBO Rate pursuant to Section
2.03 hereof.

                  "LIBOR Market Loans" shall mean Money Market Loans the interest rates on which are determined on the basis of LIBO Rates pursuant to a LIBOR Auction.

                  "Lien" shall mean, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this Agreement and the other Basic Documents, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

                  "Loans" shall mean, collectively, Syndicated Loans, Money Market Loans and Swingline Loans.

                  "Majority Banks" shall mean the Majority Revolving Credit Banks, the Majority Term Loan Banks and the Majority
Barton Letter of Credit Banks.

                  "Majority Barton Letter of Credit Banks" shall mean Barton Letter of Credit Banks having at least 66-2/3% of the aggregate Barton Letter of Credit Commitments, or following the issuance of the Barton Letter of Credit, Banks holding at least 66-2/3% of the aggregate unpaid principal amount of the Letter of Credit Liabilities in respect of the Barton Letter of Credit.

                  "Majority Revolving Credit Banks" shall mean Revolving Credit Banks having at least 66-2/3% of the aggregate amount of the Revolving Credit Commitments or, if the Revolving Credit Commitments shall have terminated, Banks holding at least 66-2/3% of the sum of (a) aggregate unpaid principal amount of the Revolving Credit Loans plus (b) the aggregate unpaid principal amount of the Money Market Loans plus (c) the aggregate amount of all Letter of Credit Liabilities in respect of Revolving Letters of Credit.

                  "Majority Term Banks" shall mean Term Loan Banks holding at least 66-2/3% of the aggregate outstanding principal amount of the Term Loans or, if the Term Loans shall not have been made, at least 66-2/3% of the Term Loan Commitments.



                                Credit Agreement

                  "Margin Stock" shall mean "margin stock" within the meaning of Regulations G, T, U and X.

                  "Material Adverse Effect" shall mean a material adverse effect on (a) the Property, business, operations, financial condition, prospects, liabilities or capitalization of the Company and its Subsidiaries taken as a whole, (b) the legal ability or financial capacity of the Company or any Subsidiary Guarantor to perform its obligations under any of the Basic Documents to which it is a party, (c) the legality, validity or enforceability of any of the Basic Documents, (d) the rights and remedies of the Banks and the Administrative Agent under any of the Basic Documents or the perfection or priority of any of the Liens contemplated by any of the Security Documents or
(e) the timely payment of the principal of or interest on the Loans or other amounts payable in connection therewith. Material Adverse Effect shall also include, for purposes of Section 8.13 hereof, any material adverse effect upon the operation of any of the facilities owned, operated or leased by the Company or any of its Subsidiaries.

                  "Money Market Borrowing" shall have the meaning assigned to such term in Section 2.03(b) hereof.

                  "Money Market Loan Limit" shall have the meaning assigned to such term in Section 2.03(c)(ii) hereof.

                  "Money Market Loans" shall mean the loans provided for by Section 2.03 hereof.

                  "Money Market Notes" shall mean the promissory notes provided for by Section 2.09(c) hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

                  "Money Market  Quote" shall mean an offer in  accordance  with
Section 2.03(c) hereof by a Bank to make a Money Market Loan with one single specified interest rate.

                  "Money Market Quote Request" shall have the meaning assigned to such term in Section 2.03(b) hereof.

                  "Mortgage Notes" shall have the meaning assigned to such term in Section 2.10(b) hereof.

                  "Mortgages" shall mean, collectively, the respective Deeds of Trust and Mortgages executed and delivered by the Company and its Subsidiaries pursuant to the Existing Credit


                                Credit Agreement

Agreement (or pursuant to earlier restatements thereof or pursuant to the original Credit Agreement dated as of September 30, 1991), covering the properties of the respective Obligors identified in Parts A and B of Schedule V hereto, in each case as such Deeds of Trust and Mortgages have been heretofore modified, as such Deeds of Trust and Mortgages shall be modified pursuant to instruments of Modification and Confirmation executed and delivered pursuant to
Section 7.01(h) hereto, and as such Deeds of Trust and Mortgages shall be further modified and supplemented and in effect from time to time.

                  "Multiemployer Plan" shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by the Company or any ERISA Affiliate and which is covered by Title IV of ERISA.

                  "Net Available Proceeds" shall mean:

                         (i) in the case of any Disposition, the amount of Net Cash Payments received in connection with such Disposition;

                        (ii) in the case of any Casualty Event, the aggregate amount of proceeds of insurance, condemnation awards and other compensation received by the Company and its Subsidiaries in respect of such Casualty Event net of (A) reasonable expenses incurred by the Company and its Subsidiaries in connection therewith and (B) contractually required repayments of Indebtedness (other than Indebtedness to the Banks hereunder) to the extent secured by a Lien on such Property and any income and transfer taxes payable by the Company or any of its Subsidiaries in respect of such Casualty Event;

                       (iii) in the case of any Equity Issuance, the aggregate amount of all cash received by the Company and its Subsidiaries in respect of such Equity Issuance net of reasonable expenses incurred by the Company and its Subsidiaries in connection therewith; and

                        (iv) in the case of any issuance of Subordinated Indebtedness, the aggregate amount of all cash received by the Company in respect of such issuance net of reasonable expenses incurred by the Company and its Subsidiaries in connection therewith and net of cash proceeds so received and applied to refinance other Subordinated Indebtedness as contemplated by Section 9.17 hereof.



                                Credit Agreement

                  "Net Cash Payments" shall mean, with respect to any Disposition, the aggregate amount of all cash payments, and the fair market value of any non-cash consideration, received by the Company and its Subsidiaries directly or indirectly in connection with such Disposition; provided that (a) Net Cash Payments shall be net of (i) the amount of any legal, title and recording tax expenses, commissions and other fees and expenses paid by the Company and its Subsidiaries in connection with such Disposition and (ii) any Federal, state and local income or other taxes estimated to be payable by the Company and its Subsidiaries as a result of such Disposition (but only to the extent that such estimated taxes are in fact paid to the relevant Federal, state or local governmental authority within three months of date of such Disposition) and (b) Net Cash Payments shall be net of any repayments by the Company or any of its Subsidiaries of Indebtedness to the extent that (i) such Indebtedness is to the Banks hereunder or (ii) such Indebtedness is secured by a Lien on the Property that is the subject of such Disposition and the transferee of (or holder of a Lien on) such Property requires that such Indebtedness be repaid as a condition to the purchase of such Property.

                  "Non-Mortgage Notes" shall have the meaning assigned to such term in Section 2.10(b) hereof.

                  "Notes" shall mean, collectively, Syndicated Notes, Money Market Notes and Swingline Notes.

                  "Off-Premises Warehouses" shall mean all warehouses and other bailment facilities owned and operated by Persons other than any Obligor that are not located on Property owned or leased by any Obligor and in which Eligible Inventory is maintained from time to time.

                  "Operating Cash Flow" shall mean, for any period, the sum, for the Company and its Consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) net operating income (calculated before taxes, interest income, Interest Expense, extraordinary and unusual items and income or loss attributable to equity in Affiliates) for such period plus (b) depreciation and amortization (to the extent deducted in determining net operating income) for such period.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.



                                Credit Agreement

                  "Permitted Investments" shall mean: (a) direct obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or of any agency thereof, in either case maturing not more than 90 days from the date of acquisition thereof; (b) certificates of deposit issued by any bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $500,000,000, maturing not more than 90 days from the date of acquisition thereof; (c) commercial paper rated A-1 or better or P-1 by Standard & Poor's Rating Group, a division of McGraw-Hill, Inc. ("S&P") or Moody's Investors Services, Inc. ("Moody's"), respectively, maturing not more than 90 days from the date of acquisition thereof; and (d) tax-exempt and tax-preferred debt instruments (including variable rate demand notes, municipal bonds and money market preferred debt instruments) rated AAA or Aaa by S&P and Moody's, respectively, maturing not more than 90 days from the date of acquisition thereof.

                  "Person" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization, limited liability company or government (or any agency, instrumentality or political subdivision thereof).

                  "Plan"   shall  mean  an   employee   benefit  or  other  plan
established or maintained by the Company or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

                  "Post-Default Rate" shall mean, in respect of any principal of any Loan, any Reimbursement Obligation or any other amount under this Agreement, any Note or any other Basic Document that is not paid when due (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 2% plus the Base Rate as in effect from time to time plus the Applicable Margin for Base Rate Loans (provided that, if the amount so in default is principal of a Eurodollar Loan or a Money Market Loan and the due date thereof is a day other than the last day of the Interest Period therefor, the "Post-Default Rate" for such principal shall be, for the period from and including such due date to but excluding the last day of the Interest Period, 2% plus the interest rate for such Loan as provided in Section 3.02 hereof and, thereafter, the rate provided for above in this definition).



                                Credit Agreement

                  "Prime Rate" shall mean the rate of interest from time to time announced by Chase at the Principal Office as its prime commercial lending rate.

                  "Principal Office" shall mean the principal office of Chase, located on the date hereof at 1 Chase Manhattan Plaza, New York, New York 10081.

                  "Principal Payment Dates" shall mean the Quarterly Dates falling on or nearest to March 15, June 15, September 15 and December 15 of each year, commencing with December 15, 1995, through and including August 15, 2001.

                  "Property" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

                  "Proportionate Share" shall mean, for any Barton Letter of Credit Bank at any time of determination, the percentage that the aggregate amount of such Bank's Barton Letter of Credit Commitment bears to the aggregate amount of all Barton Letter of Credit Commitments of the Barton Letter of Credit Banks.

                  "Qingdao Letter of Credit" shall mean Letter of Credit No. 04021104 issued by The First National Bank of Chicago to Qingdao Brewery, 56 Dengzhou Road, Qingdao, People's Republic of China, as such Letter of Credit shall, subject to the provisions of Sections 2.05(k) and 2.05(l) hereof, be modified, renewed and reissued from time to time.

                  "Qingdao Letter of Credit Limit" shall mean (i) as of the Effective Date, $3,071,250, and (ii) as of the date of any modification or renewal or reissuance of the Qingdao Letter of Credit, the amount specified by the Issuing Bank to the Administrative Agent and the Company at the time of such modification, renewal or reissuance as the new "Qingdao Letter of Credit Limit" for purposes of this Agreement.

                  "Quarterly Dates" shall mean the fifteenth day of each March, June, September and December, the first of which shall be September 15, 1995; provided that solely with respect to the calculation and payment of fees in respect of the Letters of Credit under Sections 2.04(f) and 2.05(g) hereof, "Quarterly Date" shall mean the last day of each March, June, September and December, provided, further, that if any such day is not a Business Day, then such Quarterly Date shall be the next succeeding Business Day.



                                Credit Agreement

                  "Reference Banks" shall mean Chase and The First National Bank of Chicago (or their respective Applicable Lending
Offices, as the case may be).

                  "Regulations A, D, G, T, U and X" shall mean, respectively, Regulations A, D, G, T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

                  "Regulatory Change" shall mean, with respect to any Bank, any change after the date of this Agreement in Federal, state or foreign law or regulations (including, without limitation, Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including such Bank of or under any Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

                  "Reimbursement Obligations" shall mean, at any time, the obligations of the Company then outstanding, or which may thereafter arise, in respect of all Letters of Credit then outstanding, to reimburse amounts paid by an Issuing Bank in respect of any drawings under a Letter of Credit.

                  "Release" shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

                  "Reserve Requirement" shall mean, for any Interest Period for any Eurodollar Loan or LIBOR Market Loan, the average maximum rate at which reserves (including, without limitation, any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall include any other reserves required to be maintained by such member banks by reason of any Regulatory Change with respect to (i) any category of liabilities that includes deposits by reference to which the Eurodollar Base Rate is to be determined as provided in the definition of "Eurodollar Base Rate" in this


                                Credit Agreement

Section 1.01 or (ii) any category of extensions of credit or other assets that includes Eurodollar Loans or LIBOR Market Loan.

                  "Restructuring Capital Expenditures" shall mean Capital Expenditures made by the Company and its Consolidated Subsidiaries in connection with the consolidation of production facilities following the consummation of the Heublein Acquisition.

                  "Revolving Credit Banks" shall mean (a) on the date hereof, the Banks having Revolving Credit Commitments on the signature pages hereof and
(b) thereafter, the Banks from time to time holding Revolving Credit Loans and Revolving Credit Commitments after giving effect to any assignments thereof permitted by Section 12.06 hereof.

                  "Revolving Credit Commitment" shall mean, for each Revolving Credit Bank, the obligation of such Bank to make Revolving Credit Loans in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set opposite the name of such Bank on the signature pages hereto under the caption "Revolving Credit Commitment" (as the same may be reduced from time to time pursuant to Section 2.06 hereof). The aggregate principal amount of the Revolving Credit Commitments on the Effective Date is $185,000,000.

                  "Revolving Credit Commitment Percentage" shall mean, with respect to any Revolving Credit Bank, the ratio of (a) the amount of the Revolving Credit Commitment of such Bank to (b) the aggregate amount of the Revolving Credit Commitments of all of the Banks.

                  "Revolving Credit Loans" shall mean the loans provided for by Sections 2.01(a) and 2.01(c) hereof, which may be Base Rate Loans and/or (except for Revolving Credit Loans that are also Swingline Loans) Eurodollar Loans.

                  "Revolving Credit Notes" shall mean the promissory notes provided for by Section 2.10(a) hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

                  "Revolving Credit Termination Date" shall mean the Quarterly Date falling on or nearest to June 15, 2001.

                  "Revolving Letter of Credit Documents" shall mean, with respect to any Revolving Letter of Credit, collectively, any application therefor and any other agreements, instruments,


                                Credit Agreement
guarantees or other documents (whether general in application or applicable only to such Revolving Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Revolving Letter of Credit or (b) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.

                  "Revolving Letter of Credit Interest" shall mean, for each Bank which is a Revolving Credit Bank, such Bank's participation interest (or, in the case of an Issuing Bank, such Issuing Bank's retained interest) in such Issuing Bank's liability under any Revolving Letter of Credit issued by such Issuing Bank and such Bank's rights and interests in the Reimbursement Obligations and fees, interest and other amounts payable in connection with Revolving Letters of Credit and related Reimbursement Obligations.

                  "Revolving Letters of Credit" shall have the meaning assigned to such term in Section 2.05 hereof.

                  "Security Agreement" shall mean the Second Amended and Restated Security Agreement dated as of August 5, 1994 between the Company, the Obligors and Chase, as Agent, a copy of which is attached as Exhibit C-1 hereto, as the same shall be amended by the Security Agreement Amendment and as the same shall be further modified and supplemented and in effect from time to time.

                  "Security Agreement Amendment" shall mean an amendment to the Security Agreement in substantially the form of Exhibit C-2 hereto.

                  "Security Documents" shall mean, collectively, the Security Agreement, the Mortgages and all Uniform Commercial Code financing statements required by this Agreement, the Security Agreement or the Mortgages to be filed with respect to the security interests in personal Property and fixtures created pursuant to the Security Agreement or the Mortgages.

                  "Senior Subordinated Debt Documents" shall mean all documents and agreements executed and delivered in connection with the initial issuance of the Senior Subordinated Notes, including, without limitation, the Senior
Subordinated Notes, the Senior Subordinated Note Indenture and Senior Subordinated Note Guarantees, as the same shall, subject to Section 9.17 hereof, be modified and supplemented and in effect from time to time.

                  "Senior Subordinated Note Guarantees" shall mean, collectively, the Guarantees, pursuant to Section 1014 or Article


                                Credit Agreement

14 of the Senior Subordinated Note Indenture, by each Subsidiary Guarantor of the punctual payment and performance when due of all of the Company's Indenture Obligations (as defined in the Senior Subordinated Note Indenture), as the same shall, subject to Section 9.17 hereof, be modified and supplemented and in effect from time to time.

                  "Senior Subordinated Notes" shall mean the Company's Senior Subordinated Notes due 2003 issued pursuant to the Senior Subordinated Note Indenture, as the same shall, subject to Section 9.17 hereof, be modified and supplemented and in effect from time to time.

                  "Senior Subordinated Note Indenture" shall mean the Indenture dated as of December 27, 1993 between the Company, the Subsidiary Guarantors and Chemical Bank, as trustee, as such agreement shall, subject to Section 9.17 hereof, be modified and supplemented and in effect from time to time.

                  "Set Rate"  shall have the  meaning  assigned  to such term in
Section 2.03(c)(ii)(D) hereof.

                  "Set Rate Auction" shall mean a solicitation of Money Market Quotes setting forth Set Rates pursuant to Section 2.03 hereof.

                  "Set Rate Loans" shall mean Money Market Loans the interest rates on which are determined on the basis of Set Rates pursuant to a Set Rate Auction.

                  "Stock Option Plan" shall mean the Stock Option and Stock Appreciation Plan of the Company dated July 1, 1987, as the same shall be amended and supplemented and in effect from time to time.

                  "Subordinated Indebtedness" shall mean, collectively, (a) Indebtedness of the Company in respect of the Senior Subordinated Notes and (b) other Indebtedness incurred in accordance with the provisions of Section 9.17 hereof.

                  "Subsidiary" shall mean, for any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the


                                Credit Agreement
happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

                  "Swingline Bank" shall mean The Chase Manhattan Bank (National Association), Rochester Division, in its capacity as the Swingline Bank under Section 2.01(c) hereof.

                  "Swingline Loans" shall have the meaning assigned to such term in Section 2.01(c) hereof, which shall be Base Rate Loans only.

                  "Swingline Note" shall mean the promissory note provided for by Section 2.10(c) hereof and any promissory note delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

                  "Syndicated Loans" shall mean the Revolving Credit Loans and the Term Loans.

                  "Syndicated Notes" shall mean the Revolving Credit Notes and the Term Loan Notes.

                  "Tangible Net Worth" shall mean, as at any date, the sum for the Company and its Consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following:

                  (a)  the amount of capital stock, plus

                  (b) the amount of additional paid-in capital and retained earnings (or, in the case of an additional paid-in capital or retained earnings deficit, minus the amount of such deficit), minus

                  (c) the sum of the cost of treasury shares and Intangibles as at such date;

provided, however that in no event shall Subordinated Indebtedness be included in Tangible Net Worth.

                  "Tenner Brothers Facility" shall mean the production facility located at Road #2, Box 85, Patrick, South Carolina and as of the date hereof owned by Tenner Brothers, Inc.

                  "Term Loan Banks" shall mean (a) on the date hereof, the Banks having Term Loan Commitments on the signature pages


                                Credit Agreement
hereof and (b) thereafter, the Banks from time to time holding Term Loans and Term Loan Commitments after giving effect to any assignments thereof permitted by Section 12.06 hereof.

                  "Term Loan Commitment" shall mean, for each Term Loan Bank, the obligation of such Bank to make one or more Term Loans in an aggregate amount equal to the amount set opposite the name of such Bank on the signature pages hereof under the caption "Term Loan Commitment" (as the same may be reduced from time to time pursuant to Section 2.06 hereof). The aggregate principal amount of the Term Loan Commitments on the Effective Date is $246,000,000.

                  "Term Loan Commitment Termination Date" shall mean November 1, 1995.

                  "Term Loan Notes" shall mean the promissory notes provided for by Section 2.10(b) hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

                  "Term Loans" shall mean the loans provided for by Section 2.01(b) hereof, which may be Base Rate Loans and/or Eurodollar Loans.

                  "Type" shall have the meaning assigned to such term in
Section 1.03 hereof.

                  "Vintners" shall mean New VICI, Inc. (formerly known as Vintners International Company, Inc.), a Delaware corporation.

                  "Vintners Acquisition Agreement" shall mean the Asset Sale Agreement dated as of September 14, 1993 between Vintners and the Company (and assigned by the Company to Vintners International Company, Inc., a New York corporation), as amended by Amendment No. 1 dated October 14, 1993 and Amendment No. 2 dated January 14, 1994, and as the same shall be modified and supplemented and in effect from time to time.

                  "Wholly Owned Subsidiary" shall mean, with respect to any Person, any corporation, partnership or other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are directly or indirectly owned or controlled by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person. For purposes hereof, BB Servicios, S.A. de C.V. or Monarch Wine Company, Limited Partnership shall be deemed to be Wholly Owned


                                Credit Agreement

Subsidiaries so long as the ownership interest of the Company therein shall not fall below that indicated on Schedule III hereto.

                  "Working Capital" shall mean, as at any date of determination thereof the excess of current assets of the Company and its Consolidated
Subsidiaries  over  current  liabilities  of the  Company  and its  Consolidated
Subsidiaries. For purposes hereof, the terms "current assets" and "current liabilities" shall have the respective meanings assigned to them by GAAP except that (i) cash and cash equivalents shall be excluded from current assets, (ii) the current portion of long-term debt shall be excluded from current liabilities, (iii) the current portion of any accrual the Company's obligations to make payments under Article II of the Barton Stock Purchase Agreement (and, after such payments, the aggregate principal amount of the Revolving Credit Loans as at such date the proceeds of which were used to make such payments) shall be excluded from current liabilities and (iv) any accrual of an expected write-off of property, plant or equipment resulting from the consolidation of operations in connection with the Heublein Acquisition, and any reduction of such reserve upon the sale or other disposition of such property, plant or equipment (to the extent of any loss resulting from such sale or other disposition), shall be excluded from current liabilities.

                  1.02  Accounting Terms and Determinations.

                  (a)  Except  as  otherwise   expressly  provided  herein,  all
accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Banks hereunder, and all calculations made for the purpose of determining compliance with this Agreement, shall be prepared, in accordance with generally accepted accounting principles applied on a basis consistent with those used in the preparation of the audited financial statements as at August 31, 1994 referred to in Section 8.02 hereof; provided that if the Company is at any time or from time to time required by law, regulation, Financial Accounting Standards Board statements or its independent certified public accountants to prepare its audited financial statements in accordance with generally accepted accounting principles different from, or applied on a basis not consistent with, those referred to above, then the Company shall do so, but shall also notify the Banks of such differences, provide the Banks with a qualitative and quanti-tative comparison of such required financial statements and corresponding financial statements prepared as first provided above, and (unless the Majority Banks shall otherwise agree that any such calculations shall be made in accordance with, and on a


                                Credit Agreement
basis consistent with, the generally accepted accounting principles first referred to in this proviso) continue to make all calculations made for the purpose of determining compliance with this Agreement in accordance with, and on a basis consistent with, those first referred to above in this clause (a) (as modified in accordance with the preceding parenthetical expression).

                  (b) To enable the ready and consistent determination of compliance with the covenants set forth in Section 9 hereof, the Company will not, without the consent of the Majority Banks, change the last day of its fiscal year from the last day of August of each year, or the last days of the first three fiscal quarters in each of its fiscal years from the last days of November, February and May of each year, respectively.

                  1.03  Classes  and  Types  of  Loans.   Loans   hereunder  are
distinguished by "Class" and by "Type". The "Class" of a Loan (or of a Commitment to make a Loan) refers to whether such Loan is a Revolving Credit Loan, Money Market Loan or a Term Loan, each of which constitutes a Class. The "Type" of a Loan refers to whether such Loan is a Base Rate Loan, a Eurodollar Loan, a Set Rate Loan or a LIBOR Market Loan, each of which constitutes a Type. Loans may be identified by both Class and Type.


                  Section 2.  Commitments, Loans, Notes and Prepayments.

                  2.01  Syndicated Loans.

                  (a) Revolving Credit Loans. Pursuant to Section 2.01(a) of the Existing Credit Agreement, the Existing Banks have heretofore made "Revolving Credit Loans" (the "Existing Revolving Credit Loans") to the Company. On the Effective Date, immediately prior to the satisfaction by the Company of the conditions precedent to effectiveness set forth in Section 7 hereof, Chase shall, by purchase of assignments from any Existing Bank that will not be a Revolving Credit Bank hereunder, acquire all of such Existing Bank's interests in the Existing Revolving Credit Loans. Concurrently with the satisfaction of such conditions precedent on the Effective Date, all Existing Revolving Credit Loans outstanding on the Effective Date shall be designated as Revolving Credit Loans hereunder and the Revolving Credit Banks shall, by assignments from Chase and (to the extent necessary) Existing Banks that are Revolving Credit Banks hereunder, acquire interests in the Existing Revolving Credit Loans in such amounts (and the Banks shall make such additional adjustments as shall be necessary) so that after giving effect to such assignments and adjustments, the Revolving Credit Banks


                                Credit Agreement
shall hold Revolving Credit Loans hereunder ratably in accordance with their respective Revolving Credit Commitments. Thereafter, each Revolving Credit Bank severally agrees, on the terms and conditions of this Agreement, to make loans to the Company in Dollars during the period from and including the Effective Date to but not including the Revolving Credit Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the Revolving Credit Commitment of such Bank as in effect from time to time (such Loans being herein called "Revolving Credit Loans"); provided that in no event shall the aggregate principal amount of all Revolving Credit Loans, together with the aggregate amount of all Letter of Credit Liabilities in respect of Revolving Letters of Credit, exceed the aggregate amount of the Revolving Credit Commitments as in effect from time to time and provided further that the Company may not borrow any Revolving Credit Loans unless simultaneously therewith or prior thereto the Term Loan Commitments have been fully utilized. Subject to the terms and conditions of this Agreement, during such period the Company may borrow, repay and reborrow the amount of the Revolving Credit Commitments by means of Base Rate Loans and Eurodollar Loans and may Convert Revolving Credit Loans of one Type into Revolving Credit Loans of another Type (as provided in Section 2.10 hereof) or Continue Revolving Credit Loans of one Type as Revolving Credit Loans of the same Type (as provided in Section 2.10 hereof).

                  Any Existing Revolving Credit Loan that is a "Eurodollar Loan" under the Existing Credit Agreement and that has an "Interest Period" thereunder that will end after the Effective Date shall, on the Effective Date, automatically be Converted into a Base Rate Loan hereunder (and, the Company shall pay to the Existing Banks any amounts that would be payable in respect of the principal of such Loans pursuant to Section 5.05 of the Existing Credit Agreement as if such Loans were being prepaid on the Effective Date). In addition, the Company will pay to the Administrative Agent for account of the Existing Banks on the Effective Date all accrued interest on the Existing Revolving Credit Loans that is unpaid on the Effective Date.

                  In connection with the purchase by Chase of assignments in the Existing Revolving Credit Loans of any Existing Bank that will not be a Revolving Credit Bank hereunder, the Company agrees to reimburse Chase for any amounts in excess of the principal of and accrued and unpaid interest on the Loans so purchased that Chase is required to pay to such Existing Bank (whether in respect of amounts that such Bank would be entitled to receive under Section
5.05 of the Existing Credit Agreement if such Loans were being prepaid on the Effective Date, or otherwise) in order to induce such Existing Bank to sell such assignment to Chase,


                                Credit Agreement
provided that, without the consent of the Company, Chase shall not pay to such Existing Bank an amount in excess of 100% of the principal amount of the Existing Revolving Credit Loans of such Existing Bank being assigned.

                  (b) Term Loans. Pursuant to Section 2.01(b) of the Existing Credit Agreement, the Existing Banks have heretofore made "Term Loans" (the "Existing Term Loans") to the Company. On the Effective Date, immediately prior to the satisfaction by the Company of the conditions precedent to effectiveness set forth in Section 7 hereof, Chase shall, by purchase of assignments from any Existing Bank that will not be a Term Loan Bank hereunder, acquire all of such Existing Bank's interests in the Existing Term Loans. Concurrently with the satisfaction of such conditions precedent on the Effective Date, all Existing Term Loans outstanding on the Effective Date shall be designated as Term Loans hereunder and the Term Loan Banks shall, by assignments from Chase and (to the extent necessary) Existing Banks that are Term Loan Banks hereunder, acquire interests in the Existing Term Loans in such amounts (and the Banks shall make such additional adjustments as shall be necessary) so that after giving effect to such assignments and adjustments, the Term Loan Banks shall hold Term Loans hereunder ratably in accordance with their respective Term Loan Commitments. In addition, each Term Loan Bank severally agrees, on the terms and conditions of this Agreement, to make one or more term loans to the Company in Dollars on the Effective Date in an aggregate amount up to but not exceeding the remaining unused amount of the Term Loan Commitment of such Bank. Thereafter the Company may Convert Term Loans of one Type into Term Loans of another Type (as provided in Section 2.11 hereof) or Continue Term Loans of one Type as Term Loans of the same Type (as provided in Section 2.11 hereof).

                  Any Existing Term Loan that is a "Eurodollar Loan" under the Existing Credit Agreement and that has an "Interest Period" thereunder that will end after the Effective Date shall, on the Effective Date, automatically be Converted into a Base Rate Loan hereunder (and, the Company shall pay to the Existing Banks any amounts that would be payable in respect of the principal of such Loans pursuant to Section 5.05 of the Existing Credit Agreement as if such Loans were being prepaid on the Effective Date). In addition, the Company will pay to the Administrative Agent for account of the Existing Banks on the Effective Date all accrued interest on the Existing Term Loans that is unpaid on the Effective Date.

                  In connection with the purchase by Chase of assignments in the Existing Term Loans of any Existing Bank that will not be a Term Loan Bank hereunder, the Company agrees to reimburse Chase


                                Credit Agreement
for any amounts in excess of the principal of and accrued and unpaid interest on the Loans so purchased that Chase is required to pay to such Existing Bank (whether in respect of amounts that such Bank would be entitled to receive under Section 5.05 of the Existing Credit Agreement if such Loans were being prepaid on the Effective Date, or otherwise) in order to induce such Existing Bank to sell such assignment to Chase, provided that, without the consent of the Company, Chase shall not pay to such Existing Bank an amount in excess of 100% of the principal amount of the Existing Term Loans of such Existing Bank being assigned.

                  (c) Swingline Loans. In addition to the Revolving Credit Loans provided for in clause (a) of this Section 2.01, but subject to the provisions of this Section 2.01(c), the Swingline Bank, in its sole and absolute discretion, may from time to time on any Business Day make loans to the Company during the period from and including the Effective Date to but excluding the Revolving Credit Termination Date in an aggregate principal amount outstanding at any one time not to exceed $8,000,000. Loans made pursuant to this Section 2.01(c) are herein called "Swingline Loans". The following additional provisions shall apply to Swingline Loans:

                         (i) Swingline Loans shall constitute  "Revolving Credit
         Loans" hereunder (except for purposes of Section 2.01(a) hereof), but shall not be considered a utilization of the Revolving Credit Commitment of the Swingline Bank hereunder and thus shall not affect the Company's obligation under Section 2.07 hereof to pay to the
         Administrative Agent for account of each Revolving Credit Bank the commitment fee on the daily average unused amount of each Revolving Credit Bank's Revolving Credit Commitment hereunder. Subject to the Swingline Bank's determination, in its discretion, from time to time to make Swingline Loans, the Company may, from time to time during the period from and including the Effective Date to but excluding the Revolving Credit Termination Date, borrow, repay and reborrow the Swingline Loans, provided that the aggregate principal amount outstanding at any time of all Revolving Credit Loans (including all Swingline Loans) shall not exceed the aggregate amount of the Revolving Credit Commitments at such time. The Company may prepay the outstanding Swingline Loans from time to time upon giving same day notice thereof to the Swingline Bank. Each borrowing and each partial prepayment of the Swingline Loans shall be made in a principal amount at least equal to $500,000.

                        (ii) The Swingline Loans shall be Base Rate Loans and, notwithstanding anything in Section 2.11 hereof to the


                                Credit Agreement
         contrary, may not be made as or Converted into Eurodollar
         Loans.

                       (iii) The  provisions of Sections  2.02,  2.11,  4.04 and
         4.05 hereof shall not apply to the Swingline Loans.

                  (d) Certain Limits on Eurodollar Loans. Until the earlier to occur of (x) the date 90 days after the Effective Date and (y) the date when the Commitments hereunder are fully syndicated by Chase, all Eurodollar Loans shall be available hereunder only for Interest Periods of 30 days and each such Interest Period for any such Loans shall be coterminous with Interest Periods for all other Eurodollar Loans. In addition, no more than fourteen separate Interest Periods in respect of Money Market Loans and Eurodollar Loans that are Revolving Credit Loans and no more than three separate Interest Periods in respect of Eurodollar Loans that are Term Loans may be outstanding at any one time.

                  2.02 Borrowings of Syndicated Loans. The Company shall give the Administrative Agent (which shall promptly notify the Banks) notice of each borrowing hereunder of Syndicated Loans as provided in Section 4.05 hereof. Not later than 1:00 p.m. New York time on the date specified for each such borrowing hereunder, each Bank shall make available the amount of any such Loan or Loans to be made by it on such date to the Administrative Agent, at account number NYAO-DI-900-9-000002 maintained by the Administrative Agent with Chase at the Principal Office, in immediately available funds, for account of the Company. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Company by depositing the same, in immediately available funds, in an account of the Company maintained with Chase at the Principal Office designated by the Company. As provided in Section 2.01(c)(iii) hereof, the provisions of this Section 2.02 shall not apply to Swingline Loans.

                  2.03  Money Market Loans.

                  (a) In addition to borrowings of Syndicated Loans, at any time prior to the Revolving Credit Commitment Termination Date the Company may, as set forth in this Section 2.03, request the Revolving Credit Banks to make offers to make Money Market Loans to the Company in Dollars. The Revolving Credit Banks may, but shall have no obligation to, make such offers and the Company may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 2.03. Money Market Loans may be LIBOR Market Loans or Set Rate Loans, provided that:



                                Credit Agreement

                         (i) there may be no more than fourteen different Interest Periods for both Syndicated Loans and Money Market Loans that are Revolving Credit Loans outstanding at the same time (for which purpose Interest Periods described in different lettered clauses of the definition of the term "Interest Period" shall be deemed to be different Interest Periods even if they are coterminous);

                        (ii) the aggregate principal amount of all Money Market Loans, together with the aggregate principal amount of all Revolving Credit Loans (including all Swingline Loans), and the aggregate amount of all Letter of Credit Liabilities in respect of Revolving Letters of Credit, at any one time outstanding shall not exceed the aggregate amount of the Revolving Credit Commitments at such time; and

                       (iii) the aggregate principal amount of all Money Market Loans at any one time outstanding shall not exceed the aggregate amount of the Revolving Credit Commitments at such time.

                  (b) When the Company wishes to request offers to make Money Market Loans, it shall give the Administrative Agent notice (a "Money Market Quote Request"), and the Administrative Agent shall promptly notify the Revolving Credit Banks, so as to be received no later than 11:00 a.m. New York time on (x) the fourth Business Day prior to the date of borrowing proposed therein, in the case of a LIBOR Auction or (y) the Business Day next preceding the date of borrowing proposed therein, in the case of a Set Rate Auction (or, in any such case, such other time and date as the Company and the Administrative Agent, with the consent of the Majority Revolving Credit Banks, may agree). The Company may request offers to make Money Market Loans for up to three different Interest Periods in a single notice (for which purpose Interest Periods in different lettered clauses of the definition of the term "Interest Period" shall be deemed to be different Interest Periods even if they are coterminous); provided that the request for each separate Interest Period shall be deemed to be a separate Money Market Quote Request for a separate borrowing (a "Money Market Borrowing"). Each such notice shall be substantially in the form of Exhibit H hereto and shall specify as to each Money Market Borrowing:

                         (i) the proposed date of such borrowing, which shall be a Business Day;

                        (ii) the aggregate amount of such Money Market Borrowing, which shall be at least $10,000,000 (or a larger


                                Credit Agreement
         multiple of $5,000,000) but shall not cause the limits specified in Section 2.03(a) hereof to be violated;

                       (iii) the duration of the Interest Period applicable thereto;

                        (iv) whether the Money Market Quotes requested for a particular Interest Period are seeking quotes for LIBOR Market Loans or Set Rate Loans; and

                         (v) if the Money Market Quotes requested are seeking quotes for Set Rate Loans, the date on which the Money Market Quotes are to be submitted if it is before the proposed date of borrowing (the date on which such Money Market Quotes are to be submitted is called the "Quotation Date").

Except as otherwise provided in this Section 2.03(b), no Money Market Quote Request shall be given within five Business Days (or such other number of days as the Company and the Administrative Agent, with the consent of the Majority Revolving Credit Banks, may agree) of any other Money Market Quote Request.

                  (c) (i) Each Revolving Credit Bank may submit one or more Money Market Quotes, each constituting an offer to make a Money Market Loan in response to any Money Market Quote Request; provided that, if the Company's request under Section 2.03(b) hereof specified more than one Interest Period, such Bank may make a single submission containing one or more Money Market Quotes for each such Interest Period. Each Money Market Quote must be submitted to the Administrative Agent not later than (x) 2:00 p.m. New York time on the fourth Business Day prior to the proposed date of borrowing, in the case of a LIBOR Auction or
         (y) 10:00 a.m. New York time on the Quotation Date, in the case of a Set Rate Auction (or, in any such case, such other time and date as the Company and the Administrative Agent, with the consent of the Majority Revolving Credit Banks, may agree); provided, further, that any Money Market Quote may be submitted by Chase (or its Applicable Lending Office) only if Chase (or such Applicable Lending Office) notifies the Company of the terms of the offer contained therein not later than (x) 1:00 p.m. New York time on the fourth Business Day prior to the proposed date of borrowing, in the case of a LIBOR Auction or (y) 9:45 a.m. New York time on the Quotation Date, in the case of a Set Rate Auction. Subject to Sections 5.02(b), 5.03, 7.02 and 10 hereof, any Money Market Quote so made shall be irrevocable except with


                                Credit Agreement
         the consent of the Administrative Agent given on the instructions of the Company.

                  (ii) Each Money Market Quote shall be substantially in the form of Exhibit I hereto and shall specify:

                           (A)  the proposed date of borrowing and the
                  Interest Period therefor;

                           (B) the principal amount of the Money Market Loan for
                  which each such offer is being made, which principal amount shall be at least $5,000,000 (or a larger multiple of $1,000,000); provided that the aggregate principal amount of all Money Market Loans for which a Revolving Credit Bank submits Money Market Quotes (x) may be greater or less than the Revolving Credit Commitment of such Bank but (y) may not exceed the principal amount of the Money Market Borrowing for a particular Interest Period for which offers were requested;

                           (C) in the case of a LIBOR Auction,  the margin above
                  or below the applicable LIBO Rate (the "LIBO Margin") offered for each such Money Market Loan, expressed as a percentage (rounded upwards, if necessary, to the nearest 1/10,000th of 1%) to be added to or subtracted from the applicable LIBO Rate;

                           (D) in the  case of a Set Rate  Auction,  the rate of
                  interest per annum (rounded upwards, if necessary, to the nearest 1/10,000th of 1%) offered for each such Money Market Loan (the "Set Rate"); and

                           (E) the identity of the quoting Bank.

         Unless otherwise agreed by the Administrative Agent and the Company, no Money Market Quote shall contain qualifying, conditional or similar language or propose terms other than or in addition to those set forth in the applicable Money Market Quote Request and, in particular, no Money Market Quote may be conditioned upon acceptance by the Company of all (or some specified minimum) of the principal amount of the Money Market Loan for which such Money Market Quote is being made, provided that the submission by any Revolving Credit Bank containing more than one Money Market Quote may be conditioned on the Company not accepting offers contained in such submission that would result in such Bank making Money Market Loans pursuant thereto in excess of a specified aggregate amount (the "Money Market Loan Limit").


                                Credit Agreement

                  (d) The Administrative Agent shall (x) in the case of a Set Rate Auction, as promptly as practicable after the Money Market Quote is submitted (but in any event not later than 10:15 a.m. New York time on the Quotation Date) or (y) in the case of a LIBOR Auction, by 4:00 p.m. New York time on the day a Money Market Quote is submitted, notify the Company of the terms (i) of any Money Market Quote submitted by a Revolving Credit Bank that is in accordance with Section 2.03(c) hereof and (ii) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Administrative Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Administrative Agent's notice to the Company shall specify (A) the aggregate principal amount of the Money Market Borrowing for which offers have been received and (B) the respective principal amounts and LIBO Margins or Set Rates, as the case may be, so offered by each Revolving Credit Bank (identifying the Bank that made each Money Market Quote).

                  (e) Not later than 11:00 a.m. New York time on (x) the third Business Day prior to the proposed date of borrowing, in the case of a LIBOR Auction or (y) the Quotation Date, in the case of a Set Rate Auction (or, in any such case, such other time and date as the Company and the Administrative Agent, with the consent of the Majority Revolving Credit Banks, may agree), the Company shall notify the Administrative Agent of its acceptance or nonacceptance of the offers so notified to it pursuant to Section 2.03(d) hereof (which notice shall specify the aggregate principal amount of offers from each Revolving Credit Bank for each Interest Period that are accepted, it being understood that the failure of the Company to give such notice by such time shall constitute nonacceptance) and the Administrative Agent shall promptly notify each affected Bank. The notice from the Administrative Agent shall also specify the aggregate principal amount of offers for each Interest Period that were accepted and the lowest and highest LIBO Margins and Set Rates that were accepted for each Interest Period. The Company may accept any Money Market Quote in whole or in part (provided that any Money Market Quote accepted in part shall be at least $5,000,000 or a larger multiple of $1,000,000); provided that:

                         (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request;



                                Credit Agreement

                        (ii) the aggregate principal amount of each Money Market Borrowing shall be at least $10,000,000 (or a larger multiple of $5,000,000) but shall not cause the limits specified in Section 2.03(a) hereof to be violated;

                  (iii) acceptance of offers may, subject to clause (v) below, be made only in ascending order of LIBO Margins or Set Rates, as the case may be, in each case beginning with the lowest rate so offered;

                        (iv) the Company may not accept any offer where the Administrative Agent has advised the Company that such offer fails to comply with Section 2.03(c)(ii) hereof or otherwise fails to comply with the requirements of this Agreement (including, without limitation, Section 2.03(a) hereof);

                         (v) the aggregate principal amount of each Money Market Borrowing from any Revolving Credit Bank may not exceed any applicable Money Market Loan Limit of such Bank.

If offers are made by two or more Revolving Credit Banks with the same LIBO Margins or Set Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Company among such Banks as nearly as possible (in amounts of at least $5,000,000 or larger multiples of $1,000,000) in proportion to the aggregate principal amount of such offers. Determinations by the Company of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

                  (f) Any Revolving Credit Bank whose offer to make any Money Market Loan has been accepted in accordance with the terms and conditions of this Section 2.03 shall, not later than 1:00 p.m. New York time on the date specified for the making of such Loan, make the amount of such Loan available to the Administrative Agent at account number NYAO-DI-900-9-000002 maintained by the Administrative Agent with Chase at the Principal Office in immediately available funds, for account of the Company. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Company on such date by depositing the same, in immediately available funds, in an account of the Company maintained with Chase at the Principal Office designated by the Company.

                  (g) Except for the purpose and to the extent expressly stated in Sections 2.06(b) and 2.07 hereof, the amount of any


                                Credit Agreement

Money Market Loan made by any Bank shall not constitute a utilization of such Bank's Revolving Credit Commitment.

                  (h) The Company shall pay to the Administrative Agent a fee of $2,500 each time the Company gives a Money Market Quote Request to the Administrative Agent.

                  2.04 Barton Letter of Credit. Pursuant to Section 2.03 of the Existing Credit Agreement, the Barton Letter of Credit, issued by Chase as Issuing Bank for account of the Company is outstanding on the date hereof. The following provisions shall apply to the Barton Letter of Credit:

                  (a) On the Effective Date, the Barton Letter of Credit shall automatically, and without any action on the part of any Person, be deemed to constitute the Barton Letter of Credit hereunder. On the Effective Date, immediately prior to the satisfaction by the Company of the conditions precedent to effectiveness set forth in Section 7 hereof, (i) Chase shall, by assignment from any Existing Bank that will not be a Barton Letter of Credit Bank hereunder, acquire all of such Existing Bank's interest in the Barton Letter of Credit Interest (as defined in the Existing Credit Agreement) as of the Effective Date (the "Existing Barton Letter of Credit Interest") and (ii) the Company shall pay to the Administrative Agent for the account of the Existing Banks (after giving effect to such assignments) all letter of credit fees accrued through the Effective Date in respect of the Existing Barton Letter of Credit Interests. Each Barton Letter of Credit Bank (other than the Issuing Bank) agrees that, on the Effective Date, it shall automatically acquire (and, in the case of any Existing Bank that is a Barton Letter of Credit Bank, it shall automatically continue) a participation in the Issuing Bank's liability under the Barton Letter of Credit in an amount equal to such Bank's Proportionate Share of such liability, and each Barton Letter of Credit Bank (other than the Issuing Bank) thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to the Issuing Bank to pay and discharge when due, its Proportionate Share of the Issuing Bank's liability under the Barton Letter of Credit.

                  (b) Upon receipt from the beneficiary of the Barton Letter of Credit of any demand for payment under the Barton Letter of Credit, which demand substantially complies with the terms and conditions thereof, the Issuing Bank shall promptly notify the Company (through the Administrative Agent) of the amount to be paid by the Issuing Bank as a


                                Credit Agreement
         result of such demand and the date on which payment is to be made by the Issuing Bank to such beneficiary in respect of such demand. The Company hereby unconditionally agrees to pay and reimburse the Administrative Agent for account of the Issuing Bank for the amount of each such demand for payment under the Barton Letter of Credit at or prior to the date on which payment is to be made by the Issuing Bank to the beneficiary thereunder, without presentment, demand, protest or other formalities of any kind.

                  (c) Forthwith upon its receipt of a notice referred to in clause (b) of this Section 2.04, the Company shall advise the Administrative Agent whether or not the Company intends to borrow hereunder to finance its obligation to reimburse the Issuing Bank for the amount of the related demand for payment.

                  (d) Upon receipt from the beneficiary of the Barton Letter of Credit of any demand for payment under the Barton Letter of Credit, which demand substantially complies with the terms and conditions thereof, the Administrative Agent shall give each Barton Letter of Credit Bank prompt notice of the amount of the demand for payment, specifying such Bank's Proportionate Share of the amount of the related demand for payment and the date upon which such payment is to be made. Each Barton Letter of Credit Bank (other than the Issuing Bank) shall pay to the Administrative Agent for account of the Issuing Bank at the Principal Office in Dollars and in immediately available funds, the amount of such Bank's Proportionate Share of any payment under the Barton Letter of Credit on the date of payment under the Barton Letter of Credit specified in such notice. Each such Barton Letter of Credit Bank's obligation to make such payment to the Administrative Agent for account of the Issuing Bank under this clause (d), and the Issuing Bank's right to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, (i) the failure of any other Barton Letter of Credit Bank to make its payment under this clause (d), the financial condition of the Company, the existence of any Default or (ii) the termination of any of the Commitments. Each such payment to the Issuing Bank shall be made without any offset, abatement, withholding or reduction whatsoever.

                  (e) Upon the making of each payment by a Barton Letter of Credit Bank to the Issuing Bank pursuant to clause (d) above in respect of the Barton Letter of Credit, such Bank shall, automatically and without any further action on the


                                Credit Agreement
         part of the Administrative Agent, the Issuing Bank or such Bank, acquire (i) a participation in an amount equal to such payment in the related Reimbursement Obligation owing to the Issuing Bank by the Company hereunder and (ii) a participation in a percentage equal to such Bank's Proportionate Share in any interest or other amounts payable by the Company hereunder in respect of such Reimbursement Obligation (other than the commissions, charges, costs and expenses payable to the Issuing Bank pursuant to clause (f) of this Section 2.04). Upon receipt by the Issuing Bank from or for account of the Company of any payment in respect of such Reimbursement Obligation or any such interest or other amount (including by way of setoff or application of proceeds of any collateral security) the Issuing Bank shall promptly pay to the Administrative Agent for account of each Barton Letter of Credit Bank entitled thereto, such Barton Letter of Credit Bank's Proportionate Share of such payment, each such payment by the Issuing Bank to be made in the same money and funds in which received by the Issuing Bank. In the event any payment received by the Issuing Bank and so paid to the Barton Letter of Credit Banks hereunder is rescinded or must otherwise be returned by the Issuing Bank, each Barton Letter of Credit Bank shall, upon the request of the Issuing Bank (through the Administrative Agent), repay to the Issuing Bank (through the Administrative Agent) the amount of such payment paid to such Bank, with interest at the rate specified in clause (g) of this
         Section 2.04.

                  (f) The Company shall pay to the Administrative Agent for account of the Issuing Bank in respect of the Barton Letter of Credit an issuance fee in an amount equal to the Letter of Credit Fee Percentage of the daily average undrawn face amount of the Barton Letter of Credit for the period from and including the date of issuance of the Barton Letter of Credit to and including the date the Barton Letter of Credit is drawn in full, expires or is terminated (such fee to be non-refundable, to be paid in arrears on each Quarterly Date and on the Barton Letter of Credit Termination Date and to be calculated, for any day, after giving effect to any payments made under the Barton Letter of Credit on such day). The Issuing Bank shall pay to the Administrative Agent for account of each Barton Letter of Credit Bank (other than the Issuing Bank), from time to time at reasonable intervals (but in any event at least quarterly), but only to the extent actually received from the Company, an amount equal to such Bank's Proportionate Share of all such fees in respect of the Barton Letter of Credit (including any such fee in respect of any period of any renewal or extension thereof).


                                Credit Agreement

                  In addition, the Company shall pay to the Administrative Agent solely for account of the Issuing Bank a fronting fee in respect of the Barton Letter of Credit in an amount equal to 1/8 of 1% per annum of the daily average undrawn face amount of the Barton Letter of Credit for the period from and including the date of issuance of the Barton Letter of Credit to and including the date the Barton Letter of Credit is drawn in full, expires or is terminated (such fee to be non-refundable, to be paid in arrears on each Quarterly Date and on the Barton Letter of Credit Termination Date and to be calculated, for any day, after giving effect to any payments made under the Barton Letter of Credit on such day) plus all commissions, charges, costs and expenses in the amounts customarily charged by the Issuing Bank from time to time in like circumstances with respect to the issuance of the Barton Letter of Credit and drawings and other transactions relating thereto.

                  (g) To the extent that any Barton Letter of Credit Bank fails to pay any amount required to be paid pursuant to clause (d) or (e) of this Section 2.04 on the due date therefor, such Bank shall pay interest to the Issuing Bank (through the Administrative Agent) on such amount from and including such due date to but excluding the date such payment is made at a rate per annum equal to the Federal Funds Rate (as in effect from time to time), provided that if such payment is not made within three Business Days of such due date then, such Barton Letter of Credit Bank shall be obligated retroactively to the due date to pay interest in respect of such payment at the rate of interest provided for Base Rate Loans pursuant to Section 3.02 hereof.

                  (h) The issuance by the Issuing Bank of any modification or supplement to the Barton Letter of Credit hereunder shall be subject to the same conditions applicable under this Section 2.04 to the issuance of the Barton Letter of Credit, and no such modification or supplement shall be issued hereunder unless each Barton Letter of Credit Bank shall have consented thereto.

The Company hereby indemnifies and holds harmless each Barton Letter of Credit Bank and the Administrative Agent from and against any and all claims and damages (including, without limitation, consequential damages), losses, liabilities, costs or expenses which such Bank or the Administrative Agent may incur (or which may be claimed against such Bank or the Administrative Agent by any Person whatsoever) by reason of or in connection with the execution and delivery or transfer of or payment or refusal to pay by the Issuing Bank under the Barton Letter of


                                Credit Agreement

Credit; provided that the Company shall not be required to indemnify any Bank or the Administrative Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of the Issuing Bank in determining whether a request presented under the Barton Letter of Credit complied with the terms of the Barton Letter of Credit or (y) in the case of the Issuing Bank, such Bank's failure to pay under the Barton Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of the Barton Letter of Credit. Nothing in this Section 2.04 is intended to limit the other obligations of the Company, any Bank or the Administrative Agent under this Agreement. Notwithstanding anything to the contrary contained herein, the Issuing Bank shall not be liable for consequential damages.

                  2.05 Revolving Letters of Credit. Subject to the terms and conditions of this Agreement, the Revolving Credit Commitments may be utilized, upon the request of the Company, in addition to the Revolving Credit Loans provided for by Section 2.01(a) hereof, by the issuance by the Issuing Bank of commercial, documentary or standby letters of credit (collectively with the Qingdao Letter of Credit and the Existing Letters of Credit, "Revolving Letters of Credit") for account of the Company or any of its Subsidiaries (as specified by the Company), provided that in no event shall (i) the aggregate amount of all Letter of Credit Liabilities in respect of Revolving Letters of Credit, together with the aggregate principal amount of the Revolving Credit Loans and the aggregate principal amount of Money Market Loans, exceed the aggregate amount of the Revolving Credit Commitments as in effect from time to time, (ii) the outstanding aggregate amount of all Letter of Credit Liabilities in respect of Revolving Letters of Credit exceed $12,000,000, and (iii) the expiration date of any Revolving Letter of Credit extend beyond the earlier of the Revolving Credit Termination Date and the date twelve months following the issuance of such Revolving Letter of Credit. The following additional provisions shall apply to Letters of Credit:

                  (a) The Company shall give the Administrative Agent at least three Business Days' irrevocable prior notice (effective upon receipt) specifying the Business Day (which shall be no later than 30 days preceding the Revolving Credit Termination Date) each Revolving Letter of Credit is to be issued and the account party or parties therefor and describing in reasonable detail the proposed terms of such Revolving Letter of Credit (including the beneficiary thereof) and the nature of the transactions or obligations proposed to be supported thereby. Upon receipt of any such


                                Credit Agreement
         notice, the Administrative Agent shall advise the Issuing Bank of the contents thereof.

                  (b) On each day during the period commencing with the issuance (or, in the case of the Existing Letters of Credit and the Qingdao Letter of Credit, commencing on the Effective Date) by the Issuing Bank of any Revolving Letter of Credit and until such Revolving Letter of Credit shall have expired or been terminated, the Revolving Credit Commitment of each Revolving Credit Bank shall be deemed to be utilized for all purposes of this Agreement in an amount equal to such Bank's Revolving Credit Commitment Percentage of the then undrawn face amount of such Revolving Letter of Credit. Each Revolving Credit Bank (other than the Issuing Bank) agrees that, upon the issuance of any Revolving Letter of Credit hereunder (or, in the case of the Existing Letters of Credit and the Qingdao Letter of Credit, upon the Effective Date), it shall automatically acquire a participation in the Issuing Bank's liability under such Revolving Letter of Credit in an amount equal to such Bank's Revolving Credit Commitment Percentage of such liability, and each Revolving Credit Bank (other than the Issuing Bank) thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to the Issuing Bank to pay and discharge when due, its Revolving Credit Commitment Percentage of the Issuing Bank's liability under such Revolving Letter of Credit.

                  (c) Upon receipt from the beneficiary of any Revolving  Letter of Credit of any demand for payment under such Revolving Letter of Credit, which demand substantially complies with the terms and conditions thereof, the Issuing Bank shall promptly notify the Company (through the Administrative Agent) of the amount to be paid by the Issuing Bank as a result of such demand and the date on which payment is to be made by the Issuing Bank to such beneficiary in respect of such demand. Notwithstanding the identity of the account party of any Revolving Letter of Credit, the Company hereby unconditionally agrees to pay and reimburse the Administrative Agent for account of the Issuing Bank for the amount of each such demand for payment under such Revolving Letter of Credit at or prior to the date on which payment is to be made by the Issuing Bank to the beneficiary thereunder, without presentment, demand, protest or other formalities of any kind.

                  (d) Forthwith upon its receipt of a notice referred to in clause (c) of this Section 2.05, the Company shall advise


                                Credit Agreement
         the Administrative Agent whether or not the Company intends to borrow hereunder to finance its obligation to reimburse the Issuing Bank for the amount of the related demand for payment and, if it does, submit a notice of such borrowing as provided in Section 4.05 hereof.

                  (e) Each Revolving Credit Bank (other than the Issuing Bank) shall pay to the Administrative Agent for account of the Issuing Bank at the Principal Office in Dollars and in immediately available funds, the amount of such Bank's Revolving Credit Commitment Percentage of any payment under a Revolving Letter of Credit upon notice by the Issuing Bank (through the Administrative Agent) to such Revolving Credit Bank requesting such payment and specifying such amount. Each such Revolving Credit Bank's obligation to make such payment to the Administrative Agent for account of the Issuing Bank under this clause (e), and the Issuing Bank's right to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the failure of any other Revolving Credit Bank to make its payment under this clause (e), the financial condition of the Company (or any other account party), the existence of any Default or the termination of the Commitments. Each such payment to the Issuing Bank shall be made without any offset, abatement, withholding or reduction whatsoever.

                  (f) Upon the making of each payment by a Revolving Credit Bank to the Issuing Bank pursuant to clause (e) above in respect of any Revolving Letter of Credit, such Bank shall, automatically and without any further action on the part of the Administrative Agent, the Issuing Bank or such Bank, acquire (i) a participation in an amount equal to such payment in the Reimbursement Obligation in respect of such Revolving Letter of Credit owing to the Issuing Bank by the Company hereunder and under the Revolving Letter of Credit Documents relating to such Revolving Letter of Credit and (ii) a participation in a percentage equal to such Bank's Revolving Credit Commitment Percentage in any interest or other amounts payable by the Company hereunder and under such Revolving Letter of Credit Documents in respect of such Reimbursement Obligation (other than the commissions, charges, costs and expenses payable to the Issuing Bank pursuant to clause (g) of this
         Section 2.05). Upon receipt by the Issuing Bank from or for account of the Company of any payment in respect of any such Reimbursement Obligation or any such interest or other amount (including by way of setoff or application of proceeds of any collateral security) the Issuing Bank shall promptly pay to the


                                Credit Agreement

         Administrative Agent for account of each Revolving Credit Bank entitled thereto, such Revolving Credit Bank's Revolving Credit Commitment Percentage of such payment, each such payment by the Issuing Bank to be made in the same money and funds in which received by the Issuing Bank. In the event any payment received by the Issuing Bank and so paid to the Revolving Credit Banks hereunder is rescinded or must otherwise be returned by the Issuing Bank, each Revolving Credit Bank shall, upon the request of the Issuing Bank (through the Administrative Agent), repay to the Issuing Bank (through the Administrative Agent) the amount of such payment paid to such Bank, with interest at the rate specified in clause (j) of this Section 2.05.

                  (g) The Company shall pay to the Administrative Agent for account of the Issuing Bank in respect of each Revolving Letter of Credit that is a standby letter of credit an issuance fee in an amount equal to the Letter of Credit Fee Percentage of the daily average undrawn face amount of such Revolving Letter of Credit for the period from and including the date of issuance of such Revolving Letter of Credit (i) in the case of a Revolving Letter of Credit that expires in accordance with its terms, to and including such expiration date and
         (ii) in the case of a Revolving Letter of Credit that is drawn in full or is otherwise terminated other than on the stated expiration date of such Revolving Letter of Credit, to but excluding the date of such Revolving Letter of Credit is drawn in full or is terminated (such fee to be non-refundable and to be paid in arrears on each Quarterly Date and on the Revolving Credit Termination Date). The Company shall pay to the Administrative Agent for account of the Issuing Bank in respect of each Revolving Letter of Credit that is a commercial or documentary letter of credit an issuance fee in an amount equal to 1/2 of 1% per annum of the initial face amount of such Letter of Credit for the period from and including the date of issuance of such Revolving Letter of Credit to and including the expiration date (such fee to be non-refundable and to be paid in arrears on each Quarterly Date and on the Revolving Credit Termination Date). The Issuing Bank shall pay to the Administrative Agent for account of each revolving Credit Bank (other than the Issuing Bank), from time to time at reasonable intervals (but in any event at least quarterly), but only to the extent actually received from the Company, an amount equal to such Bank's Revolving Credit Commitment Percentage of all such fees in respect of each Revolving Letter of Credit (including any such fee in respect of any period of any renewal or extension thereof).



                                Credit Agreement

                  In addition, the Company shall pay to the Administrative Agent for account of the Issuing Bank a fronting fee in respect of each Letter of Credit (other than the Qingdao Letter of Credit) in an amount equal to 1/8 of 1% per annum of the daily average undrawn face amount of such Revolving Letter of Credit for the period from and including the date of issuance of such Revolving Letter of Credit (i) in the case of a Revolving Letter of Credit that expires in accordance with its terms, to and including such expiration date and (ii) in the case of a Revolving Letter of Credit that is drawn in full or is otherwise terminated other than on the stated expiration date of such Revolving Letter of Credit, to but excluding the date such Revolving Letter of Credit is drawn in full or is terminated (such fee to be non-refundable and to be paid in arrears on each Quarterly Date and on the Revolving Credit Termination Date) plus all commissions, charges (including negotiation fees), costs and expenses in the amounts customarily charged by the Issuing Bank from time to time in like circumstances with respect to the issuance of each Revolving Letter of Credit and drawings and other transactions relating thereto.

                  (h) Promptly following the end of each calendar month, the Issuing Bank shall deliver (through the Administrative Agent) to each Revolving Credit Bank and the Company a notice describing the aggregate amount of all Revolving Letters of Credit outstanding at the end of such month. Upon the request of any Revolving Credit Bank from time to time, the Issuing Bank shall deliver any other information reasonably requested by such Bank with respect to each Revolving Letter of Credit then outstanding.

                  (i) The issuance by the Issuing Bank of each Revolving Letter of Credit shall, in addition to the conditions precedent set forth in
         Section 7 hereof, be subject to the conditions precedent that (i) such Revolving Letter of Credit shall be in such form, contain such terms and support such transactions as shall be satisfactory to the Issuing Bank consistent with its then current practices and procedures with respect to letters of credit of the same type and (ii) the Company shall have executed and delivered such applications, agreements and other instruments relating to such Revolving Letter of Credit as the Issuing Bank shall have reasonably requested consistent with its then current practices and procedures with respect to letters of credit of the same type, provided that in the event of any conflict between any such application, agreement or other instrument and the provisions of this Agreement or any Security Document,


                                Credit Agreement
         the provisions of this Agreement and the Security
         Documents shall control.

                  (j) To the extent that any Bank shall fail to pay any amount required to be paid pursuant to clause (e) or (f) of this Section 2.05 on the due date therefor, such Bank shall pay interest to the Issuing Bank (through the Administrative Agent) on such amount from and including such due date to but excluding the date such payment is made at a rate per annum equal to the Federal Funds Rate (as in effect from time to time), provided that if such Bank shall fail to make such payment to the Issuing Bank within three Business Days of such due date, then, retroactively to the due date, such Bank shall be obligated to pay interest on such amount at the Post-Default Rate.

                  (k) The issuance by the Issuing Bank of any modification or supplement to any Revolving Letter of Credit hereunder shall be subject to the same conditions applicable under this Section 2.05 to the issuance of new Revolving Letters of Credit, and no such modification or supplement shall be issued hereunder unless either (i) the respective Revolving Letter of Credit affected thereby would have complied with such conditions had it originally been issued hereunder in such modified or supplemented form or (ii) each Revolving Credit Bank shall have consented thereto. Upon any modification or renewal or reissuance by the Issuing Bank of the Qingdao Letter of Credit, such Issuing Bank shall forthwith notify the Administrative Agent and the Company of the new Qingdao Letter of Credit Limit for purposes of this Agreement.

                  (l) Anything herein to the contrary notwithstanding, the amount of the Qingdao Letter of Credit for all purposes of this Agreement and the other Basic Documents (including, without limitation, the usage of the Revolving Credit Commitments hereunder, the calculation of fee under clause (g) above and the obligation of the Revolving Credit Banks to participate in Reimbursement Obligations arising upon drawings thereunder) shall be deemed to be equal to the Qingdao Letter of Credit Limit and any Letter of Credit Liability arising in respect of the Qingdao Letter of Credit in excess of the Qingdao Letter of Credit Limit shall be solely for the account of the Issuing Bank, and no other Bank shall be obligated to participate in such excess amount, nor shall such excess amount be entitled to the benefits of the Security Documents.



                                Credit Agreement

                  (m) Pursuant to Section 2.04 of the Existing Credit Agreement,
         Chase, as an Issuing Bank, has issued various "Revolving Letters of Credit" under and as defined in the Existing Credit Agreement
         (collectively, the "Existing Letters of Credit"). On the Effective Date, the Existing Letters of Credit and the Qingdao Letter of Credit shall automatically, and without any action on the part of any Person, become Revolving Letters of Credit hereunder. On the Effective Date, immediately prior to the satisfaction by the Company of the conditions precedent to effectiveness set forth in Section 7 hereof, (i) Chase shall, by assignment from any Existing Bank that will not be a Revolving Credit Bank hereunder, acquire all of such Existing Bank's interest in the Letter of Credit Liabilities (as defined in the
         Existing Credit Agreement) as of the Effective Date in respect of the Existing Letters of Credit and the Qingdao Letter of Credit (the "Existing Letter of Credit Liabilities") and (ii) the Company shall pay to the Administrative Agent for the account of the Existing Banks (after giving effect to such assignments) all letter of credit fees accrued through the Effective Date in respect of the Existing Letters of Credit and the Qingdao Letter of Credit. Each Revolving Credit Bank (other than the Issuing Bank) agrees that, on the Effective Date, it shall acquire (and, in the case of any Existing Bank that is a Revolving Credit Bank, it shall automatically continue) interests in the Existing Letter of Credit Liabilities in such amounts so that the Revolving Credit Banks shall hold Existing Letter of Credit Liabilities ratably in accordance with their respective Revolving Credit Commitments.

The Company hereby indemnifies and holds harmless each Revolving Credit Bank and the Administrative Agent from and against any and all claims and damages, losses, liabilities (including, without limitation, consequential damages), costs or expenses that such Bank or the Administrative Agent may incur (or which may be claimed against such Bank or the Administrative Agent by any Person whatsoever) by reason of or in connection with the execution and delivery or transfer of or payment or refusal to pay by the Issuing Bank under any Revolving Letter of Credit; provided that the Company shall not be required to indemnify any Bank or the Administrative Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by
(x) the willful misconduct or gross negligence of the Issuing Bank in determining whether a request presented under any Revolving Letter of Credit complied with the terms of such Revolving Letter of Credit or (y) in the case of the Issuing Bank, such Bank's failure to pay under any Revolving Letter of Credit after the presentation to it of a request strictly


                                Credit Agreement
complying with the terms and conditions of such Revolving Letter of Credit. Nothing in this Section 2.05 is intended to limit the other obligations of the Company, any Bank or the Administrative Agent under this Agreement. Notwithstanding anything to the contrary contained herein, the Issuing Bank shall not be liable for consequential damages.

                  2.06  Changes of Commitments.

                  (a) The aggregate amount of the Revolving Credit Commitments shall be automatically reduced to zero on the Revolving Credit Termination Date.

                  (b) The Company shall have the right at any time or from time to time (i) so long as no Revolving Credit Loans, Money Market Loans or Letter of Credit Liabilities in respect of Revolving Letters of Credit are outstanding, to terminate the Revolving Credit Commitments, (ii) to reduce the aggregate unused amount of the Revolving Credit Commitments (for which purpose use of the Revolving Credit Commitments shall be deemed to include the aggregate amount of Letter of Credit Liabilities in respect of Revolving Letters of Credit and the aggregate principal amount of all Money Market Loans), (iii) to terminate the Term Loan Commitments (but only if simultaneously therewith or prior thereto the Barton Letter of Credit Commitments and the Revolving Credit Commitments are being or have been terminated in full) and (iv) so long as the Barton Letter of Credit is no longer outstanding, to terminate the Barton Letter of Credit Commitments; provided that (x) the Company shall give notice of each such termination or reduction as provided in Section 4.05 hereof and (y) each partial reduction shall be in an aggregate amount at least equal to $1,000,000 or in multiples of $500,000 in excess thereof.

                  (c) The aggregate amount of the Term Loan Commitments shall be automatically reduced to zero on the Term Loan Commitment Termination Date.

                  (d) The Company will from time to time take such action on its part, and will use reasonable efforts to cause the Seller Representatives (as defined in the Stock Purchase Agreement) from time to time to take such action on their part, as shall be necessary to cause the beneficiary under the Barton Letter of Credit to instruct that the face amount of the Barton Letter of Credit be reduced on the dates and in the amounts specified in Section 2.12(a) of the Stock Purchase Agreement. Each reduction in the face amount of the Barton Letter of Credit shall result in an automatic and simultaneous reduction in the aggregate amount of the Barton Letter of Credit Commitments in an


                                Credit Agreement
amount equal to the amount of such reduction. Any portion of the Barton Letter of Credit Commitments not used on the Barton Letter of Credit Termination Date shall be automatically terminated.

                  (e) The Commitments once terminated or reduced may not be reinstated.

                  2.07  Commitment Fee.

                  (a) The Company shall pay to the Administrative Agent for account of each Bank a commitment fee on the daily average unused amount of such Bank's Revolving Credit Commitment (for which purpose the aggregate amount of any Letter of Credit Liabilities in respect of Revolving Letters of Credit shall be deemed to be a pro rata (based on the Revolving Credit Commitments) use of each Bank's Revolving Credit Commitment and for which purpose the aggregate outstanding principal amount of any Money Market Loans shall not be so deemed), for the period from and including the date hereof to but not including the earlier of the date such Revolving Credit Commitment is terminated and the Revolving Credit Termination Date, at a rate per annum equal to the Commitment Fee Percentage.

                  (b) The Company shall pay to the Administrative Agent for account of the Barton Letter of Credit Banks a commitment fee on the daily average unused amount of such Bank's Barton Letter of Credit Commitment (for which purpose the aggregate amount of the Letter of Credit Liabilities in respect of the Barton Letter of Credit shall be deemed to be a pro rata (based on the Barton Letter of Credit Commitments) use of such Bank's Barton Letter of Credit Commitment), for the period from and including the date hereof to but not including the earlier of the date such Barton Letter of Credit Commitment is terminated and the Barton Letter of Credit Termination Date, at a rate per annum of equal to the Commitment Fee Percentage.

                  (c) Accrued commitment fees shall be payable on each Quarterly Date and on the earlier of the date the relevant Commitments are terminated and the Revolving Credit Termination Date (in the case of the Revolving Credit Commitments) or the Term Loan Commitment Termination Date (in the case of the Term Loan and Barton Letter of Credit Commitments). All commitment fees hereunder shall be computed as set forth in Section 4.03 hereof.

                  2.08 Lending Offices. The Loans of each Type made by each Bank shall be made and maintained at such Bank's Applicable
Lending Office for Loans of such Type.



                                Credit Agreement

                  2.09  Several Obligations; Remedies Independent.  The
                        -----------------------------------------
failure of any Bank (such Bank, a "Non-Funding Bank") to make any
                                   ----------------
Loan to be made by it on the date specified therefor shall not relieve any other Bank (each such other Bank, an "Other Bank") of
                                                  ----------
its obligation to make its Loan on such date, but neither any Other Bank nor the Administrative Agent shall be responsible for the failure of any Non-Funding Bank to make a Loan to be made by such Non-Funding Bank, and no Non-Funding Bank shall have any obligation to the Administrative Agent or any Other Bank for the failure by such Non-Funding Bank to make any Loan required to be made by such Non-Funding Bank. The foregoing shall not relieve any Non-Funding Bank from any liability it may have to the Company in respect of its failure to honor its obligation to make the respective Loan. Anything in this Agreement to the contrary notwithstanding, each Bank hereby agrees with each other Bank that no Bank shall take any action to protect or enforce its rights arising out of this Agreement or the Notes (including, without limitation, exercising any rights of off-set) without first obtaining the prior written consent of the Administrative
Agent or the Majority Banks, it being the intent of the Banks that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert and at the direction or with the consent of the Administrative Agent or the Majority Banks and not individually by a single Bank.

                  2.10  Notes.

                  (a) The Revolving Credit Loans (other than the Swingline Loans) made by each Bank shall be evidenced by a single promissory note of the Company substantially in the form of Exhibit A-1 hereto, dated the date hereof, payable to such Bank in a principal amount equal to the amount of its Revolving Credit Commitment as originally in effect and otherwise duly completed.

                  (b) The Term Loans made by each Bank shall be evidenced by two promissory notes of the Company each substantially in the form of Exhibit A-2 hereto, dated the date hereof, payable to such Bank in the respective principal amounts provided in the next sentence and otherwise duly completed. The aggregate principal amount of such notes executed and delivered to any Bank shall be equal to the amount of such Bank's Term Loan Commitment as originally in effect, the first of which notes (the "Mortgage Note") being in a principal amount equal to 2/246 of the amount of such Bank's Term Loan Commitment and to be secured by all of the collateral security provided for pursuant to the Security Documents (including, without limitation, the Mortgages covering real property of the Obligors in New York) and the second of which notes (the "Non-Mortgage Note") being in a principal amount equal to 244/246 of the amount of such Bank's


                                Credit Agreement

Term Loan Commitment and to be secured by all of the collateral security provided for pursuant to the Security Documents (excluding, however, the Mortgages covering real property of the Obligors in New York). Anything in this Agreement to the contrary notwithstanding, all payments and prepayments of the Term Loans hereunder shall be deemed to be applied first to the portion of the Term Loans evidenced by the Non-Mortgage Notes (until the same shall have been paid in full) and last to the portion of the Term Loans evidenced by the Mortgage Notes.

                  (c) The Money Market Loans made by any Bank shall be evidenced by a single promissory note of the Company substantially in the form of Exhibit A-3 hereto, dated the date hereof, payable to such Bank and otherwise duly completed.

                  (d) The Swingline Loans made by the Swingline Bank shall be evidenced by a single promissory note of the Company substantially in the form of Exhibit A-4 hereto, dated the date hereof, payable to the Swingline Bank in a principal amount equal to $8,000,000 and otherwise duly completed.

                  (e) The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Loan of each Class made by each Bank to the Company, and each payment made on account of the principal thereof, shall be recorded by such Bank on its books and, prior to any transfer of the Note evidencing the Loans of such Class held by it, endorsed by such Bank on the schedule attached to such Note or any continuation thereof; provided that the failure of such Bank to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing hereunder or under such Note in respect of the Loans to be evidenced by such Note.

                  (f) No Bank shall be entitled to have its Notes subdivided, by exchange for promissory notes of lesser denominations or otherwise, except in connection with a permitted assignment of all or any portion of such Bank's relevant Commitment, Loans and Notes pursuant to Section 12.06(b) hereof.

                  2.11 Optional Prepayments and Conversions or Continuations of Loans. Subject to Section 4.04 hereof, the Company shall have the right to prepay Syndicated Loans or Swingline Loans, or to Convert Syndicated Loans of one Type into Syndicated Loans of another Type or Continue Syndicated Loans of one Type as Syndicated Loans of the same Type, at any time or from time to time, provided that: (a) the Company shall give the Administrative Agent notice of each such prepayment, Conversion or Continuation as provided in Section 4.05 hereof (and, upon the


                                Credit Agreement
date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder); (b) Eurodollar Loans may be prepaid or Converted only on the last day of an Interest Period for such Loans; and (c) prepayments of the Term Loans, shall be applied to the remaining installments thereof, ratably in accordance with the respective principal amounts thereof. Money Market Loans may not be prepaid.

                  2.12  Mandatory Prepayments and Reductions of Commit-
                        -----------------------------------------------
ments.
-----

                  (a) Borrowing Base. Until the Revolving Credit Termination Date, the Company shall from time to time immediately prepay the Revolving Credit Loans and Money Market Loans (and/or provide cover for Letter of Credit Liabilities in respect of Revolving Letters of Credit as specified in clause (i) below) in such amounts as shall be necessary so that at all times the aggregate outstanding amount of the Revolving Credit Loans and Money Market Loans, together with the Letter of Credit Liabilities in respect of Revolving Letters of Credit, shall not exceed the Borrowing Base, such amount to be applied, first, to Revolving Credit Loans outstanding, second to Money Market Loans outstanding and, third, as cover for Letter of Credit Liabilities in respect of Revolving Letters of Credit.

                  (b) Revolving Credit Loans Clean-Up. The Company will from time to time prepay the Revolving Credit Loans and Money Market Loans in such amounts as shall be necessary so that for a period of at least thirty consecutive days at any time during the last two fiscal quarters of each fiscal year (commencing with the fiscal year ending August 31, 1996), the aggregate outstanding principal amount of the Revolving Credit Loans and Money Market Loans together with the Letter of Credit Liabilities in respect of Revolving Letters of Credit does not exceed $50,000,000.

                  (c) Casualty Events. Upon the date 180 days following the receipt by the Company of the proceeds of insurance, condemnation award or other compensation with respect to any Casualty Event affecting any Property of the Company or any of its Subsidiaries (or upon such earlier date as the Company or its Subsidiary, as the case may be, shall have determined not to repair or replace the Property affected by such Casualty Event), the Company shall repay the Loans (and/or provide cover for the Letter of Credit Liabilities as specified in clause (i) below), and the Commitments shall be subject to automatic reduction, in an aggregate amount, if any, equal to 100% of the Net Available Proceeds of such Casualty Event not theretofore applied to the repair or replacement of such Property, such prepayment and reduction to be effected in each case in the manner and to the


                                Credit Agreement
extent specified in clause (h) below). Notwithstanding the foregoing, in the event that a Casualty Event shall occur with respect to Property covered by any Mortgage, the Company shall, if required by the terms of such Mortgage, prepay the Loans (and/or provide cover for the Letter of Credit Liabilities as specified in clause (i) below), and the Commitments shall be subject to automatic reduction, on the dates, and in the amounts, of the required prepayments specified in accordance with such Mortgage. Nothing in this clause
(c) shall be deemed to limit any obligation of the Company pursuant to any of the Security Documents to remit to a collateral or similar account maintained by the Administrative Agent pursuant to any of the Security Documents the proceeds of insurance, condemnation award or other compensation received in respect of any Casualty Event.

                  (d) Sale of Assets. Without limiting the obligation of the Company to obtain the consent of the Majority Banks pursuant to Section 9.05 hereof to any Disposition not otherwise permitted hereunder, in the event that the Net Available Proceeds of any Disposition (herein, the "Current Disposition"), and of all prior Dispositions as to which a prepayment has not yet been made under this Section 2.12(d), shall exceed $15,000,000 then, no later than five Business Days prior to the occurrence of the Current Disposition, the Company will deliver to the Banks a statement, certified by the chief financial officer of the Company, in form and detail satisfactory to the Administrative Agent, of the amount of the Net Available Proceeds of the Current Disposition and of all such prior Dispositions and will prepay the Loans (and/or provide cover for Letter of Credit Liabilities as specified in clause (i) below), and the Commitments shall be subject to automatic reduction, in an aggregate amount equal to 100% of the Net Available Proceeds of the Current Disposition and such prior Dispositions, such prepayment and reduction to be effected in each case in the manner and to the extent specified in clause (h) below.

                  (e) Equity Issuance. Upon any Equity Issuance, the Company shall prepay the Loans (and/or provide cover for the Letter of Credit Liabilities as specified in clause (i) below), and the Commitments shall be subject to automatic reduction, in an aggregate amount equal to 50% of the Net Available Proceeds thereafter, such prepayment and reduction to be effected in each case in the manner and to the extent specified in clause (h) below.

                  (f) Subordinated Indebtedness. Without limiting the obligation of the Company to obtain the consent of the Majority
Banks to the issuance of any Subordinated Indebtedness not permitted hereunder, upon the receipt by the Company of any cash


                                Credit Agreement
proceeds from any issuance of Subordinated Indebtedness, the Company shall prepay the Loans (and/or provide cover for the Letter of Credit Liabilities as specified in clause (i) below), and the Commitments shall be subject to automatic reduction, in an aggregate amount equal to the portion of the Net Available Proceeds thereof that exceeds (in the aggregate for all such issuances after the date hereof) $50,000,000, such prepayment and reduction to be effected in each case in the manner and to the extent specified in clause (h) below.

                  (g) Excess Cash Flow. Not later than the date 90 days after the end of each fiscal year of the Company, commencing with the fiscal year ending August 31, 1996, the Company shall prepay the Loans (and/or provide cover for the Letter of Credit Liabilities as specified in clause (i) below), and the Commitments shall be subject to automatic reduction, in an aggregate amount equal to the excess of (A) 50% of Excess Cash Flow for such fiscal year over (B) the aggregate amount of prepayments of Term Loans made during such fiscal year pursuant to Section 2.11 hereof and, after the payment in full of the Term Loans, the aggregate amount of voluntary reductions of Revolving Credit Commitments made during such fiscal year pursuant to Section 2.06(b) hereof, such prepayment and reduction to be effected in each case in the manner and to the extent specified in clause (h) below.

                  (h) Application. Prepayments and reductions of Commitments described in the above clauses of this Section 2.12 (other than in clauses (a) and (b) above) shall be effected as follows:

                         (i) first, the amount of any such prepayment shall be applied to the Term Loans allocated (x) in the case of any prepayment pursuant to clauses (c), (d), (e) or (f) above to the installments thereof in the inverse order of the maturity and (y) in the case of any prepayment pursuant to clause (g) above, to the remaining installments thereof, ratably in accordance with the respective principal amounts thereof;

                        (ii) second, the Revolving Credit Commitments shall be automatically reduced by an amount equal to any excess over the amount referred to in the foregoing clause (i) (and to the extent that, after giving effect to such reduction, the aggregate principal amount of Revolving Credit Loans and Money Market Loans, together with the aggregate amount of all Letter of Credit Liabilities in respect of Revolving Letters of Credit would exceed the Revolving Credit Commitments, the Company shall, first, prepay Revolving Credit Loans, second, prepay Money Market Loans and, third


                                Credit Agreement
         provide cover for Letter of Credit Liabilities in respect of Revolving Letters of Credit as specified in clause (h) below, in an aggregate amount equal to such excess); and

                       (iii) third, if after payment in full of the principal of and interest on the Term Loans and Revolving Credit Loans (and (A) the reduction to zero of the Revolving Credit Commitments as provided in clauses (i) and (ii) above and (B) the provision for cover for Letter of Credit Liabilities in respect of Revolving Letters as provided in clause (ii) above) the Barton Letter of Credit shall be outstanding, such required prepayment shall be used to provide cover for Letter of Credit Liabilities in respect of the Barton Letter of Credit as specified in clause (h) below.

                  (i) Cover for Letter of Credit Liabilities. In the event that the Company shall be required pursuant to this Section 2.12 to provide cover for Letter of Credit Liabilities, the Company shall effect the same by paying to the Administrative Agent immediately available funds in an amount equal to the required amount, which funds shall be retained by the Administrative Agent in the Collateral Account (as provided therein as collateral security in the first instance for the Letter of Credit Liabilities) until such time as the Letters of Credit shall have been terminated and all of the Letter of Credit Liabilities paid in full.

                  (j) Change of Control. In the event that the Company shall be required pursuant to the provisions of any instrument evidencing or governing any Subordinated Indebtedness to redeem, or make an offer to redeem or repurchase, all or any portion of such Subordinated Indebtedness as a result of a change of control (however defined), then, concurrently with the occurrence of the event giving rise to such change of control, the Company shall prepay the Loans (and/or provide cover for the Letter of Credit Liabilities as specified in clause (h) above) in full, and the Commitments shall be automatically reduced to zero.


                  Section 3.  Payments of Principal and Interest.

                  3.01  Repayment of Loans.

                  (a) The Company hereby promises to pay to the Administrative Agent for account of each Bank the entire outstanding principal amount of such Bank's Revolving Credit Loans, and each Revolving Credit Loan shall mature, on the Revolving Credit Termination Date; the Company hereby agrees to


                                Credit Agreement
pay to the Administrative Agent for account of the Swingline Bank the full outstanding amount of each Swingline Loan, and each Swingline Loan shall mature, the earlier of (A) two Business Days after such Loan is made by the Swingline Bank or (B) the Revolving Credit Termination Date.

                  (b) The Company hereby promises to pay to the Administrative Agent for account of each Bank that makes any Money Market Loan the principal amount of such Money Market Loan, and such Money Market Loan shall mature, on the last day of the Interest Period for such Money Market Loan.

                  (c) The Company hereby promises to pay to the Administrative Agent for account of the Term Loan Banks the principal of the Term Loans in twenty-four installments payable on the Principal Payment Dates as follows:

          Principal Payment Date                                          Amount of
         falling on or nearest to:                                       Installment

            December 15, 1995                                          $10,000,000.00
            March 15, 1996                                             $10,000,000.00
            June 15, 1996                                              $10,000,000.00
            September 15, 1996                                         $10,000,000.00
            December 15, 1996                                          $10,000,000.00
            March 15, 1997                                             $10,000,000.00
            June 15, 1997                                              $10,000,000.00
            September 15, 1997                                         $10,000,000.00
            December 15, 1997                                          $10,000,000.00

            March 15, 1998                                             $10,000,000.00
            June 15, 1998                                              $10,000,000.00
            September 15, 1998                                         $10,000,000.00
            December 15, 1998                                          $10,000,000.00

            March 15, 1999                                             $10,000,000.00
            June 15, 1999                                              $10,000,000.00
            September 15, 1999                                         $10,000,000.00
            December 15, 1999                                          $10,000,000.00

            March 15, 2000                                             $10,000,000.00
            June 15, 2000                                              $10,000,000.00
            September 15, 2000                                         $10,000,000.00
            December 15, 2000                                          $10,000,000.00

            March 15, 2001                                             $10,000,000.00
            June 15, 2001                                              $10,000,000.00
            August 15, 2001                                            $16,000,000.00


                                Credit Agreement

If after giving effect to the designation of the Existing Term Loans as Term Loans hereunder (as provided in Section 2.01(b) hereof), and the making of any additional Term Loans hereunder, on the Effective Date, the aggregate outstanding principal amount of the Term Loans shall be less than the aggregate amount of the Term Loan Commitments, the shortfall shall be applied to reduce the foregoing installments in the inverse order of maturity. Prepayments of Term Loans made pursuant to Section 2.11 or Section 2.12 hereof shall be applied to the foregoing amortization schedule in accordance with Section 2.11(c) or
Section 2.12(h) hereof, as the case may be.

                  3.02 Interest. The Company hereby promises to pay to the Administrative Agent for account of each Bank interest on the unpaid principal amount of each Loan made by such Bank for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

                  (a) during such periods as such Loan is a Base Rate Loan, the Base Rate (as in effect from time to time) plus the Applicable Margin;

                  (b) during such periods as such Loan is a Eurodollar Loan, for each Interest Period relating thereto, the Eurodollar Rate for such Loan for such Interest Period plus the Applicable Margin;

                  (c) if such Loan is a LIBOR Market Loan, the LIBO Rate for such Loan for the Interest Period therefor plus (or minus) the LIBO Margin quoted by the Bank making such Loan in accordance with Section
         2.03 hereof; and

                  (d) if such Loan is a Set Rate Loan, the Set Rate for such Loan for the Interest Period therefor quoted by the Bank making such Loan in accordance with Section 2.03 hereof.

Notwithstanding the foregoing, the Company hereby promises to pay to the Administrative Agent for account of each Bank interest at the applicable Post-Default Rate on any principal of any Loan made by such Bank and on any other amount payable by the Company hereunder or under the Notes held by such Bank to or for account of such Bank, which shall not be paid in full when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full. Accrued interest on each Loan shall be payable (i) in the case of a Base Rate Loan, quarterly on the Quarterly Dates, (ii) in the


                                Credit Agreement
case of a Eurodollar Loan or a Money Market Loan, on the last day of each Interest Period therefor and, if such Interest Period is longer than three months, at three-month intervals following the first day of such Interest Period, and (iii) in the case of any Loan, upon the payment or prepayment thereof or the Conversion of such Loan to a Loan of another Type (but only on the principal amount so paid, prepaid or Converted), except that interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Administrative Agent shall give notice thereof to the Banks to which such interest is payable and to the Company.


                  Section 4.  Payments; Pro Rata Treatment; Computations;
Etc.

                  4.01  Payments.

                  (a) Except to the extent otherwise provided herein, all payments of principal, interest, Reimbursement Obligations and other amounts to be made by the Company under this Agreement and the Notes and, except to the extent otherwise provided therein, all payments to be made by the Company under any other Basic Document, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Administrative Agent at account number NYAO-DI-900-9-000002 maintained by the Administrative Agent with Chase at the Principal Office, not later than 1:00 p.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

                  (b) The Company shall, at the time of making each payment under this Agreement or any Note for account of any Bank, specify to the Administrative Agent (which shall so notify the intended recipient(s) thereof) the Loans, Reimbursement Obligations or other amounts payable by the Company hereunder to which such payment is to be applied (and in the event that the Company fails to so specify, or if an Event of Default has occurred and is continuing, the Administrative Agent may distribute such payment to the Banks for application in such manner as it or the Majority Banks, subject to Section
4.02 hereof, may determine to be appropriate).

                  (c) Each payment received by the Administrative Agent under this Agreement or any Note for account of any Bank shall be paid by the Administrative Agent promptly to such Bank, in immediately available funds, for account of such Bank's


                                Credit Agreement

Applicable Lending Office for the Loan or other obligation in respect of which such payment is made.

                  (d) If the due date of any payment under this Agreement or any Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

                  4.02 Pro Rata Treatment. Except to the extent otherwise provided herein: (a) each borrowing of Loans of a particular Class from the Banks under Section 2.01 hereof shall be made from the relevant Banks, each payment of commitment fee under Section 2.07 hereof in respect of Commitments of a particular Class shall be made for account of the relevant Banks, and each termination or reduction of the amount of the Commitments of a particular Class under Section 2.06 hereof shall be applied to the respective Commitments of such Class of the relevant Banks, pro rata according to the amounts of their respective Commitments of such Class; (b) the making, Conversion and Continuation of Revolving Credit Loans and Term Loans of a particular Type (other than Conversions provided for by Section 5.04 hereof) shall be made pro rata among the relevant Banks according to the amounts of their respective Revolving Credit and Term Loan Commitments (in the case of making of Loans) or their respective Revolving Credit Loans and Term Loans (in the case of Conversions and Continuations of Loans) and the then current Interest Period for each Eurodollar Loan shall be coterminous; (c) each payment or prepayment of principal of Revolving Credit Loans and Term Loans by the Company shall be made for account of the relevant Banks pro rata in accordance with the respective unpaid principal amounts of the Syndicated Loans of such Class held by them; and
(d) each payment of interest on Revolving Credit Loans and Term Loans by the Company shall be made for account of the relevant Banks pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Banks. Notwithstanding the foregoing, borrowings, payments and prepayments of Swingline Loans shall be made without regard to the foregoing provisions of this Section 4.02; provided that each mandatory prepayment made pursuant to Section 2.12 hereof in respect of Revolving Credit Loans shall be applied ratably to all Revolving Credit Loans (including, without limitation, the Swingline Loans).

                  4.03 Computations. Interest on Loans and Reimbursement Obligations and commitment fee and letter of credit fees shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.


                                Credit Agreement

                  4.04 Minimum Amounts. Except for mandatory prepayments made pursuant to Section 2.12 hereof and Conversions or prepayments made pursuant to
Section 5.04 hereof, each borrowing, Conversion and partial prepayment of principal of Loans (other than Money Market Loans) shall be in an aggregate amount at least equal to $1,000,000 or in multiples of $100,000 in excess thereof (borrowings, Conversions or prepayments of or into Loans of different Types or, in the case of Eurodollar Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings, Conversions and prepayments for purposes of the foregoing, one for each Type or Interest Period). Anything in this Agreement to the contrary notwithstanding, the aggregate principal amount of Eurodollar Loans having the same Interest Period shall be in an amount at least equal to $2,000,000 or in multiples of $100,000 in excess thereof and, if any Eurodollar Loans would otherwise be in a lesser principal amount for any period, such Loans shall be Base Rate Loans during such period. As provided in Section 2.01(c)(iii) hereof, the provisions of this
Section 4.04 shall not apply to Swingline Loans.

                  4.05 Certain Notices.  Except as otherwise provided in Section
2.03 hereof with respect to Money Market Loans, notices by the Company to the Administrative Agent of terminations or reductions of the Commitments, of borrowings, Conversions, Continuations and optional prepayments of Loans and of Classes of Loans, of Types of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Administrative Agent not later than 12:00 noon New York time on the number of Business Days prior to the date of the relevant termination, reduction, borrowing, Conversion, Continuation or prepayment or the first day of such Interest Period specified below:

                                                                       Number of
                                                                        Business
                  Notice                                               Days Prior

         Termination or reduction
         of Commitments                                                     4

         Borrowing or prepayment of,
         or Conversions into,
         Base Rate Loans                                                    1

         Borrowing or prepayment of,
         Conversions into, Continuations
         as, or duration of Interest
         Period for, Eurodollar Loans                                       3

                                Credit Agreement

Each such notice of termination or reduction shall specify the amount and the Class of the Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation or optional prepayment shall specify the Class of Loans to be borrowed, Converted, Continued or prepaid and the amount (subject to Section 4.04 hereof) and Type of each Loan to be borrowed, Converted, Continued or prepaid and the date of borrowing, Conversion, Continuation or optional prepayment (which shall be a Business Day). Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. The Administrative Agent shall promptly notify the Banks of the contents of each such notice. In the event that the Company fails to select the Type of Loan, or the duration of any Interest Period for any Eurodollar Loan, within the time period and otherwise as provided in this Section 4.05, such Loan (if outstanding as a Eurodollar Loan) will be automatically Converted into a Base Rate Loan on the last day of the then current Interest Period for such Loan or (if outstanding as a Base Rate Loan) will remain as, or (if not then outstanding) will be made as, a Base Rate Loan. As provided in Section 2.01(c)(iii) hereof, the provisions of this Section 4.05 shall not apply to Swingline Loans.

                  4.06 Non-Receipt of Funds by the Administrative  Agent. Unless
the Administrative Agent shall have been notified by a Bank or the Company (the "Payor") prior to the date on which the Payor is to make payment to the Administrative Agent of (in the case of a Bank) the proceeds of a Loan to be made by such Bank, or a participation in a Letter of Credit drawing or an interest in an Existing Loan to be acquired by such Bank, hereunder or (in the case of the Company) a payment to the Administrative Agent for account of one or more of the Banks hereunder (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if the Payor has not in fact made the Required Payment to the Administrative Agent, the recipient(s) of such payment shall, on demand, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date (the "Advance Date") such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day and, if such recipient(s) shall fail promptly to make such payment, the Administrative Agent shall be entitled to recover such amount, on


                                Credit Agreement
demand, from the Payor, together with interest as aforesaid, provided that if neither the recipient(s) nor the Payor shall return the Required Payment to the Administrative Agent within three Business Days of the Advance Date, then, retroactively to the Advance Date, the Payor and the recipient(s) shall each be obligated to pay interest on the Required Payment as follows:

                         (i) if the Required Payment shall represent a payment to be made by the Company to the Banks, the Company and the recipient(s) shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the Post-Default Rate (without duplication of the obligation of the Company under Section 3.02 hereof to pay interest on the Required Payment at the Post-Default Rate), it being understood that the return by the recipient(s) of the Required Payment to the Administrative Agent shall not limit the obligation of the Company under said Section 3.02 to pay interest at the Post-Default Rate in respect of the Required Payment, and

                        (ii) if the Required Payment shall represent proceeds of a Loan to be made by the Banks to the Company, the Payor and the Company shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment pursuant to whichever of the rates specified in Section 3.02 hereof is applicable to the Type of such Loan, it being understood that the return by the Company of the Required Payment to the Administrative Agent shall not limit any claim the Company may have against the Payor in respect of the Required Payment.

                  4.07  Sharing of Payments, Etc.

                  (a) The Company agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim a Bank may otherwise have, each Bank shall be entitled, at its option (but subject, as between the Banks, to the provisions of the last sentence of Section 2.09 hereof), to offset balances held by it for account of the Company at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Bank's Loans, Reimbursement Obligations or any other amount payable to such Bank hereunder, that is not paid when due (regardless of whether such balances are then due to the Company), in which case it shall promptly notify the Company and the Administrative Agent thereof, provided that such Bank's failure to give such notice shall not affect the validity thereof.



                                Credit Agreement

                  (b) If any Bank shall obtain from any Obligor payment of any principal of or interest on any Loan of any Class or Letter of Credit Liability owing to it or payment of any other amount under this Agreement or any Note held by it or any other Basic Document through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise (other than from the Administrative Agent as provided herein), and, as a result of such payment, such Bank shall have received a greater percentage of the principal of or interest on the Loans of such Class or Letter of Credit Liabilities or such other amounts then due hereunder or thereunder by such Obligor to such Bank than the percentage received by any other Bank, it shall promptly purchase from such other Banks participations in (or, if and to the extent specified by such Bank, direct interests in) the Loans of such Class or Letter of Credit Liabilities or such other amounts, respectively, owing to such other Banks (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Banks shall share the benefit of such excess payment (net of any expenses that may be incurred by such Bank in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Loans of such Class or Letter of Credit Liabilities or such other amounts, respectively, owing to each of the Banks. To such end all the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

                  (c) The Company agrees that any Bank so purchasing such a participation (or direct interest) may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Bank were a direct holder of Loans or other amounts (as the case may be) owing to such Bank in the amount of such participation.

                  (d) Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of any Obligor. If, under any applicable bankruptcy, insolvency or other similar law, any Bank receives a secured claim in lieu of a set-off to which this Section 4.07 applies, such Bank shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Banks entitled under this Section 4.07 to share in the benefits of any recovery on such secured claim.




                                Credit Agreement

                  Section 5.  Yield Protection, Etc.

                  5.01  Additional Costs.

                  (a) The Company shall pay directly to each Bank from time to time such amounts as such Bank may reasonably determine to be necessary to compensate such Bank for any costs that such Bank reasonably determines are attributable to its making or maintaining of any Eurodollar Loans or its obligation to make any Eurodollar Loans hereunder, or any reduction in any amount receivable by such Bank hereunder in respect of any of such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change that:

                         (i) changes the basis of taxation of any amounts payable to such Bank under this Agreement or its Notes in respect of any of such Loans (other than taxes imposed on or measured by the overall net income of such Bank or of its Applicable Lending Office for any of such Loans by the jurisdiction in which such Bank has its principal office or such Applicable Lending Office); or

                        (ii) imposes or modifies any reserve, special deposit or similar requirements (other than the Reserve Requirement utilized in the determination of the Eurodollar Rate or LIBO Rate, as the case may be, for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Bank (including, without limitation, any of such Loans or any deposits referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof), or any commitment of such Bank (including, without limitation, the Commitments of such Bank hereunder); or

                       (iii)  imposes  any  other   condition   affecting   this
         Agreement or its Notes (or any of such extensions of credit or liabilities) or its Commitments.

If any Bank requests compensation from the Company under this Section 5.01(a), the Company may, by notice to such Bank (with a copy to the Administrative Agent), suspend the obligation of such Bank thereafter to make or Continue Eurodollar Loans, or to Convert Base Rate Loans into Eurodollar Loans, until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.04 hereof shall be applicable), provided that such suspension shall not affect the right of such Bank to receive the compensation so requested.



                                Credit Agreement

                  (b) Without limiting the effect of the foregoing provisions of this Section 5.01 (but without duplication), the Company shall pay directly to each Bank from time to time on request such amounts as such Bank may reasonably determine to be necessary to compensate such Bank (or, without duplication, the bank holding company of which such Bank is a subsidiary) for any costs that it reasonably determines are attributable to the maintenance by such Bank (or any Applicable Lending Office or such bank holding company), pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law and whether or not failure to complete therewith would be unlawful) of any court or governmental or monetary authority (i) following any Regulatory Change or (ii) implementing any risk-based capital guideline or other requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basel Accord, of capital in respect of its Commitments or Loans (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Bank (or any Applicable Lending Office or such bank holding company) to a level below that which such Bank (or any Applicable Lending Office or such bank holding company) could have achieved but for such law, regulation, interpretation, directive or request).

                  (c) Each Bank shall notify the Company of any event occurring after the date of this Agreement entitling such Bank to compensation under paragraph (a) or (b) of this Section 5.01 as promptly as practicable, but in any event within 45 days, after such Bank obtains actual knowledge thereof; provided that (i) if any Bank fails to give such notice within 45 days after it obtains actual knowledge of such an event, such Bank shall, with respect to compensation payable pursuant to this Section 5.01 in respect of any costs resulting from such event, only be entitled to payment under this Section 5.01 for costs incurred from and after the date 45 days prior to the date that such Bank does give such notice and (ii) each Bank will designate a different Applicable Lending Office for the Loans of such Bank affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Bank, be disadvantageous to such Bank, except that such Bank shall have no obligation to designate an Applicable Lending Office located in the United States of America. Each Bank will furnish to the Company a certificate setting forth the basis and amount of each request by such Bank for compensation under paragraph (a) or (b) of this Section 5.01. Determinations and allocations by any Bank for purposes of this Section 5.01 of the effect of any Regulatory Change pursuant to paragraph (a) or (b)


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of this  Section  5.01,  or of the  effect of  capital  maintained  pursuant  to paragraph (b) of this Section 5.01, on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Bank under this Section 5.01, shall be conclusive.

                  5.02 Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Eurodollar Base Rate for any Interest Period:

                  (a) the Administrative Agent determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Base Rate" in
         Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurodollar Loans or LIBOR Market Loans as provided herein; or

                  (b) if the related Loans are Revolving Credit Loans, the Majority Revolving Credit Banks or, if the related Loans are Term
         Loans, the Majority Term Banks determine (or any Bank that has outstanding a Money Market Quote with respect to a LIBOR Market Loan determines), which determination shall be conclusive, and notify (or notifies, as the case may be) the Administrative Agent that the relevant rates of interest referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof upon the basis of which the rate of interest for Eurodollar Loans or LIBOR Market Loans, as the case may be, for such Interest Period is to be determined are not likely adequately to cover the cost to such Banks (or to such quoting Bank) of making or maintaining Eurodollar Loans for such Interest Period;

then the Administrative Agent shall give the Company and each Bank (or to such quoting Bank) prompt notice thereof and, so long as such condition remains in effect, the Banks shall be under no obligation to make additional Eurodollar Loans or LIBOR Market Loans, to Continue Eurodollar Loans or to Convert Base Rate Loans into Eurodollar Loans, and the Company shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans or LIBOR Market Loans, either prepay such Loans or Convert such Loans into Base Rate Loans in accordance with Section 2.11 hereof.

                  5.03 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Bank or its Applicable Lending Office to honor its obligation to


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





make or maintain Eurodollar Loans or LIBOR Market Loans hereunder, then such Bank shall promptly notify the Company thereof (with a copy to the Administrative Agent) and such Bank's obligation to make or Continue, or to Convert Loans of any other Type into, Eurodollar Loans shall be suspended until such time as such Bank may again make and maintain Eurodollar Loans (in which case the provisions of Section 5.04 hereof shall be applicable), and such Bank shall no longer be obligated to make any LIBOR Market Loan that it has offered to make.

                  5.04 Treatment of Affected Loans. If the obligation of any Bank to make Eurodollar Loans or to Continue, or to Convert Base Rate Loans into, Eurodollar Loans shall be suspended pursuant to Section 5.01 or 5.03 hereof, such Bank's Eurodollar Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Eurodollar Loans (or, in the case of a Conversion required by Section 5.03 hereof, on such earlier date as such Bank may specify to the Company with a copy to the Administrative Agent) and, unless and until such Bank gives notice as provided below that the circumstances specified in Section 5.03 hereof that gave rise to such Conversion no longer exist:

                  (a) to the extent that such Bank's Eurodollar Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Bank's Eurodollar Loans shall be applied instead to its Base Rate Loans; and

                  (b) all Loans that would otherwise be made or Continued by such Bank as Eurodollar Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate Loans of such Bank that would otherwise be Converted into Eurodollar Loans shall remain as Base Rate Loans.

If such Bank gives notice to the Company with a copy to the Administrative Agent that the circumstances specified in Section 5.03 hereof that gave rise to the Conversion of such Bank's Eurodollar Loans pursuant to this Section 5.04 no longer exist (which such Bank agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans made by other Banks are outstanding, such Bank's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Banks holding Eurodollar Loans and by such Bank are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.


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







                  5.05 Compensation. The Company shall pay to the Administrative Agent for account of each Bank, upon the request of such Bank through the Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost or expense that such Bank determines is attributable to:

                  (a) any payment, mandatory or optional prepayment or Conversion of a Eurodollar Loan, a LIBO Market Loan or a Set Rate Loan made by such Bank for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 10 hereof) on a date other than the last day of the Interest Period for such Loan; or

                  (b) any failure by the Company for any reason (including, without limitation, the failure of any of the conditions precedent specified in Section 7 hereof to be satisfied) to borrow a Eurodollar Loan, a Money Market Loan or a Set Rate Loan (with respect to which, in the case of a Money Market Loan, the Company has accepted a Money Market Quote), from such Bank on the date for such borrowing specified in the relevant notice of borrowing given pursuant to Section 2.02 hereof.

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest that otherwise would have accrued on the principal amount so paid, prepaid or Converted or not borrowed for the period from the date of such payment, prepay-ment, Conversion or failure to borrow to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan that would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein over (ii) the amount of interest that otherwise would have accrued on such principal amount at a rate per annum equal to the interest component of the amount such Bank would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Bank).

                  5.06 Additional Costs in Respect of Letters of Credit. Without limiting the obligations of the Company under Section 5.01 hereof (but without duplication), if as a result of any Regulatory Change or any risk-based capital guideline or other requirement heretofore or hereafter issued by any govern-ment or governmental or supervisory authority implementing at the national level the Basel Accord there shall be imposed, modified


                                Credit Agreement
or deemed applicable any tax, reserve, special deposit, capital adequacy or similar requirement against or with respect to or measured by reference to Letters of Credit issued or to be issued hereunder and the result shall be to increase the cost to any Bank or Banks of issuing (or purchasing participations in) or maintaining its obligation hereunder to issue (or purchase participations
in) any Letter of Credit hereunder or reduce any amount receivable by any Bank hereunder in respect of any Letter of Credit (which increases in cost, or reductions in amount receivable, shall be the result of such Bank's or Banks' reasonable allocation of the aggregate of such increases or reductions resulting from such event), then, upon demand by such Bank or Banks (through the Administrative Agent), the Company shall pay immediately to the Administrative Agent for account of such Bank or Banks, from time to time as specified by such Bank or Banks (through the Administrative Agent), such additional amounts as shall be sufficient to compensate such Bank or Banks (through the Administrative Agent) for such increased costs or reductions in amount. A statement as to such increased costs or reductions in amount incurred by any such Bank or Banks, submitted by such Bank or Banks to the Company shall be conclusive in the absence of manifest error as to the amount thereof.


                  Section 6.  Guarantee.

                  6.01 Guarantee. The Subsidiary Guarantors hereby jointly and severally guarantee to each Bank and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Banks to, and the Notes held by each Bank of, the Company, all indebtedness of the Company to any of the Banks in respect of Interest Rate Protection Agreements entered into pursuant to the requirements set forth in Section 9.11 hereof and all other amounts from time to time owing to the Banks or the Administrative Agent by the Company under this Agreement and under the Notes and by any Obligor under any of the other Basic Documents, in each case strictly in accordance with the terms hereof and thereof (such obligations being herein collectively called the "Guaranteed Obligations"). The Subsidiary Guarantors hereby further jointly and severally agree that if the Company shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Subsidiary Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or


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






otherwise) in accordance with the terms of such extension or renewal.

                  6.02 Obligations Unconditional. The obligations of the Subsidiary Guarantors under Section 6.01 hereof are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Company under this Agreement, the Notes or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 6.02 that the obligations of the Subsidiary Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. In full recognition and in furtherance of the foregoing, each Subsidiary Guarantor agrees that:

                  (a) Without affecting the enforceability or effectiveness of
         Section 6.01 hereof in accordance with its terms and without affecting, limiting, reducing, discharging or terminating the liability of such Subsidiary Guarantor, or the rights, remedies, powers and privileges of the Administrative Agent and the Banks under this Agreement, the Notes or any other agreement or instrument referred to herein or therein, the Administrative Agent and the Banks may, at any time and from time to time and without notice or demand of any kind or nature whatsoever:

                                  (i) amend, supplement,  modify, extend, renew,
                  waive, accelerate or otherwise change the time for payment or performance of, or the terms of, all or any part of the Guaranteed Obligations (including any increase or decrease in the rate or rates of interest on all or any part of the Guaranteed Obligations);

                                 (ii) amend, supplement,  modify, extend, renew,
                  waive or otherwise change, or enter into or give, any Basic Document or any agreement, security document, guarantee, approval, consent or other instrument with respect to all or any part of the Guaranteed Obligations, any Basic Document or any such other instrument or any term or provision of the foregoing (it being understood that this clause (ii) shall not be deemed to constitute a consent by any Subsidiary Guarantor to any such amendment with respect to any Basic Document to which it is a party);


                                Credit Agreement

                                (iii) accept or enter into new or additional agreements, security documents, guarantees (including letters of credit) or other instruments in addition to, in exchange for or relative to any Basic Document, all or any part of the Guaranteed Obligations or any collateral now or in the future serving as security for the Guaranteed Obligations;

                                 (iv) accept or receive (including from any other Subsidiary Guarantor) partial payments or performance on the Guaranteed Obligations (whether as a result of the exercise of any right, remedy, power or privilege or otherwise);

                                 (v) accept, receive and hold any additional
                  collateral for all or any part of the Guaranteed Obligations (including from any other Guarantor);

                                 (vi) release, reconvey, terminate, waive, abandon, allow to lapse or expire, fail to perfect, subordinate, exchange, substitute, transfer, foreclose upon or enforce any collateral, security documents or guarantees (including letters of credit or the obligations of any other Subsidiary Guarantor) for or relative to all or any part of the Guaranteed Obligations;

                                (vii) apply any  collateral  or the  proceeds of
                  any collateral or guarantee (including any letter of credit or the obligations of any other Subsidiary Guarantor) to all or any part of the Guaranteed Obligations in such manner and extent as the Administrative Agent or any Bank may in its discretion determine;

                           (viii)  release  any  Person   (including  any  other
                  Subsidiary Guarantor) from any personal liability with respect to all or any part of the Guaranteed Obligations;

                                 (ix) settle, compromise,  release, liquidate or
                  enforce upon such terms and in such manner as the Administrative Agent or the Banks may determine or as applicable law may dictate all or any part of the Guaranteed Obligations or any collateral on or guarantee (including any letter of credit issued with respect to) of all or any part of the Guaranteed Obligations;



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






                                  (x) consent to the merger or consolidation of,
                  the sale of substantial assets by, or other restructuring or termination of the corporate existence of the Company or any other Person (including any other Subsidiary Guarantor);

                                 (xi) proceed  against the Company,  such or any
                  other Subsidiary Guarantor or any other guarantor of (including any issuer of any letter of credit issued with respect to) all or any part of the Guaranteed Obligations or any collateral provided by any Person and exercise the right, remedies, powers and privileges of the Administrative Agent and the Banks under this Agreement, the Notes or any other agreement or instrument referred to herein or therein, or otherwise in such order and such manner as the Administrative Agent or any Bank may, in its discretion, determine, without any necessity to proceed upon or against or exhaust any collateral, right, remedy, power or privilege before proceeding to call upon or otherwise enforce Section 6.01 hereof as to any Subsidiary Guarantor;

                                (xii) foreclose upon any deed of trust, mortgage
                  or other instrument creating or granting liens on any interest in real property by judicial or nonjudicial sale or by deed in lieu of foreclosure, bid any amount or make no bid in any foreclosure sale or make any other election of remedies with respect to such liens or exercise any right of set-off;

                               (xiii) obtain the  appointment of a receiver with
                  respect  to  any  collateral  for  all  or  any  part  of  the
                  Guaranteed Obligations and apply the proceeds of such receivership as the Administrative Agent or any Bank may in its discretion determine (it being agreed that nothing in this clause (xiii) shall be deemed to make the Administrative Agent or any Bank a party in possession in contemplation of law, except at its option);

                                (xiv) enter into such other transactions or business dealings with any other Subsidiary Guarantor, the Company, any Subsidiary or Affiliate of the Company or any other guarantor of all or any part of the Guaranteed Obligations as the Administrative Agent or any Bank may desire; and



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







                              (xv) do all or any combination of the actions
                   set forth in this 6.02(a).

                  (b) The enforceability and effectiveness of this Section 6 and the liability of the Subsidiary Guarantors, and the rights remedies, powers and privileges of the Administrative Agent and the Banks, under this Agreement, the Notes or any other agreement or instrument referred to herein or therein, shall not be affected, limited, reduced, discharged or terminated, and each Subsidiary Guarantor hereby expressly waives any defense now or in the future arising, by reason of:

                                  (i) the illegality, invalidity,  irregularity,
                  authenticity, or unenforceability of all or any part of the Guaranteed Obligations, this Agreement, the Notes or any other agreement or instrument referred to herein or therein, or any agreement, security document, guarantee or other instrument relative to all or any part of the Guaranteed Obligations;

                                 (ii) any  disability  or other  defense  of the
                  Company or any other Subsidiary Guarantor with respect to all of any part of the Guaranteed Obligations or any other guarantor of all or any part of the Guaranteed Obligations (including any issuer of any letters of credit), including the effect of any statute of limitations that may bar the enforcement of all or any part of the Guaranteed Obligations or the obligations of any such other guarantor;

                                (iii) the illegality, invalidity,  irregularity,
                  authenticity or unenforceability of any security or guarantee (including any letter of credit) for all or any part of the Guaranteed Obligations or the lack of perfection or continuing perfection or failure of the priority of any lien on any collateral for all or any part of the Guaranteed Obligations;

                                 (iv) the cessation,  for any cause  whatsoever,
                  of the liability of the Company or any other Subsidiary Guarantor (other than subject to Section 6.05, by reason of the full payment and performance of all Guaranteed Obligations);

                                  (v) any failure of the Administrative Agent or
                  any Bank to marshall assets in favor of the Company or any other Person (including any other Subsidiary Guarantor), to exhaust any collateral for all or any


                                Credit Agreement
                  part of the Guaranteed Obligations, to pursue or exhaust any right, remedy, power or privilege it may have against any other Subsidiary Guarantor, the Company, any other guarantor, all or any part of the Guaranteed Obligations (including any issuer of any letter of credit) or any other Person or to take any action whatsoever to mitigate or reduce such or any other Subsidiary Guarantor's liability under this Section 6, neither the Administrative Agent nor any Bank being under any obligation to take any such action notwithstanding the fact that all or any part of the Guaranteed Obligations may be due and payable and that the Company may be in default of its obligations under this Agreement, the Notes or any other agreement or instrument referred to herein or therein;

                                 (vi) any failure of the Administrative Agent or
                  any Bank to give notice after any Default of sale or other disposition of any collateral (including any notice of any judicial or nonjudicial foreclosure or sale of any interest in real property serving as collateral for all or any part of the Guaranteed Obligations) for all or any part of the Guaranteed Obligations to the Company, any Subsidiary Guarantor or any other Person or any defect in, or any failure by any Subsidiary Guarantor or any other Person to receive, any notice that may be given in connection with any sale or disposition of any collateral;

                                (vii) any failure of the Administrative Agent or
                  any Bank to comply with applicable laws in connection with the sale or other disposition of any collateral for all or any part of the Guaranteed Obligations, including any failure to conduct a commercially reasonable sale or other disposition of any collateral for all or any part of the Guaranteed Obligations;

                               (viii) any judicial or nonjudicial foreclosure or
                  sale of, or other election of remedies with respect to, any interest in real property or other collateral serving as security for all or any part of the Guaranteed Obligations, even though such foreclosure, sale or election of remedies may impair the subrogation rights of any Subsidiary Guarantor or
                  may  preclude  any  Subsidiary  Guarantor   from  obtaining
                  reimbursement,   contribution,   indemnification  or  other
                  recovery from any other Subsidiary Guarantor, the Company any other guarantor or any other Person and even though the Company may


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







                  not, as a result of such foreclosure, sale or election of remedies, be liable for any deficiency;

                                 (ix) any benefits the Company,  any  Subsidiary
                  Guarantor or any other guarantor may otherwise derive from Sections 580(a), 580(b), 580(d) or 726 of the California Code of Civil Procedure or any comparable provisions of the laws of any other jurisdiction;

                                  (x) any act or omission of the  Administrative
                  Agent, any Bank or any other person that directly or indirectly results in or aids the discharge or release of the Company or any other Subsidiary Guarantor, of all or any part of the Guaranteed Obligations or any security or guarantee (including any letter of credit) for all or any part of the Guaranteed Obligations by operation of law or otherwise;

                                 (xi) any law which provides that the obligation
                  of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's principal obligation;

                                (xii) the  possibility  that the  obligations of
                  the Company to the Administrative Agent and the Banks may at any time and from time to time exceed the aggregate liability of the Subsidiary Guarantors under this Section 6;

                               (xiii) any  counterclaim,  set-off or other claim
                  which the Company or any other Subsidiary Guarantor has or alleges to have with respect to all or any part of the Guaranteed Obligations;

                                (xiv) any failure of the Administrative Agent or
                  any Bank to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person;

                                 (xv) the election by the  Administrative  Agent
                  or any Bank, in a bankruptcy proceeding of any Person, of the application or nonapplication of Section 1111(b)(2) of the United States Bankruptcy Code;

                                   (xvi) any extension of credit or the grant of
                  any lien under Section 364 of the United States Bankruptcy
                  Code;


                                Credit Agreement

                             (xvii) any use of cash collateral under Section
                  363 of the United States Bankruptcy Code;

                              (xviii) any agreement or stipulation with respect
                  to the provision of adequate protection in any bankruptcy proceeding of any Person;

                              (xix) the avoidance of any lien in favor of the Administrative Agent or any Bank for any reason;

                                 (xx) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any part of the Guaranteed Obligations (or any interest on all or any part of the Guaranteed Obligations) in or as a result of any such proceeding;

                                (xxi) any  other  circumstance  whatsoever  that
                  might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, including by reason of Sections 2809, 2810, 2819, 2839, 2845, 2850, 2899, 3275 and
                  3433 of the California Civil Code, and any future judicial decisions or legislation or of any comparable provisions of the laws of any other jurisdiction; or

                              (xxiii) diligence, presentment, demand of payment,
                  protest and all notices whatsoever.

                  (c) Each Subsidiary Guarantor represents and warrants to the Administrative Agent that it has established adequate means of obtaining financial and other information pertaining to the business, operations and condition (financial and otherwise) of the Company and its properties on a continuing basis and that such Subsidiary Guarantor is now and will in the future remain fully familiar with the business, operations and condition (financial and otherwise) of the Company and its properties. Each Subsidiary Guarantor further represents and warrants that it has reviewed and approved this Agreement and the related Basic Documents and is fully familiar with the transactions contemplated by such Basic Documents and that it will in the future remain fully familiar with such transaction and with any new Basic Documents and the transaction contemplated by such Basic Documents. Each Subsidiary Guarantor hereby expressly waives and relinquishes any duty on the part of the Administrative Agent or the Banks (should any such duty


                                Credit Agreement
         exist) to disclose to such or any other Subsidiary Guarantor any matter of fact or other information related to the business, operations or condition (financial or otherwise) of the Company or its properties or to any Basic Documents or the transactions undertaken pursuant to, or contemplated by, such Basic Documents, whether now or in the future known by the Administrative Agent or any Bank.

                  6.03 Reinstatement. The obligations of the Subsidiary Guarantors under this Section 6 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Company in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceed-ings in bankruptcy or reorganization or otherwise and the Subsidiary Guarantors jointly and severally agree that they will indemnify the Administrative Agent and each Bank on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Administrative Agent or such Bank in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

                  6.04 Subrogation. Each Subsidiary Guarantor hereby waives all rights of subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under the Federal Bankruptcy Code) or otherwise by reason of any payment by it pursuant to the provisions of this Section 6 and further agrees with the Company for the benefit of each of its creditors (including, without limitation, each Bank and the Administrative Agent) that any such payment by it shall, to the fullest extent permitted by law, constitute a dividend on the common stock of such Subsidiary Guarantor owned by the Company or a return of capital paid by such Subsidiary Guarantor to the Company and, otherwise, an investment in the equity capital of the Company by such Subsidiary Guarantor. Each Subsidiary Guarantor understands that, by reason of the foregoing provisions of this Section 6.04, the exercise by the Administrative Agent or any Bank of the rights, remedies, powers and privileges that it has under this Section 6 and under the other Basic Documents will result in nonreimbursable liabilities under this Agreement. Nevertheless, each Subsidiary Guarantor hereby authorizes and empowers the Administrative Agent and the Banks to exercise, in its or their sole discretion, any combination of such rights, remedies, powers and privileges as they, in their sole discretion, shall deem appropriate.


                                Credit Agreement

                  6.05 Remedies. The Subsidiary Guarantors jointly and severally agree that, as between the Subsidiary Guarantors and the Banks, the obligations of the Company under this Agreement and the Notes may be declared to be forthwith due and payable as provided in Section 10 hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 10) for purposes of Section 6.01 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Company and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Company) shall forthwith become due and payable by the Subsidiary Guarantors for purposes of said Section 6.01.

                  6.06  Continuing Guarantee.  The guarantee in this
Section 6 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

                  6.07  Limitation  on Guarantee  Obligations.  In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under
Section 6.01 hereof would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under said Section 6.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, any Bank, the Administrative Agent or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.


                  Section 7.  Conditions Precedent.

                  7.01 Conditions to Effectiveness. The effectiveness of this Agreement (and the amendment and restatement of the Existing Credit Agreement to be effected hereby), and the obligations of the Banks to extend credit hereunder (whether by making a Loan or by issuing a Letter of Credit) on the Effective Date, are subject to (i) the condition precedent that such effectiveness shall occur, and such extension of credit shall be made, on or before November 1, 1995 and (ii) the receipt by the Administrative Agent of the following documents, each of which


                                Credit Agreement
shall be satisfactory to the Administrative Agent (and to the extent specified below, to each Bank) in form and substance:

                  (a) Corporate Documents. Certified copies of the charter and by-laws (or equivalent documents) of each Obligor and of all corporate authority for each Obligor (including, without limitation, board of director resolutions and evidence of the incumbency of officers) with respect to the execution, delivery and performance of such of the Basic Documents to which such Obligor is intended to be a party and each other document to be delivered by such Obligor from time to time in connection herewith and the Loans hereunder (and the Administrative Agent and each Lender may conclusively rely on such certificate until it receives notice in writing from such Obligor to the contrary).

                  (b) Officer's Certificate. A certificate of a senior officer of the Company, dated the Effective Date, to the effect set forth in the first sentence of Section 7.02 hereof.

                  (c) Borrowing Base Certificate. A Borrowing Base Certificate as at June 30, 1995.

                  (d) Opinions of Counsel to the Obligors. (i) An opinion dated the Effective Date, of Harter, Secrest & Emery, counsel to the Obligors, in substantially the form of Exhibit E-1 hereto, (ii) an opinion dated the Effective Date, of Sheppard, Mullin, Richter & Hampton, special California counsel to the Obligors, in substantially the form of Exhibit E-2 hereto, and (iii) an opinion dated the Effective Date of Fulton, Hubbard & Hubbard, special Kentucky counsel to the Obligors substantially in the form of Exhibit E-3 hereto and, in each case covering such matters as any Bank may reasonably request. Each Obligor hereby instructs each such counsel to deliver such opinion to the Banks and the Administrative Agent.

                  (e) Opinion of Special New York Counsel to Chase. An opinion, dated the Effective Date, of Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase in substantially the form of Exhibit F hereto. Chase hereby instructs such counsel to deliver such opinion to the Banks and the Administrative Agent.

                  (f) Notes. The Notes, duly completed and executed for each Bank.



                                Credit Agreement

                  (g) Security Agreement Amendment. The Security Agreement Amendment, duly executed and delivered by each Obligor and the Administrative Agent and the certificates identified under the name of such Obligor in Annex 1 thereto, in each case accompanied by undated stock powers executed in blank. In addition, each Obligor shall have taken such other action (including, without limitation, delivering to the Administrative Agent, for filing, appropriately completed and duly executed copies of Uniform Commercial Code financing statements) as the Administrative Agent shall have requested in order to perfect the security interests created pursuant to the Security Agreement (as amended by the Security Agreement Amendment).

                  (h) Mortgages; Title Insurance; etc. The following documents each of which shall be executed (and, where appropriate, acknowledged) by Persons satisfactory to the Administrative Agent:

                                  (i) with respect to each Mortgage, an instrument of Modification and Confirmation pursuant to which such Mortgage shall have been amended in form and substance satisfactory to the Administrative Agent to spread the Lien thereof to secure the obligations under this Agreement, in each case duly executed, acknowledged and delivered by the respective parties thereto, in recordable form (in such number of copies as the Administrative Agent shall have requested); and

                                 (ii) mortgagee down-date  continuation  reports
                  for existing title policies issued pursuant to the Existing Credit Agreement, subject only to such exceptions as are satisfactory to each Bank and, to the extent necessary under applicable law, for filing in the appropriate county land offices, Uniform Commercial Code financing statements covering fixtures, in each case appropriately completed and duly executed.

         In addition, the Company shall have paid to the respective title companies all expenses of such title companies in connection with the issuance of the down-date continuation reports and in addition shall have paid to such title companies an amount equal to the recording and stamp taxes payable in connection with recording the respective instruments of Modification and Confirmation in the appropriate county land offices.

                  (i) Insurance. Certificates of insurance evidencing the existence of all insurance required to be maintained by


                                Credit Agreement
         the Company and its Subsidiaries pursuant to Section 9.04 hereof and the designation of the Administrative Agent as the loss payee thereunder to the extent required by said Section 9.04 in respect of all insurance covering tangible Property, such certificates to be in such form and contain such information as is specified in said Section
         9.04. In addition, the Company shall have delivered (i) a certificate of the chief financial officer of the Company setting forth the insurance obtained by it and its Subsidiaries in accordance with the requirements of Section 9.04 and stating that such insurance is in full force and effect and that all premiums then due and payable thereon have been paid and (ii) a written report, dated reasonably near the Effective Date are being made, of Johnson & Higgins and Accordia of the South, Inc. or any other firm of independent insurance brokers of nationally recognized standing, as to such insurance and stating that, in their opinion, such insurance adequately protects the interests of the Administrative Agent and the Banks, is in compliance with the provisions of said Section 9.04, and is comparable in all respects with insurance carried by responsible owners and operators of Properties similar to those covered by each of the Mortgages.

                  (j) Environmental Surveys. Environmental surveys and assessments prepared by one or more firms of licensed engineers (familiar with the identification of toxic and hazardous substances) in form and substance satisfactory to Chase with respect to the facilities to be acquired in connection with the Glenmore Acquisition, each such environmental survey and assessment to be based upon physical on-site inspections by such firms of each of such facilities, as well as a historical review of the uses of such facilities and of the business and operations of the Glenmore Entities. In addition, the Company shall have completed (and delivered to the Administrative Agent) environmental risk questionnaires with respect to all other facilities owned, operated or leased by the Company and its Subsidiaries and covered by environmental surveys and assessments delivered pursuant to the Existing Credit Agreement, and the responses to such questionnaires (and the underlying facts and circumstances shown thereby) shall be in form and substance satisfactory to the Majority Banks.

                  (k) Solvency Analysis. A certificate from the chief financial officer of the Company to the effect that, as of the Effective Date and after giving effect to the Glenmore Acquisition, the initial extension of credit hereunder and to the other transactions contemplated hereby, (i) the


                                Credit Agreement
         aggregate value of all Properties of the Company and its Subsidiaries at their present fair saleable value (i.e., the amount which may be realized within a reasonable time, considered to be six months to one year, either through collection or sale at the regular market value, conceiving the latter as the amount which could be obtained for the Property in question within such period by a capable and diligent business person from an interested buyer who is willing to purchase under ordinary selling conditions), exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of the Company and its Subsidiaries, (ii) the Company and its Subsidiaries will not, on a consolidated basis, have an unreasonably small capital with which to conduct their business operations as heretofore conducted and (iii) the Company and its Subsidiaries will have, on a consolidated basis, sufficient cash flow to enable them to pay their debts as they mature. The Administrative Agent shall have also received opinions of value and other appropriate factual information with respect to the Property and business being acquired in the Glenmore Acquisition supporting the conclusions described in clauses (i), (ii) and (iii) above (which opinions of value shall not have been amended, modified or revoked).

                  (l) Pro Formas. A copy of an estimated pro forma balance sheet of the Company and its Consolidated Subsidiaries, certified by the chief financial officer of the Company as of the Effective Date, giving effect to the Glenmore Acquisition, the initial extension of credit hereunder and the other transactions contemplated hereby and showing a financial condition of the Company and its Consolidated Subsidiaries in form and substance satisfactory to Chase.

                  (m) Consummation of Acquisition. Evidence that (i) each of the conditions precedent specified in the Glenmore Acquisition Documents shall have been (or, concurrently with the making of the initial extension of credit hereunder, shall be) in all material respects satisfied (or, with the approval of the Majority Banks, waived), (ii) each of Barton and the Company (and their Subsidiaries party thereto) and the Glenmore Entities shall have performed in all material respects all obligations to be performed by them under the Glenmore Acquisition Documents on or prior to the Effective Date and (iii) the Glenmore Acquisition is being consummated in accordance with the terms of the Glenmore Acquisition Documents.



                                Credit Agreement

                  (n) Approvals. Evidence of receipt of all approvals from governmental authorities with respect to the Glenmore Acquisition (or the termination of waiting periods applicable thereto) necessary for the Company and its Subsidiaries to conduct the business in respect of the assets transferred pursuant to the Glenmore Acquisition Documents as currently being conducted by the Glenmore Entities.

                  (o) Other Documents. Such other documents as the Administrative Agent or any Bank or special New York counsel to the Banks may reasonably request.

The effectiveness of this Agreement (and the amendment and restatement of the Existing Credit Agreement to be effected hereby), and the obligation of any Bank to make its initial extension of credit hereunder, is also subject to the payment by the Company of (i) all amounts owing to the Existing Banks and Chase on the Effective Date pursuant to Sections 2.01(a), 2.01(b), 2.04(a) and 2.05(m) hereof and (ii) such fees as the Company shall have agreed to pay or deliver to any Bank or the Administrative Agent in connection herewith, including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase, in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Basic Documents and the extensions of credit hereunder (to the extent that statements for such fees and expenses have been delivered to the Company).

                  7.02  Initial and Subsequent Extensions of Credit.  The
                        -------------------------------------------
obligation of any Bank to make any Loan (including any Money
Market Loan and such Bank's initial Syndicated Loan) or otherwise extend any credit to the Company upon the occasion of each borrowing or other extension of credit hereunder is subject to the further conditions precedent that, both immediately prior to the making of such Loan or other extension of credit and also after giving effect thereto and to the intended use thereof
(including, without limitation, in the case of the initial Loans hereunder, after giving effect to the Glenmore Acquisition):

                  (a)  no Default shall have occurred and be continuing;

                  (b) the  representations and warranties made by the Company in
         Section 8 hereof, and by each Obligor in each of the other Basic Documents to which such Obligor is a party, shall be true and complete on and as of the date of the making of such Loan or other extension of credit with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated


                                Credit Agreement
         to have been made as of a specific date, as of such specific date); and

                  (c) the aggregate principal amount of the Revolving Credit Loans and Money Market Loans, together with the aggregate amount of all Letter of Credit Liabilities in respect of Revolving Letters of Credit, shall not exceed the Borrowing Base reflected in the most recent Borrowing Base Certificate delivered pursuant to Section 7.01(c) hereof (in the case of the initial Loan hereunder) or Section 9.01(f) hereof (in the case of any other Loan hereunder).

Each notice of borrowing by the Company or request for the issuance of a Letter of Credit hereunder shall constitute a certification by the Company to the effect set forth in the preceding sentence (both as of the date of such notice and, unless the Company otherwise notifies the Administrative Agent prior to the date of such borrowing or issuance, as of the date of such borrowing or issuance).


                  Section 8. Representations and Warranties. The Company represents and warrants to the Banks that:

                  8.01  Corporate  Existence.   Each  of  the  Company  and  its
Subsidiaries: (a) is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could have a Material Adverse Effect.

                  8.02 Financial Condition. The consolidated and consolidating balance sheets of the Company and its Consolidated Subsidiaries as at August 31, 1994 and the related consolidated and consolidating statements of income, retained earnings and of cash flow of the Company and its Consolidated Subsidiaries for the fiscal year ended on said date, with the opinion thereon (in the case of said consolidated balance sheet and statements) of Arthur Andersen & Co., and the unaudited consolidated and consolidating balance sheets of the Company and its Consolidated Subsidiaries as at May 31, 1995 and the related consolidated and consolidating statements of income, retained earnings and cash flow of the Company and its Consolidated Subsidiaries for the nine-month period ended on such date, heretofore furnished to


                                Credit Agreement
each of the Banks, are complete and correct and fairly present the consolidated financial condition of the Company and its Consolidated Subsidiaries, and (in the case of said consolidating financial statements) the respective unconsolidated financial condition of the Company and of each of its Consolidated Subsidiaries, as at said dates and the consolidated and unconsolidated results of their operations for the fiscal year and nine-month period ended on said dates (subject, in the case of such financial statements as at May 31, 1995, to normal year-end audit adjustments), all in accordance with generally accepted accounting principles and practices applied on a consistent basis. Neither the Company nor any of its Subsidiaries has on the date hereof any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said balance sheets as at said dates. Since August 31, 1994, there has been no material adverse change in the consolidated financial condition, operations, business or prospects taken as a whole of the Company and its Consolidated Subsidiaries from that set forth in said financial statements as at said date.

                  8.03 Litigation. Except as disclosed to the Banks in Schedule IV hereto, there are no legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of the Company) threatened against the Company or any of its Subsidiaries, any of which, if adversely determined, could have a Material Adverse Effect.

                  8.04 No Breach. None of the execution and delivery of this Agreement and the Notes and the other Basic Documents, the consummation of the Glenmore Acquisition, the issuance of the Barton Letter of Credit and the transactions herein and in the other Basic Documents contemplated and compliance with the terms and provisions hereof and thereof will conflict with or result in a breach of, or require any consent under (other than consents in respect of the Glenmore Acquisition that have been obtained), the charter or by-laws of any Obligor, or any applicable law or regulation (including any applicable alcoholic beverage law or regulation), or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or any of their Property is bound or to which any of them is subject, or constitute a default under any such agreement or instrument, or (except for the Liens created pursuant to the Security Documents) result in the creation or imposition of any Lien upon any Property of the


                                Credit Agreement

Company or any of its Subsidiaries pursuant to the terms of any such agreement or instrument.

                  8.05 Power, Authority and Enforceability. Each Obligor has all necessary corporate power, authority and legal right to execute, deliver and perform its obligations under each of the Basic Documents to which it is a party; the execution, delivery and performance by each Obligor of each of the Basic Documents to which it is a party have been duly authorized by all necessary corporate action on its part (including, without limitation, any required shareholder approvals); and this Agreement has been duly and validly executed and delivered by each Obligor and constitutes, and each of the other Basic Documents to which such Obligor is a party when executed and delivered by such Obligor (in the case of the Notes, for value) will constitute, its legal, valid and binding obligation, enforceable against each Obligor in accordance with its terms except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  8.06 Approvals. Each Obligor has, or prior to the Effective Date will have, obtained all authorizations, approvals and consents of, and has made all filings and registrations with, all governmental and regulatory authorities, agencies and securities exchanges, in the case of the Glenmore Acquisition Documents, necessary in any material respect, and in the case of the other Basic Documents, necessary, for the execution, delivery or performance by any Obligor of the Basic Documents to which such Obligor is a party or for the legality, validity or enforceability thereof, except (a) for filings and recordings in respect of the Liens created pursuant to the Security Documents,
(b) the filing pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 made by the Company with respect to the Glenmore Acquisition (as to which the waiting period under said Act with respect to the Acquisition will have expired prior to the Effective Date), and (c) the filing of a Form 8-K with the Securities and Exchange Commission which filing will be timely made after the consummation of the Glenmore Acquisition.

                  8.07 Use of Credit. Neither the Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any extension of credit hereunder will be used to buy or carry any Margin Stock.


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







                  8.08 ERISA. The Company and the ERISA Affiliates have fulfilled their respective obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or any Plan or Multiemployer Plan (other than to make contributions, pay annual PBGC premiums or pay out benefits in the ordinary course of business).

                  8.09 Taxes. The Company and its Subsidiaries are members of an affiliated group of corporations filing consolidated returns for Federal income tax purposes, of which the Company is the "common parent" (within the meaning of Section 1504 of the Code) of such group. The Company and its Subsidi-aries have filed all Federal income tax returns and all other material tax returns that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any of its Subsidiaries. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Company, adequate. The Company has not given or been requested to give a waiver of the statute of limitations relating to the payment of Federal, state, local and foreign taxes or other impositions.

                  8.10 Investment Company Act. Neither the Company nor any of its Subsidiaries is an "investment company", or a company
"controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

                  8.11 Public Utility Holding Company Act. Neither the Company nor any of its Subsidiaries is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  8.12  Material Agreements and Liens.

                  (a) Part A of Schedule I hereto is a complete and correct list, as of the date hereof, of each credit agreement, loan agreement, indenture, purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, the Company or any of its Subsidiaries the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $200,000, and the aggregate principal or face amount outstanding or that may become outstanding under each such arrangement is correctly described in Part A of said Schedule I.


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                  (b) Part B of  Schedule  I hereto is a  complete  and  correct list, as of the date hereof, of each Lien securing Indebtedness of any Person the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $100,000 and covering any Property of the Company or any of its Subsidiaries, and the aggregate Indebtedness secured (or which may be secured) by each such Lien and the Property covered by each such Lien is correctly described in Part B of said Schedule I.

                  8.13 Environmental Matters. Each of the Company and its Subsidiaries has obtained all environmental, health and safety permits, licenses and other authorizations required under all Environmental Laws to carry on its business as now being or as proposed to be conducted, except as set forth in
Schedule II hereto (and except for any of the foregoing required to be obtained after the date hereof, by reason of conditions or changes in Environmental Laws occurring after the date hereof, where the failure to obtain the same would not have a Material Adverse Effect). Each of such permits, licenses and authoriza-tions is in full force and effect and each of the Company and its Subsidiaries is in compliance with the terms and conditions thereof, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except as set forth in Schedule II hereto (and except for any of the foregoing required to be obtained after the date hereof, by reason of conditions or changes in Environmental Laws occurring after the date hereof, where the failure to obtain the same would not have a Material Adverse Effect). In the judgment of the Company, no matter (either individually or collectively with all other such matters) disclosed in Schedule II creates, results in or has, or will create, result in or have, a Material Adverse Effect.

                  In addition, except as set forth in Schedule II hereto:

                  (a) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and, to the best of the Company's knowledge, no investigation or review is pending or threatened by any governmental or other entity with respect to any alleged failure by the Company or any of its Subsidiaries to have any environmental, health or safety permit, license or other authorization required under any Environmental Law in connection with the conduct of the business of the Company or any of its Subsidiaries or with respect to any generation, treatment, storage, recycling,


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






         transportation, discharge or disposal, or any Release of any Hazardous Materials generated by the Company or any of its Subsidiaries, in each case in circumstances which may reasonably be expected to have a Material Adverse Effect.

                  (b) Neither the Company nor any of its Subsidiaries owns, operates or leases a treatment, storage or disposal facility requiring a permit under the Resource Conservation and Recovery Act of 1976, as amended, or under any comparable state or local statute; and

                           (i) no polychlorinated biphenyls (PCB's) is or has been present at any site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries;

                                 (ii) no asbestos or asbestos-containing materials is or has been present at any site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries;

                                (iii) there are no underground  storage tanks or
                  surface impoundments for Hazardous Materials, active or abandoned, at any site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries;

                                 (iv) no Hazardous  Materials have been Released
                  at, on or under any site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries in a reportable quantity established by statute, ordinance, rule, regulation or order; and

                                  (v) no Hazardous Materials have been otherwise
                  Released at, on or under any site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries;

         that, in the case of any of clauses (i) through (v) above, may reasonably be expected to have a Material Adverse Effect.

                  (c) Neither the Company nor any of its Subsidiaries has transported or arranged for the transportation of any Hazardous Material to any location that is listed on the National Priorities List ("NPL") under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), listed for possible inclusion on the NPL by the Environmental Protection Agency in the


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






         Comprehensive Environmental Response and Liability Information System, as provided for by 40 C.F.R. ss. 300.5 ("CERCLIS"), or on any similar state or local list or that is the subject of Federal, state or local enforcement actions or other investigations that may lead to Environmental Claims in a material amount against the Company or any of its Subsidiaries.

                  (d) No oral or written notification of a Release of a Hazardous Material has been filed by or on behalf of the Company or any of its Subsidiaries that may reasonably be expected to have a Material Adverse Effect, and no site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries is listed or, to the best of the Company's knowledge, proposed for listing on the NPL, CERCLIS or any similar state list of sites requiring investigation or clean-up.

                  (e) No Liens have arisen under or pursuant to any Environmental Laws on any site or facility owned, operated or leased by the Company or any of its Subsidiaries, and no government action has been taken or, to the best of the Company's knowledge, is in process that could subject any such site or facility to such Liens and neither the Company nor any of its Subsidiaries would be required to place any notice or restriction relating to the presence of Hazardous Materials at any site or facility owned by it in any deed to the real property on which such site or facility is located.

                  (f) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or that are in the possession of the Company or any of its Subsidiaries in relation to any site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries which have not been made available to the Banks.

                  8.14 Capitalization. The authorized capital stock of the Company consists, as at the Effective Date, of an aggregate of 80,000,000 shares consisting of (i) 60,000,000 shares of Class A common stock, par value $.01 per share, of which 16,200,302 shares are duly and validly issued and outstanding and 1,186,655 shares are issued and held in treasury, each of which shares is fully paid and nonassessable and (ii) 20,000,000 shares of Class B common stock, par value $.01 per share, of which 3,382,958 shares are duly and validly issued and outstanding and 625,725 shares are issued and held in treasury, each of which shares is fully paid and nonassessable.



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






                  As  at  the  Effective   Date,   10.99%  of  such  issued  and
outstanding shares of Class A common stock and 83.90% of such issued and outstanding shares of Class B common stock are owned beneficially and of record by (i) Marvin Sands, his spouse, his children or his grandchildren, (ii) a trust which is for the benefit of Marvin Sands, his spouse, his children or his grandchildren, which trust is under the control of Marvin Sands, his spouse, his children or his grandchildren or (iii) a partnership which is controlled by (and the partnership interests in which are owned by) Marvin Sands, his spouse or his children or grandchildren or their spouses. As of the date hereof, (x) except for conversion rights associated with the Class B common stock, purchase rights associated with the Employee Stock Purchase Plan, options associated with the Stock Option Plan and options listed on Schedule VII hereto, there are no outstanding Equity Rights with respect to the Company and (y) there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem, or otherwise acquire any shares of capital stock of the Company nor, are there any outstanding obligations of the Company or any of its Subsidiaries to make payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market value or equity value of the Company or any Subsidiary except for obligations of Barton in connection with payments required under the Barton Phantom Stock Plan. The Company has heretofore delivered to the Administrative Agent a complete and correct copy of the Stock Option Plan as in effect on the date hereof.

                  8.15  Subsidiaries, Etc.

                  (a) Set forth in Part A of Schedule III hereto is a complete and correct list, as of the date of this Agreement, of all of the Subsidiaries of the Company, together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary and (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests. Except as disclosed in Part A of Schedule III hereto,
(x) each of the Company and its Subsidiaries owns, free and clear of Liens (other than Liens created pursuant to the Security Documents), and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Part A of Schedule III hereto, (y) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (z) there are no outstanding Equity Rights with respect to such Person.



                                Credit Agreement

                  (b) Set forth in Part B of Schedule III hereto is a complete and correct list, as of the date of this Agreement, of any Investment the amount of which exceeds $200,000 (other than Investments of the types described in clauses (b) through (h) of Section 9.08 hereof or disclosed in Part A of said
Schedule III hereto) held by the Company or any of its Subsidiaries in any Person and, for each such Investment, (x) the identity of the Person or Persons holding such Investment and (y) the nature of such Investment. Except as disclosed in Part B of Schedule III hereto, each of the Company and its Subsidiaries owns, free and clear of all Liens (other than Liens created pursuant to the Security Documents), all such Investments.

                  (c) None of the Subsidiaries of the Company is, on the date of this Agreement, subject to any indenture, agreement, instrument or other arrangement of the type described in the last sentence of Section 9.14 hereof.

                  8.16 Real Property. Except with respect to leased space which does not cost in excess of $10,000 per month in rental expense, set forth in
Schedule V attached hereto is a list, as of the date of this Agreement, of all the real property interests held by the Company and its Subsidiaries (including all real property to be owned by the Company and its Subsidiaries after giving effect to the Glenmore Acquisition), indicating in each case whether the respective Property is owned or leased, the identity of the owner or lessee and the location of the respective Property.

                  8.17 True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Company to the Administrative Agent or any Bank in connection with the negotiation, preparation or delivery of this Agreement and the other Basic Documents, or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole (together with the Information Memorandum) do not (with respect to any such information, financial statements, exhibits and schedules furnished to the Company by the Glenmore Entities in connection with, in or pursuant to, the Glenmore Acquisition Documents to the best knowledge of the Company) contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by the Company and its Subsidiaries to the Administrative Agent and the Banks in connection with this Agreement and the other Basic Documents and the transactions contemplated hereby and thereby will be (with respect to any such information furnished to the


                                Credit Agreement

Company by the Glenmore Entities prior to the consummation of the Glenmore Acquisition in connection with, in or pursuant to, the Glenmore Acquisition Documents to the best knowledge of the Company) true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to the Company that could have a Material Adverse Effect that has not been disclosed herein, in the other Basic Documents, or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Banks for use in connection with the transactions contemplated hereby or thereby.

                  8.18 Barton Acquisition. The Company has heretofore delivered to each Bank a true and complete copy of the Barton
Stock Purchase Agreement as in effect on the date hereof.

                  8.19 Glenmore Acquisition. The Company has delivered to each Bank, prior to the date hereof, a true and complete copy of the Glenmore Acquisition Agreement as in effect on the date hereof. After the consummation of the Glenmore Acquisition, Barton (or the respective Subsidiary of Barton acquiring the same) will have good title to all of the assets purported to be transferred to Barton (or such Subsidiary) pursuant to the Glenmore Acquisition Agreement, free and clear of all Liens (other than Liens described in Section
8.12 hereof and permitted under Section 9.06 hereof) and Barton (or such Subsidiary) will have good title to all of the assets acquired pursuant to the Glenmore Acquisition, free and clear of all Liens.


                  Section 9. Covenants of the Company. The Company covenants and agrees with the Banks and the Administrative Agent that, so long as any Commitment, Loan or Letter of Credit Liability is outstanding and until payment in full of all amounts payable by the Company hereunder:

                  9.01 Financial Statements Etc. The Company shall deliver to each of the Banks:

                  (a) as soon as available and in any event within 45 days after the end of each of the first three quarterly fiscal periods of each fiscal year of the Company, consolidated statements of income, retained earnings and cash flow of the Company and its Consolidated Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheet as at the end of such period, setting forth in each case in comparative form the corresponding


                                Credit Agreement
         consolidated figures for the corresponding period in the preceding fiscal year, accompanied by a certificate of a senior financial officer of the Company, which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Company and its Consolidated Subsidiaries in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

                  (b) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, consolidated and consolidating statements of income, retained earnings and cash flow of the Company and its Consolidated Subsidiaries for such fiscal year and the related consolidated and consolidating balance sheets as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated and consolidating figures for the preceding fiscal year, and accompanied (i) in the case of said consolidated statements and balance sheet, by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Company and its Consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with generally accepted accounting principles, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default, and (ii) in the case of said consolidating statements and balance sheets, by a certificate of a senior financial officer of the Company, which certificate shall state that said consolidating financial statements fairly present the respective individual unconsolidated financial condition and results of operations of the Company and of each of its Consolidated Subsidiaries, in each case in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such fiscal year;

                  (c) promptly upon their becoming available, copies of all registration statements and regular periodic reports, if any, which the Company shall have filed with the Securities and Exchange Commission (or any governmental agency substituted therefor) or any national securities exchange;



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






                  (d) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

                  (e) as soon as possible, and in any event within ten days after the Company knows or has reason to believe that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of the Company setting forth details respecting such event or condition and the action, if any, that the Company or its ERISA
         Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to the PBGC by the Company or an ERISA Affiliate with respect to such event or condition):

                                  (i)  any  reportable   event,  as  defined  in
                  Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which the PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code); and any request for waiver under Section 412(d) of the Code for any Plan;

                                 (ii) the  distribution  under  Section  4041 of
                  ERISA of a notice of intent to terminate any Plan or any action taken by the Company or an ERISA Affiliate to terminate any Plan;

                                (iii) the institution by the PBGC of proceedings
                  under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan;

                                 (iv) the complete or partial  withdrawal from a
                  Multiemployer Plan by the Company or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser


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






                  default), or the receipt by the Company or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

                                  (v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against the Company or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days; and

                                 (vi) the  adoption of an  amendment to any Plan
                  that, pursuant to Section 401(a)(29) of the Code or Section 301 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Company or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections;

                  (f) as soon as available and in any event within 20 Business Days after the end of each monthly accounting period (ending on the last day of each calendar month), a Borrowing Base Certificate as at the last day of such accounting period and from time to time as requested by the Administrative Agent or the Majority Banks (but not more frequently than twice in any fiscal year), a report of an independent collateral auditor (which may be, or be affiliated with, one of the Banks) with respect to the Eligible Receivables and Eligible Inventory components included in the Borrowing Base as at the end of a monthly accounting period, which report shall indicate that, based upon a review by such auditors of the Eligible Receivables (including, without limitation, verification with respect to the amount, aging, identity and credit of the respective account debtors and the billing practices of the Company and its Subsidiaries) and Eligible Inventory (including, without limitation, verification as to the value, location and respective types), the information set forth in the Borrowing Base Certificate delivered by the Company as at the end of such accounting period is accurate and complete in all material respects;

                  (g) promptly after the Company knows or has reason to believe that any Default has occurred, a notice of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Company has taken or proposes to take with respect thereto;


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








                  (h) from time to time such other information regarding the financial condition, operations, business or prospects of the Company or any of its Subsidiaries (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as any Bank or the Administrative Agent may reasonably request.

The Company will furnish to each Bank, at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, a certificate of a senior financial officer of the Company (i) to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Company has taken or proposes to take with respect thereto) and (ii) setting forth in reasonable detail the computations necessary to determine whether the Company is in compliance with Sections 9.07(f), 9.08(e), 9.08(i), 9.10 and 9.18 hereof as of the end of the respective quarterly fiscal period or fiscal year.

                  In addition, the Company will deliver to the Banks, promptly upon receipt thereof, in each case to the extent not previously delivered, (i) pursuant to Section 2.7 of the Barton Stock Purchase Agreement, copies of the financial statements and other information therein referred to, as well as copies of any EBIT Dispute Notice (as defined in the Barton Stock Purchase Agreement) delivered by the Company to the Seller Representatives (as so defined) pursuant to said Section 2.7, (ii) copies of all material notices and information and all financial statements delivered by Vintners to the Company under the Vintners Acquisition Agreement and (iii) copies of all material notices and information and all financial statements delivered by any of the Glenmore Entities to the Company under the Glenmore Acquisition Agreement, including, without limitation, pursuant to Sections 1.8, 6.14 (including the documents specified on Schedule 6.14 thereof), 8.3, 8.4 and 8.14 thereof.

                  9.02 Litigation. The Company will promptly give to the Administrative Agent for prompt delivery by the Administrative Agent to each Bank notice of all legal or arbitral proceedings, and of all proceedings, by or before any governmental or regulatory authority or agency, and any material development in respect of such legal or other proceedings, affecting the Company or any of its Subsidiaries, except proceedings which, if adversely determined, would not have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company will give to the Administrative Agent for delivery by the Administrative Agent to each Bank notice of the assertion of any Environmental Claim by any Person against, or


                                Credit Agreement
with respect to the activities of, the Company or any of its Subsidiaries and notice of any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations, other than any Environmental Claim or alleged violation which, if adversely determined, would not have a Material Adverse Effect.

                  9.03 Existence, Etc. The Company will, and will cause each of its Subsidiaries to:

                  (a) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises (provided that nothing in this Section 9.03 shall prohibit any transaction expressly permitted under Section 9.05 hereof);

                  (b) comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities (including, without limitation, requirements under the relevant statutes relating to alcoholic beverages) if failure to comply with such requirements could have a Material Adverse Effect;

                  (c) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto (except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained) if failure to so pay and discharge could have a Material Adverse Effect;

                  (d) maintain all of its Properties necessary to its business in good working order and condition, ordinary wear and tear excepted;

                  (e) keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied; and

                  (f) upon reasonable notice, permit representatives of any Bank or the Administrative Agent, during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of its Properties, to discuss its business and affairs with its officers, and to permit such representatives to gain access to any other information in possession or obtainable by any of the Obligors for purposes


                                Credit Agreement
         of bi-annual collateral audits prepared for the Banks, all to the extent reasonably requested by such Bank or the Administrative Agent (as the case may be).

                  9.04 Insurance. The Company will, and will cause each of its Subsidiaries to, keep insured by financially sound and reputable insurers all Property of a character usually insured by corporations engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such corporations and carry such other insurance as is usually carried by such corporations, provided that in any event the Company will maintain the insurance required by the Security Documents (and will name the Administrative Agent as loss payee to the extent provided therein).

                  9.05 Prohibition of Fundamental Changes. The Company will not, nor will it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution). The Company will not, nor will it permit any of its Subsidiaries to, acquire any business or Property from, or capital stock of, or be a party to any acquisition of, any Person except for the Glenmore Acquisition, purchases of inventory and other Property to be sold or used in the ordinary course of business, Investments permitted under Section 9.08 hereof and Capital Expenditures. The Company will not, nor will it permit any of its Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, any part of its business or Property, whether now owned or hereafter acquired (including, without limitation, receivables and leasehold interests, but excluding (i) sales and other dispositions of Property so long as the amount thereof sold in any single fiscal year by the Company and its Subsidiaries shall not have a fair market value in excess of $10,000,000 and (ii) any inventory or other Property sold or disposed of in the ordinary course of business and on ordinary business terms). Notwithstanding the foregoing provisions of this Section 9.05:

                  (a) any Subsidiary of the Company may be merged or consolidated with or into: (i) the Company if the Company shall be the continuing or surviving corporation or (ii) any Wholly Owned Subsidiary; provided that in any such transaction, the Wholly Owned Subsidiary shall be the continuing or surviving corporation;

                  (b) any such Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its Property (upon


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







         voluntary liquidation or otherwise) to the Company or a Wholly Owned Subsidiary of the Company;

                  (c) the Company or any Subsidiary of the Company may merge or consolidate with any other Person if (i) in the case of a merger or consolidation of the Company, the Company is the surviving corporation and, in any other case, the surviving corporation is a Wholly Owned Subsidiary of the Company and (ii) after giving effect thereto no Default would exist hereunder;

                  (d) the Company may (either directly, or indirectly through its Wholly Owned Subsidiaries) acquire the business or Property from, or capital stock of, or enter into a joint venture with, or be a party to an acquisition of another Person, so long as at the time thereof and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing hereunder and the Company shall have delivered to the Administrative Agent a certificate of its chief financial officer to such effect; provided that the Company will not use more than $50,000,000 of the proceeds of the Revolving Credit Loans to fund any such transaction and/or pay any related fees or expenses;

                  (e) the Company may (either directly, or indirectly through its Wholly Owned Subsidiaries) sell, lease, transfer or otherwise dispose of the following facilities and related assets:

                              (i) the California Products facility located
                  in Fresno, California, which is currently owned by California Products Company;

                                 (ii) the Tenner  Brothers  facility  located in
                  Patrick, South Carolina, which is currently owned by Tenner Brothers, Inc.;

                                (iii) the Madera Wine Cellars  facility  located
                  in Madera, California, which is currently owned by Bisceglia Brothers Wine Co.;

                                 (iv) the Central  Cellars  facility  located in
                  Lodi, California, which is currently owned by Guild Wineries & Distilleries, Inc.; and

                                  (v) the Soledad  Cellars  facility  located in
                  Soledad, California, which is currently owned by Vintners International Company, Inc.



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






                  (f) the Company may, for the purpose of transferring its jurisdiction of incorporation from Delaware to another state of incorporation, merge with and into a Wholly Owned Subsidiary in a transaction constituting a tax-free reorganization under 368(a)(1)(F) of the Code, so long as:

                           (x)  the  Company   shall  give  the  Banks  and  the
                  Administrative Agent at least 15 days prior written notice of the occurrence of such merger;

                           (y) such  Subsidiary  shall  execute  and  deliver an
                  instrument in form and substance satisfactory to each Bank and the Administrative Agent pursuant to which such Subsidiary shall, effective upon such merger, assume all of the obligations of the Company hereunder, under the Notes and under the Security Documents (and execute and deliver such other instruments as the Administrative Agent shall request to ensure the continued perfection and priority of any Liens granted by the Company pursuant to the Security Documents); and

                           (z) such Subsidiary shall deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by the Company pursuant to Section 7.01 hereof upon the Effective Date or as any Bank or the Administrative Agent shall have requested; and

                  (g) the Company may, for the purpose of making itself a Wholly Owned Subsidiary of a new holding company (herein the "Holding Company"), enter into a transaction of merger or consolidation with another entity or transfer its assets to another entity (such entity, in either such case, being herein called the "New Company"), so long as:

                           (u) the Company shall give the Banks and the Administrative Agent at least 15 days prior written notice of the occurrence of such transaction (which notice shall specify the manner and timing in which such transaction is to occur);

                           (v) in such transaction the shareholders of the Company shall receive in exchange for the shares of stock in the Company held by them immediately prior to such transaction newly-issued shares of stock in the Holding Company representing substantially the same respective percentage ownership interests in the Holding Company as such shareholders held in the Company immediately prior to such transaction;


                                Credit Agreement

                                                   \





                           (w) immediately after giving effect to such transaction, the Company (or the New Company, as the case may be) shall be a Wholly Owned Subsidiary of the Holding Company;

                           (x) in the event that such transaction  constitutes
                  a merger with a New Company in which the Company is not the surviving entity or such transaction involves the transfer by the Company of its assets to a New Company, the New Company shall execute and deliver an instrument in form and substance satisfactory to each Bank and the Administrative Agent pursuant to which the New Company shall, effective upon such transaction, assume all of the obligations of the Company hereunder, under the Notes and under the Security Documents (and execute and deliver such other instruments as the Administrative Agent shall request to ensure the continued perfection and priority of any Liens granted by the Company pursuant to the Security Documents);

                           (y) the Holding  Company shall execute and deliver an
                  instrument in form and substance satisfactory to each Bank and the Administrative Agent pursuant to which the Holding Company shall, effective upon such transaction, guarantee all of the obligations of the Company (or the New Company, as the case may be) hereunder, under the Notes and under the Security Documents and pledge all of the shares of stock held by it in the Company (or the New Company, as the case may be) and shall take such further action as the Administrative Agent shall request to ensure the perfection and priority of any Liens granted by the Holding Company pursuant to such instrument; and

                           (z) the  Holding  Company and the Company (or the New
                  Company, as the case may be) shall each deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by the Company pursuant to Section 7.01 hereof upon the Effective Date or as any Bank or the Administrative Agent shall have requested.

                  9.06 Limitations on Liens. The Company will not, nor will it permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except:



                                Credit Agreement

                  (a) Liens created pursuant to the Security Documents (and, prior to the Effective Date, Liens securing the Existing Loans);

                  (b) Liens in existence on the date hereof and listed in Parts A and B of Schedule I hereto;

                  (c) Liens imposed by any governmental authority for taxes, assessments or charges not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or the affected Subsidiaries, as the case may be, in accordance with GAAP;

                  (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings and Liens securing judgments but only to the extent, for an amount and for a period not resulting in an Event of Default under Section 10(h) hereof;

                  (e) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

                  (f) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (g) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Property or minor imperfections in title thereto which, in the aggregate, are not material in amount, and which do not in any case materially detract from the value of the Property subject thereto, or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

                  (h) Liens upon tangible personal Property acquired after the date hereof by the Company or any of its Subsidiaries, each of which Liens either (A) existed on such Property before the time of its acquisition and was not created in anticipation thereof, or (B) was created solely for the purpose of securing Indebtedness permitted under


                                Credit Agreement

         Section 9.07(f) hereof representing, or incurred to finance, refinance or refund, the cost of such Property; provided that no such Lien shall extend to or cover any Property of the Company or such Subsidiary other than the Property so acquired and improvements thereon; and provided, further, that the principal amount of Indebtedness secured by any such Lien shall at no time exceed 80% of the fair market value (as determined in good faith by a senior financial officer of the Company) of such Property at the time it was acquired; and

                  (i) any extension, renewal or replacement of the foregoing, provided, however, that the Liens permitted hereunder shall not be spread to cover any additional Indebtedness or Property (other than a substitution of like Property).

                  9.07 Indebtedness. The Company will not, and will not permit any of its Subsidiaries to, create, incur or suffer to exist any Indebtedness except:

                  (a) Indebtedness of the Company or any of its Subsidiaries to the Banks hereunder (and, prior to the Effective Date, the Existing Loans);

                  (b) Indebtedness of the Company or any of its Subsidiaries outstanding on the date hereof and listed in Part A of Schedule I hereto;

                  (c)  Subordinated Indebtedness;

                  (d) Indebtedness of Subsidiaries of the Company to the Company or to other Subsidiaries of the Company;

                  (e) Indebtedness of the Company or any of its Subsidiaries of the type described in clause (f) of the definition of "Indebtedness" in Section 1.01 hereof to the extent that the aggregate principal amount of all obligations Guaranteed by the Company and/or any of its Subsidiaries does not exceed $8,000,000;

                  (f) additional Indebtedness of the Company up to but not exceeding $4,000,000 at any one time outstanding; and

                  (g) Guarantees by the Company and its Subsidiaries of Indebtedness of the Company and its Subsidiaries.



                                Credit Agreement

                  9.08 Investments. The Company will not, and will not permit any of its Subsidiaries to, make or permit to remain outstanding any Investments except:

                  (a) Investments outstanding on the date hereof and identified in Schedule III Part B hereto;

                  (b)  operating deposit accounts with banks;

                  (c)  Permitted Investments;

                  (d) Investments by the Company and its Wholly Owned Subsidiaries in Wholly Owned Subsidiaries of the Company;

                  (e) Interest Rate Protection Agreements so long as the aggregate credit exposure under all Interest Rate Protection Agreements calculated at the time any Interest Rate Protection Agreement is entered into does not exceed $1,000,000 (but without limiting its obligations under Section 9.11 hereof);

                  (f) Investments permitted pursuant to clause (d) of the last sentence of Section 9.05 hereof;

                  (g) Investments consisting of security deposits with utilities and other like Persons made in the ordinary course of business;

                  (h) Investments consisting of forward foreign exchange contracts entered into by the Company or its Subsidiaries in connection with hedging transactions in the ordinary course of business but excluding any such transactions which are speculative in nature;

                  (i) Investments by the Company and its Subsidiaries in Joint Venture Entities (and Investments by Joint Venture Entities in other Persons), so long as the aggregate amount of all Investments by the Company and its Subsidiaries in Joint Venture Entities shall not exceed $10,000,000 in the aggregate at any one time outstanding;

                  (j) additional Investments by the Company (excluding, however, Investments in Joint Venture Entities) up to but not exceeding $6,000,000 at any one time outstanding; and

                  (k)      the Senior Subordinated Note Guarantees.

The aggregate amount of an Investment at any one time outstanding for purposes of clauses (i) and (j) above, shall be deemed to be


                                Credit Agreement
equal to (A) the aggregate amount of cash, together with the aggregate fair market value of Property, loaned, advanced, contributed, transferred or otherwise invested that gives rise to such Investment minus (B) the aggregate amount of dividends, distributions or other payments received in cash in respect of such Investment; the amount of an Investment shall not in any event be reduced by reason of any write-off of such Investment nor increased by any increase in the amount of earnings retained in the Person in which such Investment is made that have not been dividended, distributed or otherwise paid out.

                  9.09 Dividend Payments. The Company will not, and will not permit any of its Subsidiaries to, declare or make any Dividend Payment at any time other than Dividend Payments in respect of (i) stock appreciation rights as contemplated by the Stock Option Plan in an aggregate amount not exceeding $500,000 in any fiscal year and (ii) payments under the Barton Phantom Stock Plan in an aggregate amount not exceeding $4,500,000 during the term of this Agreement. Nothing herein shall be deemed to prohibit the payment of any dividends by Subsidiaries to the Company and other Subsidiaries.

                  9.10  Certain Financial Covenants.

                  (a) Debt Ratio. The Company will not permit the Debt Ratio to exceed the following respective ratios at any time during the following respective periods:

                  Period                                        Ratio

         From 9/1/95 through 11/30/95                         5.75 to 1
         From 12/1/95 through 2/28/96                         5.50 to 1
         From 3/1/96 through 5/31/96                          5.25 to 1
         From 6/1/96 through 8/31/96                          5.00 to 1
         From 9/1/96 through 11/30/96                         4.75 to 1
         From 12/1/96 through 2/28/97                         4.75 to 1
         From 3/1/97 through 5/31/97                          4.50 to 1
         From 6/1/97 through 8/31/97                          4.50 to 1
         From 9/1/97 through 11/30/97                         4.25 to 1
         From 12/1/97 through 2/28/98                         4.25 to 1
         From 3/1/98 through 5/31/98                          4.00 to 1
         From 6/1/98 through 8/31/98                          4.00 to 1
         From 9/1/98 through 11/30/98                         3.75 to 1
         From 12/1/98 through 2/28/99                         3.75 to 1
         From 3/1/99 and at all
           times thereafter                                   3.50 to 1


                                Credit Agreement

                  (b) Tangible Net Worth. The Company will not permit Tangible Net Worth to be less than the following respective amounts at any time during the following respective periods:

                  Period                                         Amount

         From 9/1/95 through 11/30/95                         $ 85,000,000
         From 12/1/95 through 2/28/96                         $ 85,000,000
         From 3/1/96 through 5/31/96                          $100,000,000
         From 6/1/96 through 8/31/96                          $110,000,000
         From 9/1/96 through 11/30/96                         $125,000,000
         From 12/1/96 through 2/28/97                         $145,000,000
         From 3/1/97 through 5/31/97                          $160,000,000
         From 6/1/97 through 8/31/97                          $184,000,000
         From 9/1/97 through 11/30/97                         $195,000,000
         From 12/1/97 through 2/28/98                         $206,000,000
         From 3/1/98 through 5/31/98                          $217,000,000
         From 6/1/98 through 8/31/98                          $229,000,000
         From 9/1/98 through 11/30/98                         $240,000,000
         From 12/1/98 through 2/28/99                         $251,000,000
         From 3/1/99 through 5/31/99                          $262,000,000
         From 6/1/99 through 8/31/99                          $274,000,000
         From 9/1/99 through 11/30/99                         $285,000,000
         From 12/1/99 through 2/28/00                         $296,000,000
         From 3/31/00 through 5/31/00                         $308,000,000
         From 6/1/00 and at all
           times thereafter                                   $319,000,000

                  (c) Fixed Charges Ratio. The Company will not permit the Fixed Charges Ratio to be less than 1.00 to 1 as at the last day of each fiscal quarter of each fiscal year.

                  (d) Interest Coverage Ratio. The Company will not permit the Interest Coverage Ratio to be less than the following respective ratios at any time during the following respective periods:

                  Period                                         Ratio

         From 9/1/95 through 8/31/96                           2.80 to 1
         From 9/1/96 through 8/31/97                           2.90 to 1
         From 9/1/97 through 8/31/98                           3.00 to 1
         From 9/1/98 and at all times
           thereafter                                          3.25 to 1

                  9.11 Interest Rate Protection Agreements. The Company will within 60 days of the Effective Date and at all times thereafter until August 31, 1997 maintain in full force and effect one or more Interest Rate Protection Agreements with one


                                Credit Agreement
or more of the Banks (and/or with a bank or other financial institution having capital, surplus and undivided profits of at least $500,000,000), which effectively enables the Company (in a manner satisfactory to the Majority Banks), to protect itself against three-month London interbank offered rates exceeding 8.75% per annum as to a notional principal amount at least equal to the following respective amounts at the following respective dates:

         Fiscal Year Ended                                                Amount

         August 31, 1996                                               $ 60,000,000
         August 31, 1997                                               $ 40,000,000

                  9.12 Transactions with Affiliates. Except as expressly permitted by this Agreement, the Company will not, nor will it permit any of its Subsidiaries to, directly or indirectly: (a) make any Investment in an Affiliate; (b) transfer, sell, lease, assign or otherwise dispose of any Property to an Affiliate; (c) merge into or consolidate with or purchase or acquire Property from an Affiliate; or (d) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including,
without   limitation,   guarantees  and  assumptions  of  obligations  of  an
Affiliate); provided that (x) any Affiliate who is an individual may serve as a director, officer or employee of the Company or any of its Subsidiaries and receive reasonable compensation for his or her services in such capacity and (y) the Company and its Subsidiaries may enter into transactions (other than extensions of credit by the Company or any of its Subsidiaries to an Affiliate) providing for the leasing of Property, the rendering or receipt of services or the purchase or sale of inventory and other Property in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially as advantageous to the Company and its Subsidiaries as the monetary or business consideration which would obtain in a comparable transaction with a Person not an Affiliate. During any period that the Company is a public company regulated by, and required to file regular periodic reports with, the Securities and Exchange Commission, any compensation paid to an executive officer of the Company (who is an Affiliate) which has been specifically approved by the board of directors of the Company during such period will be deemed to be reasonable for purposes of the foregoing. Notwithstanding the foregoing, the Company may enter into so-called split-dollar life insurance agreements substantially in the form of Schedule VI hereto, so long as the aggregate amount of premiums payable by the Company during any fiscal year pursuant to such agreements shall not exceed $2,000,000 in the aggregate.



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







                  9.13 Use of Proceeds. The Company will use the proceeds of the Loans hereunder solely to (a) finance the Glenmore Acquisition, (b) provide working capital for the Company and its Subsidiaries and (c) pay the expenses relating to the Glenmore Acquisition and the consummation of the transactions contemplated hereby (in compliance with all applicable legal and regulatory requirements); provided that, neither the Administrative Agent nor any Bank shall have any responsibility as to the use of any of such proceeds.

                    9.14 Certain Obligations Respecting Subsidiaries. The Company will, and will cause each of its Subsidiaries to, take such action from time to time as shall be necessary to ensure that each of its Subsidiaries (other than Joint Venture Entities) is a Wholly-Owned Subsidiary. The Company will not permit any of its Subsidiaries (other than Joint Venture Entities) to enter into, after the date of this Agreement, any indenture, agreement, instrument or other arrangement that, directly or indirectly, prohibits or restrains,  or  has  the  effect  of  prohibiting  or  restraining,  or  imposes materially adverse conditions upon, the incurrence or payment of Indebtedness, the granting of Liens, the declaration or payment of dividends, the making of loans, advances or Investments or the sale, assignment, transfer or other disposition of Property.
                    9.15 Additional Subsidiary Guarantors. The Company will take such action, and will cause each of its Subsidiaries to take such action, from time to time as shall be necessary to ensure that all Subsidiaries of the Company (other than Inactive Subsidiaries and Joint Venture Entities) are Subsidiary Guarantors and, thereby, "Obligors" hereunder. Without limiting the generality of the foregoing, in the event that the Company or any of its Subsidiaries shall form any new Subsidiary after the date hereof which the Company or the respective Subsidiary anticipates will not be an Inactive
Subsidiary or a Joint Venture Entity (or, in the event that any Inactive Subsidiary or Joint Venture Entity shall cease to be an Inactive Subsidiary or Joint Venture Entity), the Company or the respective Subsidiary will cause such new Subsidiary (or such Inactive Subsidiary or Joint Venture Entity which ceases to be an Inactive Subsidiary or Joint Venture Entity) to become a "Subsidiary Guarantor" (and, thereby, an "Obligor") hereunder pursuant to a written instrument in form and substance satisfactory to each Bank and the Administrative Agent, and to deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by each Obligor pursuant to Section 7.01 hereof upon the Effective Date or as any Bank or the Administrative Agent shall have requested.



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







                  9.16 Modifications of Certain Documents. The Company will not, and will not permit any of its Subsidiaries to, (i) consent to any modification, supplement or waiver of any of the provisions of the Barton Stock Purchase Agreement (excluding adjustments agreed to by the Seller Representative, under and as defined in the Barton Stock Purchase Agreement, and the Company pursuant to Section 2.1(e) of the Barton Stock Purchase Agreement) or (ii) consent to any modification, supplement or waiver in any material respect of the Glenmore Acquisition Documents without, in the case of either of clauses (i) or (ii) above, the prior consent of the Administrative Agent (with the approval of the Majority Banks). In addition, notwithstanding the provisions of clause (f) or
(g) of the last sentence of Section 9.05 hereof, the Company will not consent to any modification, supplement or waiver of its Certificate of Incorporation as in effect on the date hereof without the prior consent of the Administrative Agent (with the approval of the Majority Banks).

                  9.17 Subordinated Indebtedness. The Company may after the date hereof incur additional Subordinated Indebtedness subject to the following conditions each of which shall have been fulfilled in form and substance satisfactory to the Majority Banks:

                  (a) such Indebtedness shall be subordinated to the obligations of the Company to pay principal of and interest on the Loans, the Reimbursement Obligations and all other amounts payable hereunder on terms in form and substance satisfactory to the Majority Banks, it being understood that the terms and provisions of the Senior Subordinated Note Indenture are satisfactory to the Majority Banks;

                  (b) such Indebtedness shall be an obligation of the Company only, and none of its Subsidiaries shall be contingently or otherwise obligated in respect thereof, unless subordinated to the obligations of such Subsidiary to pay principal of and interest on the Loans, the Reimbursement Obligations and all other amounts payable hereunder on terms in form and substance satisfactory to the Majority Banks, it being understood that the terms and provisions of the Senior Subordinated Note Indenture are satisfactory to the Majority Banks;

                  (c) the aggregate principal amount of such Indebtedness together with the aggregate principal amount of all other Subordinated Indebtedness of the Company shall not exceed $280,000,000 at any one time (including interest that will accrue after the date of issuance);


                                Credit Agreement

                  (d) to the extent required pursuant to Section 2.12(f) hereof, proceeds of such Indebtedness shall be applied to prepay Loans (and/or provide cover for the Letter of Credit Liabilities) in the manner provided in said Section 2.12(f), provided that in the event any such proceeds shall be applied to refinance other Subordinated Indebtedness, the aggregate principal amount of any such refinancing Subordinated Indebtedness shall not exceed the aggregate principal amount, plus accrued interest and premium, if any, on the Subordinated Indebtedness being refinanced;

                  (e) the terms of such Indebtedness shall not provide for payment of any portion of the principal thereof prior to the date six months after the final maturity of the Loans hereunder;

                  (f) at the time of issuance of such Indebtedness, and after giving effect thereto, the Interest Coverage Ratio shall not be less than the ratio in effect at that time as set out in Section 9.10(c) hereof (Interest Expense for such purpose to be calculated under the assumption that such Indebtedness was issued at the beginning of such period and that any other Indebtedness to be retired with the proceeds thereof was in fact retired on such date of issuance);

                  (g) terms in respect of financial and other covenants, events of default and mandatory prepayments applicable to such Indebtedness shall have been reasonably determined by the Majority Banks to be terms that are at the time customary in the market for subordinated debt being incurred by borrowers, and in transactions, comparable in the reasonable judgment of the Majority Banks to the Company and proposed debt issuance, it being understood that the terms in respect of financial and other covenants, events of default and mandatory prepayments included in the Senior Subordinated Note Indenture are, in the judgment of the Majority Banks, comparable to those customary in such market;

                  (h) at the time of issuance of such Indebtedness, and after giving effect thereto, the Company shall be in compliance with Section
         9.10 hereof (the determination of such ratios (and such amount with respect to Tangible Net Worth) to be calculated under the assumption that such Indebtedness was issued, at the beginning of such period and that any other Indebtedness to be retired with the proceeds thereof was in fact retired on such date of issuance), and the Company shall have delivered to the Administrative Agent a certificate of its chief financial officer to such effect


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






         setting forth in reasonable detail the computations necessary to determine such compliance; and

                  (i) at the time of such issuance, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing hereunder and the Company shall have delivered to the Administrative Agent a certificate of its chief financial officer to such effect.

                  Neither the Company nor any of its Subsidiaries shall purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for, the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, any Subordinated Indebtedness, except that the Company may (i) make payments on the regularly-scheduled payment dates with respect to the principal of and interest on the Subordinated Indebtedness as in effect on the date hereof (or, as to any Subordinated Indebtedness issued after the date hereof, as originally in effect), and (ii) so long as no Default shall have occurred and be continuing (or will occur as a result of such payment), from the proceeds of Subordinated Indebtedness issued in accordance with the first paragraph of this Section 9.17, redeem Subordinated Indebtedness that is being refinanced as contemplated in clause (d) of the first paragraph of this Section 9.17. Neither the Company nor any of its Subsidiaries will consent to any modification, supplement or waiver of any of the provisions of any Subordinated Indebtedness without the prior consent of the Administrative Agent (with the approval of the Majority Banks).

                  9.18 Eligible Inventory Located in Off-Premises Warehouses. The Company will not, nor will it permit any of its Subsidiaries to, maintain Eligible Inventory at Off-Premises Warehouses in an amount in excess of $50,000,000 (as to the Company and all Subsidiaries) at any time unless either
(a) the  amount  of such  excess  is  subtracted  from the  amount  of  Eligible
Inventory in determining the Borrowing Base or (b) the Company or such Subsidiary has taken such steps as are necessary to ensure that the Banks have a valid prior perfected security interest in such Eligible Inventory (including, without limitation, the filing of an appropriate uniform commercial code financing statement in the respective jurisdiction in which such Eligible Inventory is located naming the Company or such Subsidiary as "secured party" and the delivery of satisfactory evidence that such an arrangement constitutes a consignment or first priority perfected security interest under applicable law and that such security interest has been validly assigned to the Administrative Agent under the Security Agreement).


                                Credit Agreement

                  Section 10. Events of Default. If one or more of the following events (herein called "Events of Default") shall occur and be continuing:

                  (a) The Company or any Subsidiary Guarantor shall default in the payment when due (whether at stated maturity or at mandatory or optional prepayment) of any principal of any Loan or any Reimbursement Obligation; or the Company or any Subsidiary Guarantor shall default in the payment when due of any interest on any Loan or any Reimbursement Obligation, or any fee or any other amount payable by it hereunder or under any other Basic Document and such default shall continue unremedied for two (or more) Business Days; or

                  (b) The Company or any of its Subsidiaries shall default in the payment when due of any principal of or interest on any of its other Indebtedness, or in the payment when due of any amount under any Interest Rate Protection Agreement, or in the payment when due of any amount under the Barton Stock Purchase Agreement, provided that such payment due and owing is in an amount greater than or equal to $100,000; or any event specified in any note, agreement, indenture or other document evidencing or relating to Indebtedness in an aggregate principal amount greater than or equal to $100,000 or any event specified in any Interest Rate Protection Agreement shall occur (and shall continue beyond any applicable period of grace) if the effect of such event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity or to have the interest rate thereon reset to a level so that securities evidencing such Indebtedness trade at a level specified in relation to the par value thereof or, in the case of an Interest Rate Protection Agreement, to permit the payments owing under such Interest Rate Protection Agreement to be liquidated; or

                  (c) Any representation, warranty or certification made or deemed made in any Basic Document (or in any modification or supplement thereto) by any Obligor, or any certificate furnished to any Bank or the Administrative Agent pursuant to the provisions thereof, shall prove to have been false or misleading as of the time made or furnished if the effect thereof could have a Material Adverse Effect; or any representation or warranty made or deemed made in the Glenmore Acquisition Documents by any of the Glenmore Entities, or any certificate furnished to the Company


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







         pursuant to the provisions of any thereof, shall prove to have been false or misleading as of the time made or furnished if the effect thereof could have a Material Adverse Effect; or

                  (d) The Company shall default in the performance of any of its obligations under any of Sections 9.01(f), 9.01(g), 9.05, 9.06, 9.07, 9.08, 9.09, 9.10, 9.17 or 9.18 hereof or any Obligor shall default in the performance of any of its obligations under Section 5.02 of the Security Agreement or any provisions of Section 1.03, 1.04 or 1.11 of the Mortgages; or any Obligor shall default in the performance of any of its other obligations in this Agreement or any other Basic Document and such default shall continue unremedied for a period of 45 (or more) days after notice thereof to the Company by the Administrative Agent or any Bank (through the Administrative Agent); or

                  (e) The Company or any of its Subsidiaries shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

                  (f) The Company or any of its Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or
         (vi) take any corporate action for the purpose of effecting any of the foregoing; or

                  (g) A proceeding or case shall be commenced, without the application or consent of the Company or any of its Subsidiaries, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of the Company or such Subsidiary or of all or any substantial part of its Property, or
         (iii) similar relief in respect of the Company or such Subsidiary under
         any  law  relating  to  bankruptcy,   insolvency,   reorganization,
         winding-up, or composition


                                Credit Agreement
         or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against the Company or such Subsidiary shall be entered in an involuntary case under the Bankruptcy Code; or

                  (h) A final judgment or judgments for the payment of money in excess of $500,000 in the aggregate (exclusive of judgment amounts fully covered by insurance where the insurer has admitted liability in respect of such judgment) or in excess of $5,000,000 in the aggregate (regardless of insurance coverage) shall be rendered by a one or more courts, administrative tribunals or other bodies having jurisdiction against the Company and/or any of its Subsidiaries and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 45 days from the date of entry thereof and the Company or the relevant Subsidiary shall not, within said period of 45 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

                  (i) An event or condition specified in Section 9.01(e) hereof shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, the Company or any ERISA Affiliate shall incur or in the opinion of the Majority Banks shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or the PBGC (or any combination of the foregoing) which would constitute, in the reasonable determination of the Majority Banks, a Material Adverse Effect; or

                  (j) A reasonable basis shall exist for the assertion against the Company or any of its Subsidiaries of (or there shall have been asserted against the Company or any of its Subsidiaries) claims or liabilities, whether accrued, absolute or contingent, based on or arising from the generation, storage, transport, handling or disposal of Hazardous Materials by the Company or any of its Subsidiaries or Affiliates, or any predecessor in interest of the Company or any of its Subsidiaries or Affiliates, or relating to any site or facility owned, operated or leased by the Company or any of its Subsidiaries or Affiliates, which claims or liabilities (insofar as they are payable by the Company or any of its Subsidiaries but after deducting


                                Credit Agreement
         any portion thereof which is reasonably expected to be paid by other creditworthy Persons jointly and severally liable therefor), in the judgment of the Majority Banks are reasonably likely to be determined adversely to the Company or any of its Subsidiaries, and the amount thereof is, singly or in the aggregate, reasonably likely to have a Material Adverse Effect; or

                  (k) Common stock of the Company (after giving effect to the exercise of all outstanding Equity Rights), having by its terms voting power to elect at least 50% (in number of votes) of the board of directors of the Company, shall cease to be owned in the aggregate by
         (i) Marvin Sands, his spouse, his children or his grandchildren, (ii) a trust for the benefit of Marvin Sands, his spouse, his children or his grandchildren, which trust is under the control of Marvin Sands, his spouse, his children or his grandchildren or (iii) a partnership which is controlled by (and the partnership interests in which are owned by) Marvin Sands, his spouse or his children or his grandchildren or their spouses or by a trust referred to in the foregoing clause (ii); or a "Change in Control" under and as defined in the Barton Stock Purchase Agreement shall occur and be continuing; or

                  (l) The face amount of the Barton Letter of Credit shall not be reduced on any date in the respective amount specified in Section 2.12(a) of the Barton Stock Purchase Agreement for such date;

THEREUPON:

                  (1) in the case of an Event of Default other than one referred to in clause (f) or (g) of this Section 10 with respect to any Obligor, the Administrative Agent may, by notice to the Company, terminate the Commitments and/or terminate the Barton Letter of Credit (as provided therein) and/or declare all or any portion of the principal amount then outstanding of, and the accrued interest on, the Loans, the Reimbursement Obligations and other amounts payable by the Obligors hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.05 hereof) to be forthwith due and payable (provided that (x) if so requested by the Majority Revolving Credit Banks or, with respect to Swingline Loans, by the Swingline Bank, the Administrative Agent shall take such action with respect to the Revolving Credit Commitments and/or the Revolving Credit Loans, Reimbursement Obligations in respect of Revolving Letters of Credit, Swingline Loans, Money Market Loans and


                                Credit Agreement
         such interest and other amounts to the extent owed to the Revolving Credit Banks, or the Swingline Bank, as the case may be, (y) if so requested by the Majority Term Banks, the Administrative Agent shall take such action with respect to the Term Loan Commitments and the Term Loans and such interest and other amounts to the extent owed to the Term Loan Banks and (z) if so requested by the Majority Barton Letter of Credit Banks, the Administrative Agent shall take such action with respect to the Barton Letter of Credit Commitments and the termination of the Barton Letter of Credit (as provided therein) and/or the Reimbursement Obligations in respect of the Barton Letter of Credit and such interest and other amounts to the extent owed to the Barton Letter of Credit Banks), whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by each Obligor; and

                  (2) in the case of the occurrence of an Event of Default referred to in clause (f) or (g) of this Section 10 with respect to any Obligor, the Commitments shall automatically be terminated and all of the principal amount then outstanding of, and the accrued interest on, the Loans, the Reimbursement Obligations and all other amounts payable by the Obligors hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.05 hereof) shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by each Obligor (and the Administrative Agent may terminate the Barton Letter of Credit as provided therein).

                  In addition, upon the occurrence and during the continuance of any Event of Default (if the Administrative Agent has declared the principal amount then outstanding of, and accrued interest on, the Revolving Credit Loans and/or the Barton Letter of Credit Loans and all other amounts payable by the Company hereunder and under the Notes to be due and payable), the Company agrees that it shall, if requested by the Administrative Agent or the Majority Revolving Credit Banks or the Majority Barton Letter of Credit Banks, as the case may be, through the Administrative Agent (and, in the case of any Event of Default referred to in clause (f) or (g) of this Section 10 with respect to the Company, forthwith, without any demand or the taking of any other action by the Administrative Agent or such Banks) provide cover for the Letter of Credit Liabilities by paying to the Administrative Agent immediately available funds in an amount equal to the then aggregate undrawn face amount of all effected Letters of Credit, which funds shall be held by the


                                Credit Agreement

Administrative Agent in the Collateral Account as collateral security in the first instance for the Letter of Credit Liabilities and be subject to withdrawal only as therein provided.


                  Section 11.  The Administrative Agent.

                  11.01 Appointment, Powers and Immunities. Each Bank hereby irrevocably appoints and authorizes the Administrative Agent to act as its agent hereunder and under the other Basic Documents with such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement and of the other Basic Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent (which term as used in this sentence and in Section 11.05 and the first sentence of Section 11.06 hereof shall include reference to its affiliates and its own and its affiliates' officers, directors, employees and agents):

                  (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Basic Documents, and shall not by reason of this Agreement or any other Basic Document be a trustee for any Bank;

                  (b) shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement or in any other Basic Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement, any Note or any other Basic Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Basic Document or any other document referred to or provided for herein or therein or for any failure by the Company or any other Person to perform any of its obligations hereunder or thereunder;

                  (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Basic Document (except for the exercise of remedies under the Security Documents, as expressly provided therein); and

                  (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Basic Document or under any other document or instrument referred to or provided for herein or therein or in connection


                                Credit Agreement
         herewith or therewith, except for its own gross negligence or willful misconduct.

The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Administrative Agent may deem and treat the payee (or Registered Holder, as the case may be) of any Note as the holder thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof shall have been filed with the Administrative Agent, together with the consent of the Company to such assignment or transfer (to the extent provided in Section 12.06(b) hereof).

                  11.02 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. As to any matters not expressly provided for by this Agreement or any other Basic Document, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Majority Banks or, if provided herein, in accordance with the instructions given by the Majority Revolving Credit Banks, the Majority Term Banks or all of the Banks as is required in such circumstance, and such instructions of such Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

                  11.03 Defaults. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default. The Administrative Agent shall (subject to Sections 11.01 and 11.07 hereof) take such action with respect to such Default as shall be directed by the Majority Banks or, if provided herein, the Majority Revolving Credit Banks or the Majority Term Banks, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Banks except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Majority Banks, the Majority Revolving Credit Banks, the Majority Term Banks or all of the Banks.


                                Credit Agreement

                  11.04 Rights as a Bank. With respect to its Commitments and the Loans made by it, Chase (and any successor acting as Administrative Agent) in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Administrative Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. Chase (and any successor acting as Administrative Agent) and its affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with the Obligors (and any of their Subsidiaries or Affiliates) as if it were not acting as the Administrative Agent, and Chase and its affiliates may accept fees and other consideration from the Obligors for services in connection with this Agreement or otherwise without having to account for the same to the Banks.

                  11.05 Indemnification. The Banks agree to indemnify the Administrative Agent (to the extent not reimbursed under Section 12.03 hereof, but without limiting the obligations of the Company under said Section 12.03, and including in any event any payments under any indemnity that the Administrative Agent is required to issue to any bank referred to in Section
4.02 of the Security Agreement to which remittances in respect of Accounts, as defined therein, are to be made) ratably in accordance with the aggregate principal amount of the Loans and Reimbursement Obligations held by the Banks (or, if no Loans or Reimbursement Obligations are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Administrative Agent (including by any Bank) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Basic Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses that the Company is obligated to pay under Section 12.03 hereof, and including also any payments under any indemnity that the Administrative Agent is required to issue to any bank referred to in Section
4.02 of the Security Agreement to which remittances in respect of Accounts, as defined therein, are to be made, but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Bank shall be liable for any of the foregoing to


                                Credit Agreement
the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

                  11.06 Non-Reliance on Administrative Agent and Other Banks. Each Bank agrees that it has, independently and without reliance on the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Basic Documents. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by any Obligor of this Agreement or any of the other Basic Documents or any other document referred to or provided for herein or therein or to inspect the Properties or books of the Company or any of its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Company or any of its Subsidiaries (or any of their affiliates) that may come into the possession of the Administrative Agent or any of its affiliates.

                  11.07 Failure to Act. Except for action expressly required of the Administrative Agent hereunder and under the other Basic Documents, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Banks of their indemnification obligations under Section 11.05 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

                  11.08 Resignation or Removal of Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Banks and the Company, and the Administrative Agent may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of


                                Credit Agreement
resignation or the Majority Banks' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, that shall be a bank which has an office in New York, New York with a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section 11 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

                  11.09 Consents under Basic Documents. Except as otherwise provided in Section 12.04 hereof with respect to this Agreement, the Administrative Agent may, with the prior consent of the Majority Banks (but not otherwise), consent to any modification, supplement or waiver under any of the Basic Documents, provided that, without the prior consent of each Bank, the Administrative Agent shall not (except as provided herein or in the Security Documents) release any collateral or otherwise terminate any Lien under any Basic Document providing for collateral security, or agree to additional obligations being secured by such collateral security (unless the Lien for such additional obligations shall be junior to the Lien in favor of the other obligations secured by such Basic Document), except that no such consent shall be required, and the Administrative Agent is hereby authorized and instructed, to release any Lien covering Property which is the subject of a disposition of Property permitted hereunder or to which the Majority Banks have consented.

                  11.10 Notices under the Senior Subordinated Debt Documents. Without the authorization of the Majority Banks, neither the Administrative Agent nor any Bank shall send to the Company or the Trustee under the Senior Subordinated Note Indenture any notice of a Default or Event of Default hereunder if such notice would result in a payment block in respect of the Senior Subordinated Notes.




                                Credit Agreement

                  Section 12.  Miscellaneous.

                  12.01 Waiver. No failure on the part of the Administrative Agent or any Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

                  12.02 Notices. All notices, requests and other communications provided for herein and under the Security Documents (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy), or, with respect to notices given pursuant to Section 2.03 hereof, by telephone, confirmed in writing by telecopier by the close of business on the day the notice is given, delivered (or telephoned, as the case may be) to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof (below the name of the Company, in the case of any Subsidiary Guarantor); or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when received by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

                  12.03  Expenses,  Etc. The Company  agrees to pay or reimburse
(a) the Administrative Agent for paying all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase), in connection with (i) the negotiation, preparation, execution and delivery of this Agreement and the other Basic Documents and the extension of credit hereunder and (ii) any modification, supplement or waiver of any of the terms of this Agreement or any of the other Basic Documents; (b) each of the Banks and the Administrative Agent for all reasonable costs and expenses of the Banks and the Administrative Agent (including, without limitation, reasonable counsels' fees and, to the extent permitted under applicable law, allocated costs for in-house counsel) in connection with (i) any Default and any enforcement or collection proceedings resulting therefrom or in connection with the negotiation of any restructuring or "work-out" (whether


                                Credit Agreement
or not consummated), or the obligations of the Company hereunder and (ii) the enforcement of this Section 12.03; (c) each of the Banks and the Administrative Agent for all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Basic Documents or any other document referred to herein or therein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement or any other Basic Document or any other document referred to herein or therein; (d) each of the Banks and the Administrative Agent for all costs, expenses and other charges in respect of title insurance procured with respect to the Liens created pursuant to the Mortgages; and (e) each of the Banks and the Administrative Agent for all costs, expenses and other charges in respect of any collateral audit requested by the Administrative Agent or the Majority Banks pursuant to Section 9.01(f) hereof.

                  The Company hereby agrees to indemnify the Administrative Agent and each Bank and their respective directors, officers, employees, attorneys and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them (including, without limitation, any and all losses, liabilities, claims, damages or expenses incurred by the Administrative Agent to any Bank, whether or not the Administrative Agent or any Bank is a party thereto) arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to the extensions of credit hereunder or any actual or proposed use by the Company or any of its Subsidiaries of the proceeds of any of the extensions of credit hereunder, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the negligence or willful misconduct). Without limiting the generality of the foregoing, the Company will (x) indemnify the Administrative Agent for any payments that the Administrative Agent is required to make under any indemnity issued to any bank referred to in Section 4.02 of the Security Agreement to which remittances in respect to Accounts, as defined therein, are to be made and (y) indemnify the Administrative Agent and each Bank from, and hold the Administrative Agent and each Bank harmless against, any losses, liabilities, claims, damages or expenses described in the preceding sentence (but excluding, as provided in the preceding sentence, any loss, liability, claim, damage or expense incurred by reason of the negligence or willful


                                Credit Agreement
misconduct of the Person to be indemnified) arising under any Environmental Law as a result of the past, present or future operations of the Company or any of its Subsidiaries (or any predecessor in interest to the Company or any of its Subsidiaries), or the past, present or future condition of any site or facility owned, operated or leased by the Company or any of its Subsidiaries (or any such predecessor in interest), or any Release or threatened Release of any Hazardous Materials from any such site or facility, including any such Release or threatened Release which shall occur during any period when the Administrative Agent or any Bank shall be in possession of any such site or facility following the exercise by the Administrative Agent or any Bank of any of its rights and remedies hereunder or under any of the Security Documents.

                  12.04 Amendments, Etc. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by the Company, the Administrative Agent and the Majority Banks, or by the Company and the Administrative Agent acting with the consent of the Majority Banks, and any provision of this Agreement may be waived by the Majority Banks or by the Administrative Agent acting with the consent of the Majority Banks; provided that: (a) no modification, supplement or waiver shall, unless by an instrument signed by all of the Banks or by the Administrative Agent acting with the consent of all of the Banks: (i) increase, or extend the term of any of the Commitments, or extend the time or waive any requirement for the reduction or termination of any of the Commitments, (ii) extend the date fixed for the payment of principal of or interest on any Loan, any Reimbursement Obligation or any fee hereunder, (iii) reduce the amount of any such payment of principal,
(iv) reduce the rate at which interest is payable thereon or any fee is payable hereunder, (v) alter the rights or obligations of the Company to prepay Loans,
(vi) alter the terms of this Section 12.04, (vii) modify the definition of the term "Majority Banks", "Majority Revolving Credit Banks" or "Majority Term Banks", or modify in any other manner the number or percentage of the Banks required to make any determinations or waive any rights hereunder or to modify any provision hereof, (viii) waive any of the conditions precedent set forth in Section7 hereof or (ix) alter the obligations of or release any Subsidiary Guarantor under Section 6 hereof provided that the Administrative Agent may, with the consent of the Majority Banks, release any Subsidiary Guarantor which is the subject of a disposition permitted by Section 9.05 hereof; (b) any modification or supplement of any provision hereof relating to the rights or obligations of Chase, in its capacity as the Swingline Bank, shall require the consent of


                                Credit Agreement

Chase; and (c) any modification or supplement of Section 11 hereof shall require the consent of the Administrative Agent.

                  12.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  12.06  Assignments and Participations.

                  (a) No Obligor may assign any of its rights or obligations hereunder or under the Notes without the prior consent of all of the Banks and the Administrative Agent.

                  (b) Each Bank may assign any of its Loans, its Notes, its Commitments, and, if such Bank is a Revolving Credit Bank, its Revolving Letter of Credit Interest or, if such Bank is a Barton Letter of Credit Bank, its Barton Letter of Credit Interest (but only with the consent (which consent shall not be unreasonably withheld) of the Company and the Administrative Agent, and in the case of a Revolving Credit Commitment, Revolving Letter of Credit Interest, Barton Letter of Credit Commitment or Barton Letter of Credit Interest, the appropriate Issuing Banks); provided that:

                         (i)  no such consent by the Company or the
         Administrative Agent shall be required in the case of any assignment to another Bank;

                        (ii)   except  to  the  extent  the   Company   and  the
         Administrative   Agent  shall  otherwise  consent,   any  such  partial
         assignment shall be in an amount at least equal to $5,000,000;

                       (iii) each such assignment by a Bank of its Revolving Credit Loans, Revolving Credit Note, Revolving Credit Commitment or Revolving Letter of Credit Interest shall be made in such manner so that the same portion of its Revolving Credit Loans, Revolving Credit Note, Revolving Credit Commitment and Revolving Letter of Credit Interest is assigned to the respective assignee;

                        (iv) each such assignment by a Bank of its Term Loans or Term Loan Commitment shall be made in such manner so that the same portion of its Term Loans and Term Loan Commitment is assigned to the respective assignee; and

                         (v) upon each such assignment, the assignor and assignee shall deliver to the Company, the Administrative


                                Credit Agreement

         Agent and the Issuing Bank a Notice of Assignment in the form of Exhibit J hereto.

Upon execution and delivery by the assignor and the assignee to the Company, the appropriate Issuing Banks and the Administrative Agent of such Notice of Assignment, and upon consent thereto by the Company, the appropriate Issuing Banks and the Administrative Agent, the assignee shall have, to the extent of such assignment (unless otherwise consented to by the Company, the Administrative Agent and the Issuing Bank), the obligations, rights and benefits of a Bank hereunder holding the Commitment(s), Loans, Revolving Letter of Credit Interest and Barton Letter of Credit Interest (or portions thereof) assigned to it and specified in such Notice of Assignment (in addition to the Commitment(s), Loans, Revolving Letter of Credit Interest and Barton Letter of Credit Interest, if any, theretofore held by such assignee) and the assigning Bank shall, to the extent of such assignment, be released from the Commitment(s) (or portion(s) thereof) so assigned. Upon each such assignment the assigning Bank shall pay the Administrative Agent an assignment fee of $3,000.

                  (c) A Bank may sell or agree to sell to one or more other Persons (each a "Participant") a participation in all or any part of any Loans, Revolving Letter of Credit Interest or Barton Letter of Credit Interest held by it, or in its Commitments, provided that such Participant shall not have any rights or obligations under this Agreement or any Note or any other Basic
Document (the Participant's rights against such Bank in respect of such participation to be those set forth in the agreements executed by such Bank in favor of the Participant). All amounts payable by the Company to any Bank under
Section 5 hereof in respect of Loans, Revolving Letter of Credit Interest or Barton Letter of Credit Interest held by it, and its Commitments, shall be determined as if such Bank had not sold or agreed to sell any participations in such Loans, Revolving Letter of Credit Interest or Barton Letter of Credit Interest and Commitments, and as if such Bank were funding each of such Loan, Revolving Letter of Credit Interest or Barton Letter of Credit Interest and Commitments in the same way that it is funding the portion of such Loan, Revolving Letter of Credit Interest or Barton Letter of Credit Interest and Commitments in which no participations have been sold. In no event shall a Bank that sells a participation agree with the Participant to take or refrain from taking any action hereunder or under any other Basic Document except that such Bank may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase or extend the term of such Bank's related
Commitment or extend the amount or date of any scheduled reduction of such Commitment pursuant to Section 2.06 hereof,


                                Credit Agreement

(ii) extend the date fixed for the payment of principal of or interest on the related Loan or Loans, Reimbursement Obligations or any portion of any fee hereunder payable to the Participant, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon, or any fee hereunder payable to the Participant, to a level below the rate at which the Participant is entitled to receive such interest or fee or (v) consent to any modification, supplement or waiver hereof or of any of the Security Documents to the extent that the same, under Section 12.04 hereof, requires the consent of each Bank.

                  (d) In addition to the assignments and participations permitted under the foregoing provisions of this Section 12.06, any Bank may (without notice to the Company, the Administrative Agent or any other Bank and without payment of any fee) (i) assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank and (ii) assign all or any portion of its rights under this Agreement and its Loans and its Notes to an affiliate. No such assignment shall release the assigning Bank from its obligations hereunder.

                  (e) A Bank may furnish any information concerning the Company or any of its Subsidiaries in the possession of such Bank from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 12.12(b) hereof.

                  (f) Anything in this Section 12.06 to the contrary notwithstanding, no Bank may assign or participate any interest in any Loan or Reimbursement Obligation held by it hereunder to the Company or any of its Affiliates without the prior written consent of each Bank.

                  (g)   Anything  in  this   Section   12.06  to  the   contrary
notwithstanding, the Swingline Bank may not assign, or sell a participation in, the Swingline Loans.

                  12.07 Survival. The obligations of the Company under Sections 5.01, 5.05, 5.06 and 12.03 hereof and the obligations of the Banks under Section
11.05 hereof shall survive the repayment of the Loans and Reimbursement Obligations and the termination of the Commitments.

                  12.08 Captions. The table of contents and captions and section headings appearing herein are included solely for


                                Credit Agreement
convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

                  12.09 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

                  12.10  Governing Law; Submission to Jurisdiction.  This
                         -----------------------------------------
Agreement and the Notes shall be governed by, and construed in accordance with, the law of the State of New York. Each Obligor hereby submits to the nonexclusive jurisdiction of the United
States District Court for the Southern District of New York and of the Supreme Court of the State of New York sitting in New York
County (including its Appellate Division), and of any other appellate court in the State of New York, for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Obligor irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

                  12.11 Waiver of Jury Trial. EACH OBLIGOR, THE ADMINISTRATIVE AGENT AND EACH BANK HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  12.12  Treatment of Certain Information.

                  (a) The Company acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Company or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Bank or by one or more subsidiaries or affiliates of such Bank and the Company hereby authorizes each Bank to share any information delivered to such Bank by the Company and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Bank to enter into this Agreement, to any such subsidiary or affiliate.

                  (b) Each Bank and the  Administrative  Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with their customary procedures


                                Credit Agreement
for handling confidential information of this nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Company pursuant to this Agreement which is identified by the Company as being confidential at the time the same is delivered to the Banks or the Administrative Agent; provided that nothing herein shall limit the disclosure of any such information (i) after such information shall become public, other than through a violation of this Section 12.12(b), (ii) to the extent required by statute, rule, regulation or judicial process, (iii) to counsel for any of the Banks or the Administrative Agent, (iv) to bank examiners (or any other regulatory authority having jurisdiction over any Bank or the Administrative Agent), auditors or accountants, (v) to the Administrative Agent or any other Bank (or to Chase Securities, Inc.), (vi) in connection with any litigation to which any one or more of the Banks or the Administrative Agent is a party, (vii) to a subsidiary or affiliate of such Bank as provided in clause (a) above or
(viii) to any assignee or participant (or prospective assignee or participant) if such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective Bank a Confidentiality Agreement substantially in the form of Exhibit G hereto; and provided further that in no event shall any Bank or the Administrative Agent be obligated or required to return any materials furnished by the Company.




                                Credit Agreement

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.


                                          CANANDAIGUA WINE COMPANY, INC.



                                          By     /s/ Robert Sands
                                          Title: Executive Vice President


                                          Address for Notices:

                                          116 Buffalo Street
                                          Canandaigua, New York  14424-1086

                                          Attention:  Robert Sands, Esq.

                                          Telecopier No.:  (716) 394-6017

                                          Telephone No.:   (716) 394-7900


                                Credit Agreement

                                   SUBSIDIARY GUARANTORS

BATAVIA WINE CELLARS, INC.
BISCEGLIA BROTHERS WINE CO.
CALIFORNIA PRODUCTS COMPANY
GUILD WINERIES & DISTILLERIES, INC. (formerly known as Canandaigua
  California Acquisition Corp.)
WIDMER'S WINE CELLARS, INC.
VINTNERS INTERNATIONAL COMPANY, INC. (formerly known as
  Canandaigua/Vintners Acquisition Corp.)
CANANDAIGUA WEST, INC.


By_____/s/Robert Sands____________
  Name:   Robert Sands
  Title:  Secretary

BARTON INCORPORATED
BARTON BRANDS, LTD.
BARTON BEERS, LTD.
BARTON BRANDS OF CALIFORNIA, INC.
BARTON BRANDS OF GEORGIA, INC.
BARTON DISTILLERS IMPORT CORP.
STEVENS POINT BEVERAGE COMPANY
MONARCH WINE COMPANY,
  LIMITED PARTNERSHIP
  By Barton Management, Inc.,
    Corporate General Partner
BARTON MANAGEMENT, INC.
V ACQUISITION CORP.


By_____/s/Robert Sands___________
  Name:   Robert Sands
  Title:  Vice President

TENNER BROTHERS, INC.

By:____/s/ Richard Sands_________
   Name:   Richard Sands
   Title:  President

BARTON FINANCIAL CORPORATION

By____/s/ David S. Sorce_________
  Name:   David S. Sorce
  Title:  Vice President




                                Credit Agreement

                                     BANKS


Barton Letter of Credit                     THE CHASE MANHATTAN BANK
Commitment                                    (NATIONAL ASSOCIATION),
$2,796,052.63                                 ROCHESTER DIVISION

Revolving Credit Commitment
$20,690,789.46                              By     /s/ Diana Lauria
                                            Title:     Vice President
Term Loan Commitment
$27,513,157.91
                                            Lending Office for all Loans:

                                            The Chase Manhattan Bank
                                              (National Association),
                                              Rochester Division
                                            1 Chase Manhattan Plaza
                                            New York, New York  10081


                                            Address for Notices:

                                            Chase Manhattan Bank, N.A.,
                                            Rochester Division
                                            1 Chase Square
                                            Corporate Industries Dept.
                                            Rochester, New York 14643

                                            Attention:  Diana Lauria
                                                        Vice President

                                            Telecopier No.:  (716) 258-4258

                                            Telephone No.:   (716) 258-5458


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






Barton Letter of Credit                     THE FIRST NATIONAL BANK OF CHICAGO
Commitment
$2,247,807.02

Revolving Credit Commitment
$16,633,771.93                              By    /s/ J. Garland Smith
                                            Title:    Managing Director
Term Loan Commitment
$22,118,421.05
                                            Lending Office for all Loans:

                                            The First National Bank of Chicago
                                            One First National Plaza, Suite 0173
                                            Chicago, Illinois  60670


                                            Address for Notices:

                                            The First National Bank of Chicago
                                            One First National Plaza, Suite 0173
                                            Chicago, Illinois  60670

                                            Attention:  Mary L. Hart
                                                        Vice President

                                            Telecopier No.:  (312) 732-2715
                                            Telephone No.:   (312) 732-6137




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







Barton Letter of Credit WELLS FARGO BANK, N.A.
Commitment
$2,247,807.02

Revolving Credit Commitment
$16,663,771.93                              By   /s/ Lee Jensen
                                            Title:   Vice President
Term Loan Commitment
$22,118,421.05
                                            Lending Office for all Loans:

                                            Wells Fargo Bank, N.A.
                                            420 Montgomery Street, 9th Floor
                                            San Francisco, California  94104


                                            Address for Notices:

                                            Wells Fargo Bank, N.A.
                                            420 Montgomery Street, 9th Floor
                                            San Francisco, California  94104

                                            Attention:  Richard DaCosta

                                            Telecopier No.:  (415) 396-6462

                                            Telephone No.:   (415) 989-6462




                                Credit Agreement

Barton Letter of Credit                     MANUFACTURERS AND TRADERS TRUST
Commitment                                    COMPANY
$1,699,561.40

Revolving Credit Commitment
$12,576,754.39                              By   /s/ Philip M. Smith
                                            Title:   Regional Senior
Term Loan Commitment                                 Vice President
$16,723,684.21
                                            Lending Office for all Loans:

                                            Manufacturers and Traders Trust
                                              Company
                                            44 Exchange Street
                                            Rochester, New York  14614


                                            Address for Notices:

                                            Manufacturers and Traders Trust
                                              Company
                                            44 Exchange Street
                                            Rochester, New York  14614

                                            Attention:  Philip M. Smith
                                                        Regional Senior
                                                        Vice-President

                                            Telecopier No.:  (716) 325-5105

                                            Telephone No.:   (716) 258-8261



                                Credit Agreement

Barton Letter of Credit                     FLEET BANK
Commitment
$1,480,263.16

Revolving Credit Commitment                  By   /s/ Martin K. Birmingham
$10,953,947.37                               Title:   Assistant Vice President

Term Loan Commitment
$14,565,789.47
                                             Lending Office for all Loans:

                                             Fleet Bank
                                             Corporate Banking -- NY/RO/3016
                                             One East Avenue
                                             Rochester, New York  14638

                                             Address for Notices:

                                             Fleet Bank
                                             Corporate Banking -- NY/RO/3016
                                             One East Avenue
                                             Rochester, New York  14638

                                             Attention:  Martin K. Birmingham

                                             Telecopier No.:  (716) 546-9278

                                             Telephone No.:   (716) 546-9126





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







Barton Letter of Credit                     PNC BANK, NATIONAL ASSOCIATION
Commitment
1,480,263.16

Revolving Credit Commitment
$10,953,947.37                              By  /s/ Kenneth J. Laudano
                                            Title:  Commercial Banking Officer
Term Loan Commitment
$14,565,789.47
                                            Lending Office for all Loans:

                                            PNC Bank, National Association
                                            One PNC Plaza
                                            5th Avenue and Wood Street
                                            Pittsburgh, PA  15265


                                            Address for Notices:

                                            PNC Bank, National Association
                                            335 Madison Avenue
                                            10th Floor
                                            New York, New York 10017


                                            Attention:  Thomas R. Colwell

                                            Telecopier No.:  (212) 557-5461
                                                             or 5359

                                            Telephone No.:   (212) 557-5345



                                Credit Agreement

Barton Letter of Credit                     NATIONAL CITY BANK
Commitment
$1,425,438.60

Revolving Credit Commitment
$10,548,245.61                              By  /s/ Lisa Beth Lisi
                                            Title:  Account Officer
Term Loan Commitment
$14,026,315.79
                                            Lending Office for all Loans:

                                            National City Bank
                                            1900 East Ninth Street
                                            Cleveland, Ohio  44114


                                            Address for Notices:

                                            National City Bank
                                            1900 East Ninth Street, Locator 2102
                                            Cleveland, Ohio  44114

                                            Attention:  Lisa B. Lisi

                                            Telecopier No.:  (216) 575-9396

                                            Telephone No.:   (216) 575-9166



                                Credit Agreement

Barton Letter of Credit                     NATWEST BANK N.A.
Commitment
$1,315,789.47

Revolving Credit Commitment         	    By   /s/ Michael M. Dwyer
$9,736,842.11                               Title:   Vice President

Term Loan Commitment
$12,947,368.42
                                            Lending Office for all Loans:

                                            NatWest Bank N.A.
                                            244 Westchester Avenue
                                            White Plains, New York  10604

                                            Address for Notices:

                                            NatWest Bank N.A.
                                            244 Westchester Avenue
                                            White Plains, New York  10604

                                            Attention:  Michael M. Dwyer

                                            Telecopier No.:  (914) 681-5045

                                            Telephone No.:   (914) 681-5022

                                            with a copy to:

                                            Ms. Cheri Sgrulletta

                                            Telcopier No.:   (914) 681-5027

                                            Telephone No.:   (914) 681-5016




                                Credit Agreement

Barton Letter of Credit                     NBD BANK
Commitment
$1,206,140.35

Revolving Credit Commitment
$8,925,438.60                               By  /s/ Karl I. Bell
                                     	    Title:  Vice President
Term Loan Commitment
$11,868,421.05
                                            Lending Office for all Loans:

                                    	    NBD Bank
                                            National Banking Division - East
                                            611 Woodward Avenue
                                            Detroit, Michigan  48226


                                            Address for Notices:

                                    	    NBD Bank
                                            National Banking Division - East
                                            611 Woodward Avenue
                                            Detroit, Michigan  48226

                                            Attention:  Karl I. Bell
                                                        Vice President

                                            Telecopier No.:  (313) 225-1586

                                            Telephone No.:   (313) 225-3368



                                Credit Agreement

Barton Letter of Credit                     THE BANK OF NOVA SCOTIA
Commitment
$1,096,491.23

Revolving Credit Commitment         	    By  /s/ J. Alan Edwards
$8,114,035.09                               Title:  Authorized Signatory

Term Loan Commitment
$10,789,473.68
                                            Lending Office for all Loans:

                                            The Bank of Nova Scotia
                                            One Liberty Plaza
                                            New York, New York  10006

                                            Address for Notices:

                                            The Bank of Nova Scotia
                                            One Liberty Plaza
                                            New York, New York  10006

                                            Attention:  Tilsa Cora

                                            Telecopier No.:  (212) 225-5145

                                            Telephone No.:   (212) 225-5044

                                            with a copy to:

                                            Dan Foote

                                            Telecopier No.:  (212) 225-5145

                                            Telephone No.:   (212) 225-5012



                                Credit Agreement

Barton Letter of Credit                     CREDIT SUISSE
Commitment
$1,096,491.23

Revolving Credit Commitment         	    By  /s/ Christopher J. Eldin
$8,114,035.09                               Title:Member of Senior Management

Term Loan Commitment
$10,789,473.68                              By  /s/ Thomas G. Muoio
                                            Title:  Associate

                                            Lending Office for all Loans:

                                 	    Credit Suisse
                                            12 East 49th Street
                                            New York, New York  10017

                                            Address for Notices:

                                 	    Credit Suisse
                                            12 East 49th Street
                                            New York, New York  10017

                                            Attention:  Adrian Germann

                                            Telecopier No.:  (212) 238-5362

                                            Telephone No.:   (212) 238-5343




                                Credit Agreement

Barton Letter of Credit                     THE DAIWA BANK, LIMITED
Commitment
$1,096,491.23                               By  /s/ James Drum
                                     	    Title:  Vice President
Revolving Credit Commitment
$8,114,035.09                               By  /s/ W.N. Paty
                                     	    Title:  Vice President & Manager
Term Loan Commitment                                N.Y. Office
$10,789,473.68
                                            Lending Office for all Loans:

                                         The Daiwa Bank, Ltd. (Chicago Branch)
                                         233 South Wacker Drive, Suite 4500
                                         Chicago, Illinois  60606


                                            Address for Notices (copy to Chicago
                                               Branch):

                                            The Daiwa Bank, Ltd.
                                            450 Lexington Avenue, Suite 1700
                                            New York, New York  10017

                                            Attention:  James Drum
                                                        Vice President

                                            Telecopier No.:  (212) 818-0865

                                            Telephone No.:   (212) 808-2340




                                Credit Agreement

Barton Letter of Credit                     KEY BANK OF NEW YORK
Commitment
$986,842.10

Revolving Credit Commitment         	    By  /s/ Kenneth K. Conte
$7,302,631.58                               Title:  Vice President

Term Loan Commitment
$9,710,526.32
                                            Lending Office for all Loans:

                                            Key Bank of New York
                                            39 State Street, Second Floor
                                            Rochester, New York  14614

                                            Address for Notices:

                                            Key Bank of New York
                                            39 State Street, Second Floor
                                            Rochester, New York  14614

                                            Attention:  Kenneth K. Conte
                                                        Vice President

                                            Telecopier No.:  (716) 232-6651

                                            Telephone No.:   (716) 263-4715




                                Credit Agreement

Barton Letter of Credit                     CHEMICAL BANK
Commitment
$822,368.42

Revolving Credit Commitment         	    By  /s/ Jack Spillane
$6,085,526.32                               Title:  Vice President

Term Loan Commitment
$8,092,105.26
                                            Lending Office for all Loans:

                                 	    Chemical Bank
                                            300 Linden Oaks
                                            Rochester, New York  14625


                                            Address for Notices:

                                 	    Chemical Bank
                                            300 Linden Oaks
                                            Rochester, New York  14625

                                            Attention:  Jack Spillane


                                            Telecopier No.:  (716) 586-6305

                                            Telephone No.:   (716) 387-3618




                                Credit Agreement

Barton Letter of Credit                     COOPERATIVE CENTRAL RAIFFEISEN-
Commitment                                    BOERENLEENBANK B.A. "RABOBANK
$822,368.42                                   NEDERLAND", NEW YORK BRANCH

Revolving Credit Commitment
$6,085,526.32                               By /s/ John W. Ball
                                     	    Title: Vice President
Term Loan Commitment
$8,092,105.26
                                            By /s/ Robert Bucklin
                                            Title: Senior Vice President

                                            Lending Office for all Loans:

                                            Cooperative Central Raiffeisen-
                                              Boerenleenbank B.A. "Rabobank
                                              Nederland", New York Branch
                                            245 Park Avenue
                                            New York, New York  10167

                                            Address for Notices:

                                            Cooperative Central Raiffeisen-
                                              Boerenleenbank B.A. "Rabobank
                                              Nederland", New York Branch
                                            245 Park Avenue
                                            New York, New York  10167

                                            Attention:  John Ball
                                                        Vice President

                                            Telecopier No.:  (212) 916-7837

                                            Telephone No.:   (212) 916-7980




                                Credit Agreement

Barton Letter of Credit                     LTCB TRUST COMPANY
Commitment
$767,543.86
                                            By /s/ Rene O. LeBlanc
Revolving Credit Commitment                 Title: Senior Vice President
$5,679,824.56

Term Loan Commitment
$7,552,631.58
                                            Lending Office for all Loans:

                                            LTCB Trust Company
                                  	    165 Broadway
                            		    New York, New York 10006

                                            Address for Notices:

                                            LTCB Trust Company
                                  	    165 Broadway
                            		    New York, New York 10006

                                            Attention:  Yoshihide Nakagawa

                                            Telecopier No.:  (212) 608-2371

                                            Telephone No.:   (212) 335-4464




                                Credit Agreement

Barton Letter of Credit                     CORESTATES BANK, N.A.
Commitment
$657,894.74

Revolving Credit Commitment         	    By  /s/ Brian M. Haley
$4,868,421.05                               Title:  Vice President

Term Loan Commitment
$6,473,684.21
                                            Lending Office for all Loans:

                                      CoreStates Bank, N.A.
                                      1345 Chestnut Street
                                 	    P.O. Box 7618
                                 	    F.C. 1-8-3-14
                                      Philadelphia, Pennsylvania  19101-7618

                                            Address for Notices:

                                      CoreStates Bank, N.A.
                                      1345 Chestnut Street
                                 	    P.O. Box 7618
                                      F.C. 1-8-3-14
                                      Philadelphia, Pennsylvania  19101-7618

                                      Attention:  Sharon Burgess

                                            Telecopier No.:  (215) 973-2045

                                            Telephone No.:   (215) 973-4448





                                Credit Agreement

Barton Letter of Credit                DG BANK DEUTSCHE GENOSSENSCHAFTSBANK,
Commitment                                    CAYMAN ISLAND BRANCH
$657,894.74

Revolving Credit Commitment         	    By /s/ Linda J. O'Connell
$4,868,421.05                               Title: Vice President

Term Loan Commitment                        By /s/ Pamela D. Ingram
$6,473,684.21                               Title: Assistant Vice President

                                            Lending Office for all Loans:

                                    	    DG Bank
                                            609 Fifth Avenue
                                            New York, New York  10017

                                            Address for Notices:

                                    	    DG Bank
                                            609 Fifth Avenue
                                            New York, New York  10017

                                            Attention:  Norah E. McCann

                                            Telecopier No.:  (212) 745-1556

                                            Telephone No.:   (212) 745-1584




                                Credit Agreement

Barton Letter of Credit                THE FUJI BANK LIMITED, NEW YORK BRANCH
Commitment
$548,245.61

Revolving Credit Commitment         	    By /s/ Katsunori Nozawa
$4,057,017.54                               Title: Vice President & Manager

Term Loan Commitment
$5,394,736.85
                                            Lending Office for all Loans:

                                            The Fuji Bank Limited
                                            New York Branch
                                            Two World Trade Center
                                            New York, New York  10048

                                            Address for Notices:

                                            The Fuji Bank Limited
                                            New York Branch
                                            Two World Trade Center
                                            New York, New York  10048

                                            Attention:  Kevin Dooley

                                            Telecopier No.:  (212) 912-0516

                                            Telephone No.:   (212) 898-2061





                                Credit Agreement

Barton Letter of Credit                     THE SUMITOMO BANK, LIMITED
Commitment                                    NEW YORK BRANCH
$548,245.61

Revolving Credit Commitment         	    By /s/ Shuntaro Higashi
$4,057,017.54                               Title: Joint General Manager

Term Loan Commitment
$5,394,736.85
                                            Lending Office for all Loans:

                                            The Sumitomo Bank, Limited,
                                            New York Branch
                                            One World Trade Center
                                   	    Suite 9651
                            		    New York, New York 10008

                                            Address for Notices:

                                            The Sumitomo Bank, Limited,
                                            New York Branch
                                            One World Trade Center
                                   	    Suite 9651
                            		    New York, New York 10008

                                            Attention:  Diana Hurtzig

                                            Telecopier No.:  (212) 323-0366

                                            Telephone No.:   (212) 323-0486






                                Credit Agreement

                                            THE CHASE MANHATTAN BANK
                                              (NATIONAL ASSOCIATION),
                                              as Administrative Agent



                                            By /s/ Diana Lauria
                                     	    Title: Vice President


                                            Address for Notices to
                                              Chase as Administrative Agent:

                                            The Chase Manhattan Bank
                                                (National Association)
                                            4 MetroTech Center
                                   	    13th Floor
                            		    Brooklyn, New York 11245

                                            Attention:  New York Agency

                                            Telecopier No.:  (718) 242-6910

                                            Telephone No.:   (718) 242-7979




                                Credit Agreement

            Third Amended and Restated Credit Agreement between the Registrant, its principal operating subsidiaries, and certain banks for which
  The Chase Manhattan Bank (National Association) acts as Administrative Agent

                  List of Omitted Schedules and Exhibits


SCHEDULE I           - Material Agreements and Liens
SCHEDULE II          - Hazardous Materials
SCHEDULE III         - Subsidiaries and Investments
SCHEDULE IV          - Litigation
SCHEDULE V           - Real Property
SCHEDULE VI          - Life Insurance Agreements
SCHEDULE VII         - Stock Options

EXHIBIT A-1          - Form of Revolving Credit Note
EXHIBIT A-2          - Form of Term Loan Note
EXHIBIT A-3          - Form of Money Market Note
EXHIBIT A-4          - Form of Swingline Note
EXHIBIT B            - Form of Borrowing Base Certificate
EXHIBIT C-1          - Copy, as Executed, of Security Agreement
EXHIBIT C-2          - Form of Security Agreement Amendment
EXHIBIT D            - Copy, as Executed, of Barton Letter of Credit
EXHIBIT E-1          - Form of Opinion of Special Counsel to Obligors
EXHIBIT E-2          - Form of Opinion of California Counsel to Obligors
EXHIBIT E-3          - Form of Opinion of Kentucky Counsel to Obligors
EXHIBIT F            - Form of Opinion of Special New York Counsel to Chase
EXHIBIT G            - Form of Confidentiality Agreement
EXHIBIT H            - Form of Money Market Quote Request
EXHIBIT I            - Form of Money Market Quote
EXHIBIT J            - Form of Notice of Assignment